SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Citigroup Inc.
399 Park Avenue
New York, NY 10043

March 18, 2015

Dear Stockholder:

We cordially invite you to attend Citi’s Annual Stockholders’ Meeting. The Annual Meeting will be held on Tuesday, April 28, 2015, at 9:00 AM at The Great Hall of The Cooper Union in New York, New York. Directions to the 2015 Annual Meeting location are provided on page 96 of this Proxy Statement.

At the Annual Meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Thank you for your support of Citi.

Sincerely,

Michael E. O’Neill
Chairman of the Board

LETTER FROM THE BOARD OF DIRECTORS TO
OUR STOCKHOLDERS

Last year was a challenging year – for the global economy and for our firm. While we faced disappointments, such as the fraud at Banamex, our failure to win Federal Reserve approval for the 2014 capital plan, and various legal issues, management focused its attention on driving significant change within the firm – bolstering our capital planning processes and controls, realizing efficiencies in our businesses and fostering an environment steeped in our core principle of responsible finance. As a result of their grit and determination, we made substantial progress. The pains we took this year, while not reflected in the 2014 numbers, should put Citi on a path for future success.

In fact, the early returns on that future success look promising. On March 11, the Federal Reserve raised no objection to our 2015 capital plan – a result we can attribute to the hard work the team undertook this past year. Importantly, the capital plan calls for returning meaningful capital to you. We were pleased that the work on the planning process paid off and are confident that management has laid the groundwork for ongoing rigor around capital planning. However, we know that more work remains to be done, and we will continue to commit the time and resources to building industrial-strength processes embedded in our business decision-making.

Additionally, the team continues to make progress on its strategy to make Citi simpler and more focused, harnessing our unique advantages in the marketplace. While we understand and acknowledge that further proof of our success must be reflected in our operating performance, the Board is proud of the management team for its tenacity and focus in such challenging circumstances in 2014.

A Culture of Ethical Decision-Making

Ethical lapses have indelibly harmed the financial services industry, and that impact only broadened in 2014. At Citi, the management team with the Board’s oversight went to great lengths to set cultural and conduct expectations. Starting last year, the team launched a company-wide program to more firmly foster a culture of ethical decision-making at Citi. This past year, the Board itself established a process to support management’s goals. We formed an Ethics and Culture Committee in April 2014, a standing committee which Franz Humer chairs. The mandate of the Committee is to monitor the implementation of management’s ethics program, and to examine potential factors that might better influence appropriate conduct. Since its formation, the committee has asked tough questions of the firm and of ourselves. Similar to the hard work and investments we made in 2014 that are described above – work that pays dividends over time – this work to build a stronger culture rooted in a set of principles is critical to our long-term goals and fundamental to who we are as a company.

Executive Compensation

As we strengthen our culture, we must practice our values across the firm. Those values depend on accountability for results against detailed performance metrics, with compensation decisions based on outcomes. You will see in the following pages that our senior-most executives, starting with our CEO, received mostly downward adjustments to their overall compensation reflecting disappointing operating performance and the results of our 2014 stress test and previously discussed control lapses. We anticipate that the hard work that went into the many programs and initiatives the firm undertook in 2014 will be realized in our 2015 performance. Under those circumstances, we would expect to reward management with incentive compensation which is directly aligned with our targets and shareholder returns.

i Citi 2015 Proxy Statement

Shareholder Engagement

Thank you for your ongoing support of our company. Having had the opportunity to engage directly with many of you in recent years, we understand your expectations for the performance of this firm. We believe in what we are doing and believe in the importance of our mission. Hearing from you directly helps us to focus our efforts and reinforces the urgency we feel to get to the right place. Dialogue with shareholders is a fundamental feature of a healthy, well governed organization, and we will continue to make it a priority. For example, this year we engaged in a productive conversation with a shareholder regarding a proxy access proposal, reaching an agreement on a framework that we believe makes sense for Citi. You will see the result of that conversation in the shareholder proposal section of this document. As always, you should be encouraged to write with thoughts, concerns or suggestions to Citigroup Inc. Board of Directors, c/o Rohan Weerasinghe, General Counsel and Corporate Secretary, 399 Park Avenue, New York New York, 10043.

Michael L. Corbat	Anthony M. Santomero

Duncan P. Hennes	Joan E. Spero

Franz B. Humer	Diana L. Taylor

Michael E. O’Neill	William S. Thompson, Jr.

Gary M. Reiner	James S. Turley

Judith Rodin	Ernesto Zedillo Ponce de Leon

Robert L. Ryan

A WORD OF APPRECIATION

We would like to offer a final word of thanks to Robert L. Ryan, who is retiring from our Board, having reached the mandatory retirement age. Bob joined the Board in 2007, and he has been a tireless and astute Board and Committee member, especially in helping us work through many of the firm’s most challenging legacy issues coming out of the crisis. We thank Bob for his many contributions to Citi. We will miss his collegiality, commitment and perspective.

www.citigroup.com ii

Citigroup Inc.
399 Park Avenue
New York, NY 10043

Notice of Annual Meeting of Stockholders

Dear Stockholder:

Citi’s Annual Stockholders’ Meeting will be held on Tuesday, April 28, 2015, at 9:00 AM in The Great Hall of The Cooper Union, in New York, New York. Directions to the 2015 Annual Meeting are provided on page 96 of this Proxy Statement. You will need an admission ticket or proof of ownership of Citi stock to enter the meeting.

At the meeting, stockholders will be asked to:

●	elect Directors,
●	consider an advisory vote on Citi’s 2014 executive compensation,
●	ratify the selection of Citi’s independent registered public accounting firm for 2015,
●	approve an amendment to the Citigroup 2014 stock incentive plan,
●	act on certain stockholder proposals, and
●	consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

The close of business on February 27, 2015 is the record date for determining stockholders entitled to vote at the Annual Meeting. A list of these stockholders will be available at Citi’s headquarters, 399 Park Avenue, New York City, for at least 10 days before the Annual Meeting or any adjournment or postponement thereof.

This year, we have utilized the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. The e-proxy process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, on or about March 18, 2015, we sent to those current stockholders who were stockholders at the close of business on February 27, 2015 a notice of the 2015 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

Please vote by telephone, mobile phone, or Internet (instructions are on your proxy card, voter instruction form, or Notice, as applicable), so that your shares will be represented whether or not you attend the Annual Meeting. If you receive your materials by mail, please sign, date, and promptly return the enclosed proxy card in the enclosed envelope.

By order of the Board of Directors

Rohan Weerasinghe
Corporate Secretary

March 18, 2015

iii Citi 2015 Proxy Statement

www.citigroup.com iv

PROXY STATEMENT HIGHLIGHTS

MEETING AND VOTING INFORMATION

Time and Date	9:00 AM, April 28, 2015

Place	The Great Hall of The Cooper Union
7 East 7th Street
New York, New York

Record date	February 27, 2015

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

Admission	An admission ticket is required to enter Citi’s Annual Meeting.

BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS

Director Nominees

Name	Age	Director Since		Principal Occupation	Committee Memberships	Other Current Public Company Directorships
Michael L. Corbat	54	2012		Chief Executive Officer, Citigroup Inc.	None	None
Duncan P. Hennes	58	2013		Co-Founder and Partner, Atrevida Partners, LLC	●Executive ●Risk Management	●Syncora Holdings, Ltd.
Peter B. Henry	45	July 2015	(1)	Dean, New York University, Leonard N. Stern School of Business	None	●Kraft Foods Group, Inc.
Franz B. Humer	68	2012		Chairman, Roche Holding Ltd. (retired)	●Ethics and Culture (Chair) ●Executive ●Risk Management	●Diageo plc (Chairman)
Michael E. O’Neill	68	2009		Chairman, Citigroup Inc.	●Audit ●Ethics and Culture ●Executive (Chair) ●Nomination, Governance and Public Affairs ●Personnel and Compensation	None
Gary M. Reiner	60	2013		Operating Partner, General Atlantic LLC	●Operations and Technology (Chair)	●Hewlett-Packard Company

(1)	Mr. Henry’s term commences effective July 1, 2015.

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PROXY STATEMENT HIGHLIGHTS

Name	Age	Director Since	Principal Occupation	Committee Memberships	Other Current Public Company Directorships
Judith Rodin	70	2004	President, Rockefeller Foundation	●Ethics and Culture ●Nomination, Governance and Public Affairs ●Personnel and Compensation	●Comcast Corporation
Anthony M. Santomero	68	2009	Former President, Federal Reserve Bank of Philadelphia	●Audit ●Executive ●Risk Management (Chair)	●RenaissanceRe Holdings, Ltd. ●Penn Mutual Life Insurance Company
Joan E. Spero	70	2012	Senior Research Scholar, Columbia University School of International and Public Affairs	●Audit	●IBM ●International Paper
Diana L. Taylor	60	2009	Vice Chair, Solera Capital LLC	●Executive ●Nomination, Governance and Public Affairs (Chair) ●Personnel and Compensation	●Brookfield Asset Management ●Sotheby’s
William S. Thompson, Jr.	69	2009	CEO, Pacific Investment Management Company (retired)	●Executive ●Personnel and Compensation (Chair) ●Risk Management	●Pacific Life Corporation (Lead Director)
James S. Turley	59	2013	Chairman and CEO, Ernst & Young (retired)	●Audit (Chair) ●Executive ●Risk Management	●Emerson Electric Co. ●Intrexon Corporation ●Northrop Grumman Corporation
Ernesto Zedillo Ponce de Leon	63	2010	Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University	●Ethics and Culture ●Nomination, Governance and Public Affairs ●Risk Management	●Alcoa Inc. ●Procter & Gamble Company ●Grupo Prisa

2 Citi 2015 Proxy Statement

PROXY STATEMENT HIGHLIGHTS

Summary of Director Nominees

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience, and backgrounds necessary to oversee Citi’s efforts toward continued growth and profitability, while mitigating risk and operating within a complex financial and regulatory environment.

Independence	Tenure

Corporate Governance Highlights

Citi is active in ensuring its governance practices are at the leading edge of best practices. Highlights include:

Alignment with Stockholders	✓	Board support of the Proxy Access Shareholder Proposal on page 85 of the proxy statement
	✓	Citi has an independent Chair
	✓	If no independent Chairman of the Board, Board election of lead independent Director
	✓	Majority vote standard for uncontested Director elections
	✓	Right to call a special meeting by holders of at least 25% of the outstanding common stock
	✓	Eliminated super majority vote provisions
Compensation Governance	✓	Emphasize pay-for-performance alignment
	✓	Base a majority of total compensation on performance
	✓	Expanded clawback policies
	✓	The Board and executive officers are subject to a stock ownership commitment
	✓	Requirement that executive officers hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers
Adhere to Corporate Governance Best Practices	✓	Formed an Ethics and Culture Committee of the Board in 2014
	✓	Retention of an independent compensation consultant by the Personnel and Compensation Committee
	✓	Meaningful Political Activities Statement and disclosure of Citi’s political contributions
	✓	Members of Citi’s Board of Directors and Citi’s executive officers not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan

www.citigroup.com 3

MISSION STATEMENT

Citi works tirelessly to serve individuals, communities, institutions and nations. With 200 years of experience meeting the world’s toughest challenges and seizing its greatest opportunities, we strive to create the best outcomes for our clients and customers with financial solutions that are simple, creative and responsible. An institution connecting over 1,000 cities, 160 countries and millions of people, we are your global bank; we are Citi.

CITI’S KEY PRINCIPLES

These are the values that guide us as we perform our mission.

Common Purpose One team, with one goal: serving our clients and stakeholders.	Responsible Finance Conduct that is transparent, prudent and dependable.

Ingenuity Enhancing our clients’ lives through innovation that harnesses the breadth and depth of our information, global network and world-class products.	Leadership Talented people with the best training who thrive in a diverse meritocracy that demands excellence, initiative and courage.

4 Citi 2015 Proxy Statement

ABOUT THE ANNUAL MEETING

Annual Meeting of Stockholders

●	Time and Date	9:00 AM, April 28, 2015
●	Place	The Great Hall of The Cooper Union
7 East 7th Street
New York, New York
●	Record Date	February 27, 2015
●	Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.
●	Admission	An admission ticket is required to enter Citi’s Annual Meeting.

Meeting Agenda and Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	27-43
Ratification of KPMG LLP (KPMG) as	FOR	45-46
auditor for 2015
Advisory vote to approve Citi’s 2014	FOR	47-48
executive compensation
Approve an amendment to the Citigroup 2014	FOR	81-84
Stock Incentive Plan
Stockholder Proposal 5	FOR	85-86
Stockholder Proposals 6-9	AGAINST	86-94
Transact other business that properly comes
before the meeting

Who is soliciting my vote?

The Board of Directors of Citigroup Inc. (the Board) is soliciting your vote at the 2015 Annual Meeting of Citi’s stockholders.

Where and when will the Annual Meeting take place?

The Annual Meeting is scheduled to begin at 9:00 AM on April 28, 2015 in The Great Hall of The Cooper Union in New York, New York. The Great Hall is located in The Foundation Building, 7 East 7th Street, between Third and Fourth Avenues.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to use e-proxy as part of the distribution for our proxy materials. The e-proxy process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the Proxy Materials (Notice) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis.

www.citigroup.com 5

ABOUT THE ANNUAL MEETING

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice about the Internet availability of the proxy materials. In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How can I access Citi’s proxy materials and Annual Report electronically?

This Proxy Statement and the 2014 Annual Report are available on Citi’s website at www.citigroup.com. Click on “About Us,” and then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future Proxy Statements and Annual Reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future Proxy Statements and Annual Reports.

If you choose not to receive paper copies of future Proxy Statements and Annual Reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s Proxy Statement and Annual Report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel or change your enrollment profile, please go to www.InvestorDelivery.com.

What will I be voting on?

●	Election of Directors (see page 27-43).
●	Ratification of KPMG as Citi’s independent registered public accounting firm for 2015 (see page 45-46).
●	An advisory vote to approve Citi’s 2014 executive compensation (see page 47-48).
●	An amendment to approve the Citigroup 2014 Stock Incentive Plan (see page 81-84).
●	Five stockholder proposals (see pages 85-94).

An agenda will be distributed at the meeting.

How many votes do I have?

You will have one vote for every share of Citi common stock you owned on February 27, 2015 (the record date).

How many votes can be cast by all stockholders?

3,034,934,178, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

To constitute a quorum to transact business at the Annual Meeting, the holders of a majority of the votes that can be cast, or 1,517,467,090 shares, must be present or represented by proxy at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the Annual Meeting.

6 Citi 2015 Proxy Statement

ABOUT THE ANNUAL MEETING

Does any single stockholder control 5% or more of any class of Citi’s voting stock?

Yes, there are two stockholders that each control more than 5%. According to a Schedule 13G Information Statement filed by BlackRock Inc. and certain subsidiaries (BlackRock) on February 9, 2015, BlackRock may be deemed to beneficially own 6.5% of Citi’s common stock. According to a Schedule 13G Information Statement filed by The Vanguard Group (Vanguard) on February 11, 2015, Vanguard may be deemed to beneficially own 5.02% of Citi’s common stock.

For further information, see Stock Ownership—Owners of More than 5% of Citi Common Stock on page 26 in this Proxy Statement.

How do I vote?

You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, shareholders have a choice of voting over the Internet, by mobile phone, by telephone or by using a traditional proxy card.

Vote by Internet	Vote by Mobile Phone	Vote by Phone	Vote by Mail	Vote in Person

Go to www.proxyvote.com. You will need the 16 digit number included in your proxy card, voter instruction form, or Notice.	You can scan this QR code to vote with your mobile phone. You will need the 16 digit number included in your proxy card, voter instruction form, or Notice.	Call the number on your proxy card or the number on your voter instruction form. You will need the 16 digit number included in your proxy card, voter instruction form, or Notice.	Send the completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See the below instructions regarding attendance at the Annual Meeting.

To reduce our administrative and postage costs, we ask that you vote through the Internet, by telephone, or by using your mobile phone, all of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 PM EDT on April 27, 2015.

If you are a record holder of Citi common stock, you may attend the Annual Meeting and vote in person. If you want to vote in person at the Annual Meeting, and you hold your Citi common stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

How do I get a printed proxy card?

There are three ways for stockholders to request a proxy card and a full set of materials at no charge if you received a Notice instead of the printed materials. In all three examples you will need the 16 digit Control Number printed on the Notice.

Requesting a proxy card

By telephone: 1-800-579-1639;
By Internet: www.proxyvote.com; or
By e-mail: sendmaterial@proxyvote.com (send a blank e-mail with the 16 digit Control Number in the subject line).

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ABOUT THE ANNUAL MEETING

Can I change my vote?

Yes. Just send in a new proxy card or voter instruction form with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary at the address on the cover of this Proxy Statement. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating voting instructions, your shares will be voted, in accordance with the Board’s recommendation for the nominees listed on the card, for KPMG as independent registered public accounting firm for 2015, for Citi’s 2014 executive compensation, for an amendment to the Citigroup 2014 Stock Incentive Plan, for stockholder proposal 5, and against stockholder proposals 6-9.

Can my broker vote my shares for me on the election of Directors or executive compensation matters?

No. Please note that the rules that govern when brokers may vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of Directors or on executive compensation matters, including the advisory vote on compensation and the amendment to the Citigroup 2014 Stock Incentive Plan, if they have not received instructions from their clients. Please see the following question for an explanation of those matters on which brokers may vote your shares.

Can my shares held in street name be voted if I don’t return my voter instruction card and don’t attend the Annual Meeting?

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners may vote on this proposal as follows: (i) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to this proposal; and (ii) all other NYSE member brokers are permitted to vote your shares at their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of Directors, the advisory vote to approve Citi’s 2014 executive compensation, the amendment to the Citigroup 2014 Stock Incentive Plan, and the stockholder proposals if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted. Please vote your proxy so your vote can be counted.

If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?

If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through such plans for which voting instructions are received, unless otherwise required by law.

8 Citi 2015 Proxy Statement

ABOUT THE ANNUAL MEETING

What vote is required, and how will my votes be counted, to elect Directors and to adopt the other proposals?

The following chart describes the proposals to be considered at the meeting, the vote required to elect Directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
Election of Directors.	For, against, or abstain on each nominee.	A nominee for Director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect.	No effect.
Ratification of KPMG.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	Brokers have discretion to vote.
Advisory vote to approve Citi’s 2014 executive compensation.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	No effect.
An amendment to the Citigroup 2014 Stock Incentive Plan.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	No effect.
Five stockholder proposals.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	No effect.

(1)

A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions.

If a nominee for Director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s By-laws provide that in the event a Director nominee is not re-elected, such Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The result of the advisory vote to approve Citi’s 2014 executive compensation is not binding on the Board, whether or not the resolution is passed under the voting standards described above. In evaluating the stockholder vote on the advisory resolution, the Board will consider the voting results in their entirety.

Is my vote confidential?

In 2006, the Board adopted a confidential voting policy as a part of its Corporate Governance Guidelines. Under the policy, except as necessary to meet applicable legal requirements, all votes, whether submitted by proxies, ballots, Internet voting, telephone voting or otherwise are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone, mobile phone, or by the Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition Proxy Statement and in certain other limited circumstances. For further details regarding this policy, please see the Corporate Governance Guidelines, available on Citi’s website www.citigroup.com.

www.citigroup.com 9

Could other matters be decided at the Annual Meeting?

We don’t know of any other matters that will be considered at the Annual Meeting. If a stockholder proposal that was excluded from this Proxy Statement is brought before the meeting, the Chairman will declare such proposal out of order, and it will be disregarded, or we will vote the proxies against the proposal. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Citi common stock to enter the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license.

●	If you received a Notice of Internet Availability of Proxy Materials, you must bring the Notice to gain admission to the Annual Meeting.
●

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in your name, please bring the admission ticket printed on the top half of the proxy card supplied with your materials.

●

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in the name of a bank, broker, or other holder of record, please bring the admission ticket that was enclosed with your materials.

●

If you receive your proxy materials by e-mail, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

●

If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citi stockholder. If you hold your shares in a joint account, both owners can be admitted to the Annual Meeting, provided that proof of joint ownership is given. Citi will not be able to accommodate guests at the Annual Meeting. Any persons needing special assistance should contact Shareholder Relations by phone at 1-860-291-4262 or at the following e-mail address: shareholderrelations@citi.com.

HOW WE HAVE DONE

ANNUAL REPORT

If you received these materials by mail, you should have also received Citi’s Annual Report to Stockholders for 2014 with them. The 2014 Annual Report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the SEC’s rules, the Five-Year Performance Graph appears in the 2014 Annual Report on Form 10-K.

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Citigroup Inc. (Citigroup, Citi or the Company) continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Below is a compilation of Citi’s Corporate Governance initiatives:

●	Citi is supporting the adoption of proxy access, as outlined in Proposal 5, using a mutually satisfactory framework agreed to through engagement with the proponents;
●	formed an Ethics and Culture Committee of the Board of Directors to oversee management’s efforts to foster a culture of ethics within Citi;
●

adopted strong executive compensation governance practices, including expanded clawback policies and a requirement that executive officers must hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers;

●

amended our Corporate Governance Guidelines to provide that members of Citi’s Board of Directors and Citi’s Executive Officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan;

●	eliminated super-majority vote provisions contained in our Restated Certificate of Incorporation;
●	amended our By-laws, after electing an independent Chair in 2009, to provide that if Citi does not have an independent Chairman of the Board, the Board shall elect a lead independent Director;
●	amended our By-laws to include a majority vote standard for uncontested Director elections;
●	amended our By-laws to give holders of at least 25% of the outstanding common stock the right to call a special meeting;
●	the Board and executive officers are subject to a stock ownership commitment;
●

amended our Political Activities Statement (formerly Citi’s Political Contributions and Lobbying Statement) to increase disclosure about our lobbying practices and oversight. The Political Activities Statement provides meaningful disclosure about:

➢	our lobbying policies and procedures including grassroots lobbying;
➢	payments made by Citi for direct lobbying;
➢	trade and business association participation;
➢	membership in any tax-exempt group that writes and endorses model legislation; and
➢	the Board’s oversight of lobbying activities, trade and business association participation and political contributions;
●

amended the charter of the Nomination, Governance and Public Affairs Committee to clarify that the Committee has oversight responsibility for trade association payments in addition to their oversight responsibility for political contributions and lobbying activities;

●	created a link on our website to federal and state government websites where our lobbying activities are reported; and
●	initiated a process to require trade and business associations to which Citi pays dues to attest that no portion of such payments are used for independent expenditures.

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CORPORATE GOVERNANCE MATERIALS AVAILABLE ON
CITI’S WEBSITE

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Citi is available on the Corporate Governance section of our website, including:

●	Audit Committee Charter
●	Ethics and Culture Committee Charter
●	Nomination, Governance and Public Affairs Committee Charter
●	Personnel and Compensation Committee Charter
●	Risk Management Committee Charter
●	Code of Conduct
●	Code of Ethics for Financial Professionals
●	Citi’s Compensation Philosophy
●	By-laws and Restated Certificate of Incorporation
●	Corporate Political Activities Statement
●	A List of our 2014 Political Contributions

Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 601 Lexington Avenue, 19th Floor, New York, NY 10022.

CORPORATE GOVERNANCE GUIDELINES

Citi’s Corporate Governance Guidelines embody many of our long-standing practices, policies, and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the Board, is set forth on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The Guidelines outline the responsibilities, operations, qualifications, and composition of the Board.

Our goal is that at least two-thirds of the members of the Board be independent. A description of our independence criteria and the results of the Board’s independence determinations are set forth below.

The Guidelines require that all members of the required committees of the Board (Audit; Nomination, Governance and Public Affairs; and Personnel and Compensation) be independent. Committee members are appointed by the Board upon recommendation of the Nomination, Governance and Public Affairs Committee. Committee membership and Chairs are rotated periodically. The Board and each Committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of management. Meetings of the non-management Directors are held as part of every regularly scheduled Board meeting and are presided over by the independent Chairman.

The number of other for-profit public or non-public company boards on which a Director may serve is subject to a case-by-case review by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to performing his or her duties as a Director. Interlocking directorates are prohibited (inside Directors and executive officers of Citi may not sit on boards of companies where a Citi outside Director is an executive officer).

If a Director has a substantial change in professional responsibilities, occupation or business association, he or she is required to notify the Nomination, Governance and Public Affairs Committee and to offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board. If a Director assumes a significant role in a not-for-profit entity, he or she is asked to notify the Nomination, Governance and Public Affairs Committee.

Directors are expected to attend Board meetings and meetings of the Committees on which they serve and the Annual Meeting of stockholders. All of the Directors then in office attended Citi’s 2014 Annual Meeting.

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The Nomination, Governance and Public Affairs Committee nominates one of the members of the Board to serve as Chairman of the Board on an annual basis. The Nomination, Governance and Public Affairs Committee also conducts an annual review of Board performance, and each standing committee (except for the Executive Committee) conducts its own self-evaluation. As part of the self-evaluation, the Board engages in an examination of its own performance of its obligations on such matters as regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, governance matters, among many others topics. The committees evaluate themselves against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of its own self-evaluation in executive session, highlighting actions to be taken in response to the discussion.

Directors have full and free access to senior management and other employees of Citi. New Directors are provided with an orientation program to familiarize them with Citi’s businesses and its legal, compliance, regulatory and risk profile. Citi provides educational sessions on a variety of topics, which all members of the Board are invited to attend. These sessions are designed to allow Directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

The Board reviews the Personnel and Compensation Committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The Board also works with the Nomination, Governance and Public Affairs Committee to evaluate potential successors to the Chief Executive Officer (CEO).

If a Director, or an immediate family member who shares the Director’s household, serves as a director, trustee or executive officer of a foundation, university, or other not-for-profit organization, and such entity receives contributions from Citi and/or the Citi Foundation, such contributions must be reported to the Nomination, Governance and Public Affairs Committee at least annually.

Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and Directors, senior management and their immediate family members on the other. Personal loans from Citi or its subsidiaries to Citi’s Directors and its most senior executives, or immediate family members who share any such person’s household, are prohibited, except for mortgage loans, home equity loans, consumer loans, credit cards, overdraft checking privileges and margin loans to employees of a broker-dealer subsidiary of Citi made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on page 21 of this Proxy Statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside Director is a principal or in a publicly traded company in which an outside Director owns or controls more than a 10% interest. Directors and those immediate family members who share the Director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by Directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

DIRECTOR INDEPENDENCE

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its Directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a Director or an immediate family member of a Director and Citi, and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a Director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a Director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

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The Board and the Nomination, Governance and Public Affairs Committee reviewed certain information obtained from Directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships or arrangements between Citi on the one hand and a Director, immediate family member of a Director, or a primary business or charitable affiliation of a Director, on the other. The Board reviewed certain relationships or transactions between the Directors or immediate family members of the Directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The Board also determined that, applying the Guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, each of the following Director nominees standing for election or re-election are independent:

●	Duncan P. Hennes	●	Anthony M. Santomero
●	Peter B. Henry	●	Joan E. Spero
●	Franz B. Humer	●	Diana L. Taylor
●	Michael E. O’Neill	●	William S. Thompson, Jr.
●	Gary M. Reiner	●	James S. Turley
●	Judith Rodin	●	Ernesto Zedillo Ponce de Leon

The Board has determined that Michael Corbat is not independent. Mr. Corbat is our Chief Executive Officer.

Independence Standards

To be considered independent, a Director must meet the following categorical standards as adopted by our Board and reflected in our Corporate Governance Guidelines. In addition, there are other independence standards under NYSE corporate governance rules that apply to all directors and certain independence standards under SEC and FDIC rules that apply to specific committees.

Categorical Standards

●	Advisory, Consulting and Employment Arrangements
➢

During any 12-month period within the last three years, neither a Director nor any immediate family member of a Director shall have received from the Company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an immediate family member of a Director who is a non-executive employee of the Company or one of its affiliated legal entities.

➢

In addition, no member of the Audit Committee, nor any immediate family member who shares such individual’s household, nor any entity in which an Audit Committee member is a partner, member or executive officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the Company.

●	Business Relationships
➢

All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

➢

In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an executive officer or employee or where an immediate family member of a Director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

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➢

Loans may be made or maintained by the Company to a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director, only if the loan: (i) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (ii) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (iv) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

●	Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a charitable organization of which a Director, or an immediate family member who shares the Director’s household, serves as a Director, trustee or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

●	Employment/Affiliations
	➢	A Director shall not:
		(i)	be or have been an employee of the Company within the last three years;
		(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an executive officer; or
		(iii)	be or have been affiliated with or employed by (a) the Company’s present or former primary outside auditor or (b) any other outside auditor of the Company and personally worked on the Company’s audit, in each case within the three-year period following the auditing relationship.
	➢	A Director may not have an immediate family member who:
		(i)	is an executive officer of the Company or has been within the last three years;
		(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or
		(iii)	(a) is a current partner of the Company’s outside auditor, or a current employee of the Company’s outside auditor and personally works on the Company’s audit, or (b) was within the last three years (but is no longer) a partner of or employed by the Company’s outside auditor and personally worked on the Company’s audit within that time.
●	Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between the Company and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between the Company and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

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CORPORATE GOVERNANCE

●	Definitions

For purposes of the Corporate Governance Guidelines, (i) the term “immediate family member” means a Director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “primary business affiliation” means an entity of which the Director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the Director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “related party transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any related person (any Director, any executive officer of the Company, any nominee for Director, any stockholder owning in excess of 5% of the total equity of the Company, and any immediate family member of any such person) has or will have a direct or indirect material interest.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors met 21 times in 2014. During 2014, the Audit Committee met 18 times, the Personnel and Compensation Committee met nine times, the Nomination, Governance and Public Affairs Committee met nine times, the Risk Management Committee met 14 times and the Executive Committee met one time.

Mses. Spero and Taylor and Messrs. Hennes, Ryan, Thompson, and Zedillo have served on and/or chaired a number of ad hoc committees covering such topics as compliance matters and international subsidiary governance throughout the year. In addition, Mses. Spero and Taylor and Messrs. Hennes, Reiner, Ryan, Santomero and Turley serve on the Board of Directors of Citibank, N.A., which is a wholly owned subsidiary of Citi.

Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2014, other than Mr. Franz Humer. Mr. Humer’s attendance fell below the 75% threshold as a result of his representation of Citigroup at the Federal Reserve Bank of New York Conference: Workshop on Reforming Culture and Behavior in the Financial Services Industry in October. The Federal Reserve Bank of New York had requested that Messrs. O’Neill and Corbat, Citi’s Chairman and CEO, attend the Conference on behalf of Citi. However, the Conference was scheduled in direct conflict with Citi’s October Board meetings which were held in Dubai. In order to enable the Chairman and CEO to attend the Board meetings, Mr. Humer agreed to attend the Conference on their behalf. As a result of the travel required for Mr. Humer to attend the Conference (flying to the U.S. from Europe and back), his attendance at the Conference, and the time differences between the United States, Europe and Dubai, Mr. Humer was unable to attend the October Board meetings. The Board and Committee meetings he missed caused his attendance to drop just below 75% (73.17%) for 2014. Mr. Humer has not had any attendance issues during his other years of service on Citi’s Board.

MEETINGS OF NON-MANAGEMENT DIRECTORS

Citi’s non-management Directors meet in executive session without any management Directors in attendance each time the full Board convenes for a regularly scheduled meeting, which is usually six each year, and, if the Board convenes a special meeting, the non-management Directors ordinarily meet in executive session. During 2014, Mr. O’Neill presided at each executive session of the non-management Directors. The independent Directors met in executive session during 2014.

BOARD LEADERSHIP STRUCTURE

Citi currently has an independent Chairman separate from the CEO. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures over the past few years, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, Citi’s Board, on December 15, 2009, adopted

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a By-law amendment which provides that if Citi does not have an independent Chairman, the Board shall elect a lead independent Director having similar duties to an independent Chairman, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Chairman provides independent leadership of the Board. Having an independent Chairman or lead Director enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between the Board and senior management. Citi’s Board has determined that the current structure, an Independent Chair, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position.

BOARD DIVERSITY

Diversity is among the critical factors that the Nomination, Governance and Public Affairs Committee considers when evaluating the composition of the Board. For a company like Citi, which operates in more than 100 countries around the globe, diversity includes race, ethnicity and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for Directors listed in the Company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates.” Citi’s Board is committed to ensuring that it is comprised of individuals whose backgrounds reflect the diversity represented by our employees, customers and stakeholders. The candidates nominated for election at Citi’s 2015 Annual Meeting exemplify that diversity: three nominees are women (23%) and two nominees (15%) are African-American or Hispanic. In addition, each Director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds, as well as other characteristics, such as global and international business experience. The Board believes that the current nominees reflect an appropriate diversity of gender, age, race, geographical background and experience but is committed to continuing to consider diversity issues in evaluating the composition of the Board.

BOARD’S ROLE IN RISK OVERSIGHT

The Board oversees Citi’s global risk management framework. At each regularly scheduled Board meeting, the Risk Management Committee of the Board receives a risk report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Global Risk Management, led by the Chief Risk Officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort. The Risk Management Committee enhances the Board’s oversight of risk management. The Committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies. The Committee’s responsibilities include reviewing risk management and compliance policies and programs for, and reporting on, Citi and its subsidiaries; approving and adjusting risk limits subject to ratification by the Board; and consulting with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. In addition, the Nomination, Governance and Public Affairs Committee reviews reputational issues and the Personnel and Compensation Committee reviews compensation programs to ensure that they do not, among other things, encourage imprudent risk-taking.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board of Directors are:

The Audit Committee, which assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of Citigroup’s consolidated financial statements, financial reporting process and systems of internal accounting and financial controls; (ii) the performance of the internal audit function (“Internal Audit”); (iii) the annual independent integrated audit of Citigroup’s consolidated financial statements and effectiveness of Citigroup’s internal control over financial reporting, the engagement of the independent registered public accounting firm

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(“Independent Auditors”) and the evaluation of the Independent Auditors’ qualifications, independence and performance; (iv) policy standards and guidelines for risk assessment and risk management; (v) Citigroup’s compliance with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures; and (vi) the fulfillment of the other responsibilities set out herein. The report of the Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement.

The Board has determined that each of Messrs. O’Neill, Ryan, Santomero, and Turley qualifies as an “audit committee financial expert” as defined by the SEC and each such director as well as Ms. Spero are considered “financially literate“ under NYSE rules, and, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

The Audit Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

The Ethics and Culture Committee, which oversees Management’s efforts to foster a culture of ethics within the organization; oversees and helps shape the definition of Citi’s value proposition; oversees Management’s efforts to enhance and communicate Citi’s value proposition, evaluates Management’s progress, and provides feedback on these efforts; reviews and assesses the culture of the organization to determine if further enhancements are needed to foster ethical decision-making by employees; and oversees Management’s efforts to support ethical decision-making in the organization, evaluate Management’s progress, and provide feedback on these efforts. The Committee also reviews Citi’s Code of Conduct and the Code of Ethics for Financial Professionals.

The Ethics and Culture Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

The Executive Committee, which acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held.

The Nomination, Governance and Public Affairs Committee, which is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next Annual Meeting of stockholders. It leads the Board in its annual review of the Board’s performance and makes recommendations as to the composition of the committees for appointment by the Board. The Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The Committee is responsible for reviewing and approving all related party transactions involving a Director or an immediate family member of a Director and any related party transaction involving an executive officer or immediate family member of an executive officer if the transaction is valued at $50 million or more, in each case, other than certain enumerated ordinary course transactions. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on page 21 of this Proxy Statement for a complete description of the Policy on Related Party Transactions. The Committee, as part of the Board’s executive succession planning process, in conjunction with the Personnel and Compensation Committee, evaluates and nominates potential successors to the CEO and provides an annual report to the Board on CEO succession. The Committee also reviews Director Compensation and Benefits. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The Committee also has responsibility for reviewing public policy and reputational issues facing Citi; reviewing political contributions and lobbying expenditures and payments to trade associations made by Citi, charitable contributions made by Citi and the Citi Foundation; reviewing Citi’s policies and practices regarding supplier diversity; reviewing the work of Citi’s Business Practices Committees; and reviewing Citi’s sustainability policies and programs, including environmental policies. The Committee’s focus is global, reflecting Citi’s global footprint.

With respect to regular succession of the CEO and senior management, Citi’s Board evaluates internal, and, when appropriate, external candidates. To find external candidates, Citi seeks input from the members of the Board and senior management and/or from recruiting firms, including Egon Zehnder. To develop internal

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candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the Board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the Board studies the most promising members of senior management. The Board learns about each person’s experience, skills, areas of expertise, accomplishments, and goals. This review is conducted at a regularly scheduled Board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the Board at Board meetings and at the Board strategy sessions. These presentations are made by senior managers at the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that Board members are familiar with the talent pool inside Citi from which the Board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Nomination, Governance and Public Affairs Committee is independent according to the corporate governance rules of the NYSE.

The Nomination, Governance and Public Affairs Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

The Operations and Technology Committee, which is responsible for overseeing the scope, direction, quality, and execution of Citi’s technology strategies formulated by management; and providing guidance on technology as it may pertain to, among other things, Citi business products and technology platforms.

The Personnel and Compensation Committee, which has been delegated broad authority to oversee compensation of employees of the Company and its subsidiaries and affiliates. The Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and members of Citi’s Operating Committee. The Committee is also responsible for approving the incentive compensation structure for other members of senior management and certain highly compensated employees (including discretionary incentive awards to covered employees as defined in applicable bank regulatory guidance), in accordance with guidelines established by the Committee from time to time. The Committee also has broad oversight over compliance with bank regulatory guidance governing Citi’s incentive compensation.

The Committee annually reviews and discusses the Compensation Discussion and Analysis required to be included in the Company’s Proxy Statement with management, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included. Additionally, the Committee reviews and approves the overall goals of Citi’s material incentive compensation programs, including as expressed through Citi’s Compensation Philosophy and provides oversight for Citi’s incentive compensation programs so that they both (i) appropriately balance risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks, and (ii) are consistent with bank safety and soundness. Towards that end, the Committee meets periodically with Citi’s senior risk officers to discuss the risk attributes of Citi’s incentive compensation programs.

The Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company. The Committee has retained Frederic W. Cook & Co. (Cook & Co.) to provide the Committee with advice on Citi’s compensation programs for senior management. The amount paid to Cook & Co. in 2014 is disclosed in the Compensation Discussion and Analysis on page 69 of this Proxy Statement.

The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Personnel and Compensation Committee is independent according to the corporate governance rules of the NYSE. Each of such Directors is a “non-employee Director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside Director,” as defined by Section 162(m) of the Internal Revenue Code (the Code).

The Personnel and Compensation Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

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CORPORATE GOVERNANCE

The Risk Management Committee, which has been delegated authority to assist the Board in fulfilling its responsibility with respect to (i) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market, operational, and certain other risks; (ii) oversight of Citigroup’s policies and practices relating to funding risk, liquidity risk and price risk, which constitute significant components of market risk, and risks pertaining to capital management; and (iii) oversight of the performance of the Fundamental Credit Risk credit review function. The Committee reports to the Board of Directors regarding Citigroup’s risk profile, as well as its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, as well as the overall adequacy of the Risk Management function.

The Risk Management Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

The following table shows the current membership of each of the foregoing Committees.

Committees	Current Members
Audit Committee	Michael E. O’Neill
Robert L. Ryan
Anthony M. Santomero
Joan E. Spero
James S. Turley (Chair)
Ethics and Culture Committee	Franz B. Humer (Chair)
Michael E. O’Neill
Judith Rodin
Ernesto Zedillo Ponce de Leon
Executive Committee	Duncan P. Hennes
Franz B. Humer
Michael E. O’Neill (Chair)
Robert L. Ryan
Anthony M. Santomero
Diana L. Taylor
William S. Thompson, Jr.
James S. Turley
Nomination, Governance and Public Affairs	Michael E. O’Neill
Committee	Judith Rodin
Diana L. Taylor (Chair)
Ernesto Zedillo Ponce de Leon
Operations and Technology Committee	Gary M. Reiner (Chair)
Personnel and Compensation Committee	Michael E. O’Neill
Judith Rodin
Diana L. Taylor
William S. Thompson, Jr. (Chair)
Risk Management Committee	Duncan P. Hennes
Franz B. Humer
Anthony M. Santomero (Chair)
William S. Thompson, Jr.
James S. Turley
Ernesto Zedillo Ponce de Leon

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings to which any Director, officer or principal stockholder, or any affiliate thereof, is a party adverse to Citi or has a material interest adverse to Citi.

20 Citi 2015 Proxy Statement

CORPORATE GOVERNANCE

CERTAIN TRANSACTIONS AND RELATIONSHIPS,
COMPENSATION COMMITTEE INTERLOCKS, AND
INSIDER PARTICIPATION

The Board has adopted a policy setting forth procedures for the review, approval, and monitoring of transactions involving Citi and related persons (Directors and executive officers or their immediate family members). A copy of Citi’s Policy on Related Party Transactions is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citi Policies.” Under the policy, the Nomination, Governance and Public Affairs Committee is responsible for reviewing and approving all related party transactions involving Directors or an immediate family member of a Director. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the Director must provide all material information concerning the related party transaction to the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an immediate family member of an executive officer. The Transaction Review Committee, comprised of the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Compliance Officer, and the Head of Corporate Affairs, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an immediate family member of an executive officer. The policy also contains a list of categories of transactions involving Directors or executive officers, or their immediate family members that are pre-approved under the policy, and therefore need not be brought to the Nomination, Governance and Public Affairs Committee or the Transaction Review Committee for approval.

The Nomination, Governance and Public Affairs Committee and the Transaction Review Committee will review the following information when assessing a related party transaction:

●	the terms of such transaction;
●	the related person’s interest in the transaction;
●	the purpose and timing of the transaction;
●	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;
●	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;
●	information concerning potential counterparties in the transaction;
●	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;
●	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and
●	any other relevant information regarding the transaction.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. (BlackRock) and the Vanguard Group Inc. (Vanguard) reported that they beneficially owned 5% or more of the outstanding shares of Citi’s common stock as of December 31, 2014, see Stock Ownership — Owners of More than 5% of Citi Common Stock in this proxy statement on page 26. During 2014, our subsidiaries provided ordinary course lending, trading, and other financial services to BlackRock and Vanguard and their respective affiliates and clients. These transactions were entered into on an arm’s length basis and contain customary terms and conditions and were on substantially the same terms as comparable transactions with unrelated third parties.

Citi has established funds in which employees have invested. In addition, certain of our executive officers have from time to time invested their personal funds directly or directed that funds for which they act in a fiduciary capacity be invested in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our executive officers, or employees. Other than

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CORPORATE GOVERNANCE

certain “grandfathered” investments, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee.

Citigroup Employee Fund of Funds I, L.P., Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership II, L.P. are funds that were formed in 2000, 2006, and 2007, respectively. They invest either directly or via a master fund in private equity investments. Citi matches each dollar invested by an employee with an additional two-dollar commitment to each fund, or feeder fund, in which an employee has invested. Citi’s match is made by a loan to the fund. Each eligible employee, subject to vesting, receives the benefit of any increase in the value of the fund attributable to the loan made by Citi, less the interest paid by the fund on the loan, as well as any increase in the value of the fund attributable to the employee’s own investment. In accordance with the funds’ offering memoranda, executive officers are not eligible to participate in the funds on a leveraged basis.

The following distributions exceeding $120,000 with respect to investments in Citigroup Employee Fund of Funds I, L.P., Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership II, L.P. were made to executive officers in 2014:

Citigroup Employee Fund of Funds I, L.P. Cash Distributions
James Forese	$160,000

Citigroup Capital Partners II, L.P. Cash Distributions
Michael Corbat	$123,881
James Cowles	$291,243
James Forese	$247,763
Manuel Medina-Mora	$199,861

Citigroup Venture Capital International Growth Partnership II, L.P. Cash Distributions
James Cowles	$470,354
James Forese	$209,046
Manuel Medina-Mora	$418,093
William Mills	$209,046

In 2014, Citi performed corporate banking and securities brokerage services in the ordinary course of our business for certain organizations in which some of our Directors are officers or directors. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our Directors are officers or directors.

The persons listed on page 70 of this Proxy Statement are the current members of the Personnel and Compensation Committee. No current or former member of the Personnel and Compensation Committee was a part of a “compensation committee interlock” during fiscal year 2014 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the Personnel and Compensation Committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the Personnel and Compensation Committee is a current employee of Citi or any of its subsidiaries. In addition, no member of the Board, or any immediate family member of the Board, engaged Cook & Co. for any compensation-related services in 2014.

An adult child of Mr. Humer, a Director, is employed by Citi’s Institutional Clients Group and received 2014 compensation of $675,157. This employee’s compensation was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Humer does not have a material interest in the employment relationship nor share a household with this employee. This individual is one of the approximately 241,000 employees of Citi.

22 Citi 2015 Proxy Statement

CORPORATE GOVERNANCE

INDEBTEDNESS

Other than certain “grandfathered” margin loans, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions in excess of $120,000 involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2014 between Citibank, N.A. and other Citi banking subsidiaries on the one hand and certain Directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the Directors, the executive officers or their family members on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or an executive officer must comply with Sarbanes-Oxley, Regulation O and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

BUSINESS PRACTICES COMMITTEES

The business practices committees for each of Citi’s businesses and regions review business activities, sales practices, product design, potential conflicts of interest, and other franchise or reputational risk issues escalated to these committees. The business practices committee at the corporate level reviews issues escalated by a business practices committee at the business or regional level that may present franchise, reputational and/or systemic risks. All reviews by the business practices committees are conducted with due consideration of the context and facts presented to the committees.

The business practices committees, which are comprised of our most senior executives, provide the guidance necessary for Citi’s business practices to meet the highest standards of professionalism, integrity, and ethical behavior consistent with Citi’s Mission and Principles. Our business leaders, in addition to confirming our commitment to the principles of responsible finance and protecting Citi’s franchise, are responsible for establishing a framework for compliance with applicable laws and regulations, Citi policies and ethical standards.

Business practices concerns may be raised through a variety of sources, including business practices working groups, other in-business committees, or the control functions. Relevant issues from the business practices committees are reported on a regular basis to the Nomination, Governance and Public Affairs Committee of the Board.

CODE OF ETHICS FOR FINANCIAL PROFESSIONALS

Citi has adopted a Code of Ethics for Financial Professionals governing the principal executive officer, principal financial officer, and principal accounting officer of Citi and all Citi professionals worldwide serving in a finance, accounting, treasury, tax, or investor relations role. A copy of the Code of Ethics is available on our website at www.citigroup.com. Click on “About Us” then “Corporate Governance,” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics, if any, on our website.

ETHICS HOTLINE

Citi expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of these and other applicable laws, regulations, Citi policies, procedures or standards. Citi offers several channels by which employees and others may report ethical

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CORPORATE GOVERNANCE

concerns, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide a global Ethics Hotline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year, and is staffed by live operators who can connect to translators to accommodate multiple languages. Calls to the Ethics Hotline are received by a third-party vendor, located in the United States, which reports the calls to the Citi Ethics Office for handling. Ethical concerns may also be reported through a dedicated e-mail address, multi-lingual website submission, fax line, and conventional mailing address. Any individual may also raise a concern by accessing Citi’s public-facing corporate website. Individuals may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone for raising concerns or questions in good faith, or who participates in a subsequent investigation of such concerns.

CODE OF CONDUCT

The Board has adopted a Code of Conduct, which provides an overview of the laws, regulations and Citi policies and procedures applicable to the activities of Citi, and sets forth the standards of ethics and professional behavior expected of employees and representatives of Citi. The Code of Conduct applies to every Director, officer and employee of Citi and its consolidated subsidiaries. All Citi employees, directors, and officers are required to read and comply with the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or other agreement. The Code of Conduct is publicly available in multiple languages at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Conduct.”

COMMUNICATIONS WITH THE BOARD

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Chairman or the non-management Directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. The Board of Directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

24 Citi 2015 Proxy Statement

STOCK OWNERSHIP

Citi has long encouraged stock ownership by its Directors, officers and employees to align their interests with the long-term interests of stockholders.

The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Citigroup stock. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers. In addition, a stock holding period applies after the executive officer leaves Citi or is no longer an executive officer. He or she must retain, for one year after ending executive officer status, 50% of the shares previously subject to the stock ownership commitment. This policy is responsive to proposals Citi has received in recent years from stockholders and further aligns the interests of executive officers with those of stockholders. Directors are similarly required to retain at least 75% of the net equity awarded to them. The Board may revise the terms of the stock ownership commitment from time to time to reflect legal and business developments warranting a change. In addition, Directors and executive officers may not enter into hedging transactions in respect of Citi’s common stock or other securities issued by Citi, including securities granted by the Company to the Director or executive officer as part of his or her compensation and securities purchased or acquired by the Director or executive officer in a non-compensatory transaction.

The following table shows the beneficial ownership of Citi common stock by our Directors, nominee, and certain executive officers at February 27, 2015.

Beneficial Ownership Table

Directors, Officers and Nominee:	Position	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days of Record Date	Total Common Stock Beneficially Owned
Michael Corbat	CEO and Director	394,751	150,000	544,751
James Forese	Co-President, Citi; CEO, Institutional	445,548	234,490	680,038
	Clients Group
John Gerspach	Chief Financial Officer	312,098	150,000	462,098
Duncan P. Hennes	Director	6,399	–	6,399
Peter B. Henry	Nominee	–	–	–
Franz B. Humer	Director	13,602	–	13,602
Brian Leach	Head of Franchise Risk and Strategy	377,718	190,678	568,396
Manuel Medina-Mora	Co-President, Citi; CEO, Global Consumer	1,000,187	250,846	1,251,033
	Banking; Chairman, Mexico
Michael E. O’Neill	Chairman of the Board	79,552	–	79,552
Gary M. Reiner	Director	10,236	–	10,236
Judith Rodin	Director	32,519	–	32,519
Robert L. Ryan	Director	24,634	–	24,634
Anthony M. Santomero	Director	29,546	–	29,546
Joan E. Spero	Director	19,758	–	19,758
Diana L. Taylor	Director	21,616	–	21,616
William S. Thompson, Jr.	Director	91,244	–	91,244
James S. Turley	Director	7,523	–	7,523
Ernesto Zedillo Ponce de Leon	Director	20,273	–	20,273
All directors, nominee and executive officers
as a group (28 persons)		4,589,467	1,623,397	6,212,864

At February 27, 2015, no Director, nominee, or executive officer owned as much as 1% of Citi’s common stock.

At February 27, 2015, all of the Directors, nominee, and executive officers as a group beneficially owned approximately .20% of Citi’s common stock.

Mr. Reiner also owns 485 depositary shares of Citi’s 5.9% Fixed/Float Non-Cumulative Preferred Stock, Series B, which represents 0.065% of such series of preferred stock.

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STOCK OWNERSHIP

Mr. Thompson also owns 18,768 depositary shares of Citi’s 6.875% Fixed/Float Non-Cumulative Preferred Stock, Series K, which represents .03% of such series of preferred stock.

Of the shares shown on the preceding page, all of which are deemed to be beneficially owned under SEC rules, some portion may not be held directly by a Director, nominee, or executive officer. The following table details the various forms in which Directors, nominees, or executive officers indirectly hold shares. Such indirectly held shares may be shares:

●	for which receipt has been deferred under certain deferred compensation plans;
●

held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the Director, nominee, or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citi common stock;

●	for which the Director, nominee, or executive officer has direct or indirect voting power but not dispositive power; or
●	for which the Director, nominee, or executive officer has direct or indirect voting power but that are subject to restrictions on disposition, as shown in the following table.

Directors, Officers, and Nominee	Receipt Deferred	Owned by or Tenant in Common with Family Member, Trust or Mutual Fund	Voting Power, but not Dispositive Power	Restricted or Deferred Shares Subject to Restriction on Disposition
Michael Corbat	–	1,781	–	189,055
James Forese	–	–	–	216,222
John Gerspach	–	102,470	–	108,941
Duncan P. Hennes	6,399	–	–	–
Peter B. Henry	–	–	–	–
Franz B. Humer	13,602	–	–	–
Brian Leach	–	–	–	133,493
Manuel Medina-Mora	–	275,196	–	185,541
Michael E. O’Neill	51,352	28,200	–	–
Gary M. Reiner	7,519	–	–	–
Judith Rodin	32,483	36	–	–
Robert L. Ryan	23,122	–	–	–
Anthony M. Santomero	29,546	–	–	–
Joan E. Spero	18,758	–	–	–
Diana L. Taylor	21,616	–	–	–
William S. Thompson, Jr.	5,988	85,256	–	–
James S. Turley	7,523	–	–	–
Ernesto Zedillo Ponce de Leon	20,273	–	–	–
All directors, nominee, and executive
officers as a group (28 persons)	238,181	562,572	–	1,488,526

Owners of More than 5% of Citi Common Stock

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock Inc.(a)
40 East 52nd Street, New York, NY 10022
Amount beneficially owned	197,712,132	6.5%
The Vanguard Group Inc.(b)
100 Vanguard Blvd., Malvern, PA 19355
Amount beneficially owned	152,344,879	5.02%

(a)	Based on the Schedule 13G filed with the SEC on February 9, 2015 by BlackRock and certain subsidiaries, BlackRock reported that it had sole voting power over 165,522,419 shares; shared voting power over 128,717 shares; had sole dispositive power over 197,583,415 shares; and shared dispositive power over 128,717 shares. The Schedule 13G states that the shares are beneficially owned by funds and accounts managed by BlackRock and any economic interests of the securities covered is held by BlackRock for the benefits of the funds and accounts and not for BlackRock’s own account.
(b)	Based on the Schedule 13G filed with the SEC on February 11, 2015 by Vanguard and certain subsidiaries, Vanguard reported that it had sole voting power over 5,224,233 shares; sole dispositive power over 147,411,883 shares; and shared dispositive power over 4,932,996 shares.

26 Citi 2015 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Citi’s officers and Directors, and persons who own more than ten percent of a registered class of Citi’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citi with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citi believes that, during 2014, each of its officers and Directors complied with all such filing requirements.

Proposal 1: Election of Directors

The Board has nominated all of the current Directors for re-election at the 2015 Annual Meeting, except for Robert L. Ryan, who will not stand for re-election to the Board having reached the retirement age under Citi’s Corporate Governance Guidelines. Directors are not eligible to stand for re-election after reaching the age of 72. In addition, the Board has nominated Peter B. Henry for election to the Board at the 2015 Annual Meeting. Each of the Director nominees that currently serve on the Board was elected by the stockholders at the 2014 Annual Meeting of Shareowners, except for Mr. Henry, who was elected by the Board in February 2015 for a term commencing July 1, 2015. Mr. Henry was identified as a potential Director by Egon Zehnder, the Board’s nominating consultant. If elected, Mr. Henry will commence his service on July 1, 2015 and hold office until the 2016 Annual Meeting of Stockholders and until his successor is elected and qualified. If elected, each other nominee will hold office until the 2016 Annual Meeting or until his or her successor is elected and qualified.

The one-year term of all of Citi’s Directors expires at the Annual Meeting.

DIRECTOR CRITERIA AND NOMINATION PROCESS

The Nomination, Governance and Public Affairs Committee considers all qualified candidates identified by members of the Nomination, Governance and Public Affairs Committee, by other members of the Board, by senior management and by security holders. During 2014, the Committee engaged Egon Zehnder to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a Director candidate for consideration by the Nomination, Governance and Public Affairs Committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 399 Park Avenue, New York, NY 10043. All proposals for nominations received by the Corporate Secretary will be presented to the Committee for its consideration.

The Nomination, Governance and Public Affairs Committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria, which have been developed by the Nomination, Governance and Public Affairs Committee and approved by the Board:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●

Whether the candidate has had business, governmental, non-profit or professional experience at the chairman, chief executive officer, chief operating officer or equivalent policy-making and operational level of a large organization with significant international activities that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale;

●

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates;

●	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale;

www.citigroup.com 27

ELECTION OF DIRECTORS

●

Whether the candidate has achieved prominence in his or her business, governmental, or professional activities and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

●

Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and our other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

●	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust;
●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Nomination, Governance and Public Affairs Committee and the Board.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nomination, Governance and Public Affairs Committee will make recommendations regarding potential Director candidates to the Board.

The Nomination, Governance and Public Affairs Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors and members of senior management. For the 2015 Annual Meeting, Citi did not receive notice from any stockholders regarding a nomination to the Board of Directors.

DIRECTOR QUALIFICATIONS

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience and backgrounds necessary to oversee Citi’s efforts toward continued growth and profitability, while mitigating risk and operating within a complex financial and regulatory environment.

The nominees listed below are leaders in business, the financial community, and academia because of their intellectual acumen and analytic skills, strategic vision, their ability to lead and inspire others to work with them, and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges, and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations, the ability to maintain a collegial environment, and the experience of having served as a Board member of a sophisticated global company.

Many of our nominees are either current or former chief executive officers or chairmen of other large international corporations or have experience operating large, complex academic, governmental or philanthropic institutions or departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that are outlined below as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the Board has determined that nominees who have served as a chief executive officer or a chairman of a major corporation or large, complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs, and legal matters.

28 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

In evaluating the composition of the Board, the Nomination, Governance and Public Affairs Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations in the corporate and consumer business within the United States and more than 100 countries around the globe. The Committee has determined it is critically important to Citi’s proper operation and success that its Board has, in addition to the qualities described above, expertise and experience in the following areas:

●

Compensation. Citi’s Personnel and Compensation Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and members of Citi’s Operating Committee. In order to properly carry out its responsibilities with respect to compensation, Citi’s Board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance, while not encouraging imprudent risk-taking or simply short-term goals.

●

Consumer Business. With more than 200 million accounts, Citi provides services to its retail customers in connection with its retail banking, credit card, consumer finance, real estate lending, personal loans, investment services, auto loans, small- and middle-market commercial banking, and other financial services businesses. Citi looks to its Board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world.

●

Corporate Affairs. Citi’s reputation is a vital asset in building trust with its clients and other stakeholders and Citi makes every effort to communicate its corporate values to its stockholders and clients, its achievements in the areas of corporate social responsibility, sustainability, and philanthropy, and its efforts to improve the communities in which we live and work. Members of the Board with experience in the areas of corporate affairs, philanthropy, communications, and corporate social responsibility assist management by reviewing Citi’s policies and programs that relate to significant public issues, as well as by reviewing Citi’s relationships with external stakeholders and issues that impact Citi’s reputation.

●

Corporate Business. Citi provides a wide variety of services to its corporate clients, including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and derivative services; and global transaction services, including treasury and trade solutions and securities and fund services. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the Board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

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Corporate Governance. Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules and regulations that govern the Company’s businesses. The Board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the Company and monitoring the Company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the Board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues and the impact that governance policies have on the functioning of a company.

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Financial Reporting. Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to stockholder ratification. The Board must include members with direct or supervising experience in the preparation of financial statements, as well as finance and accounting expertise.

www.citigroup.com 29

ELECTION OF DIRECTORS

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Financial Services Industry. Citi is a global diversified banking company whose businesses provide a broad range of financial services to consumer and corporate customers, making it critically important that its Board include members who have deep financial services backgrounds. To deepen the financial services strength on its Board, Citi announced on January 21, 2009 that it would ask experienced industry leaders with strong, proven financial and banking sector expertise to join its Board of Directors. We have done so and the nominees include many individuals with extensive financial institution experience.

●

International Business or Economics. As a company with a broad international reach, Citi’s Board values the perspectives of Directors with international business or governmental experience or expertise in international economics. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe.

Directors with international business experience can use the experience and relationships that they have developed through their own business dealings to assist Citi’s Board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does, or seeks to do, business. Directors with international economics expertise can help guide Citi management in developing its global strategy.

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Legal Matters. In addition to the regulatory supervision described below, Citi is subject to myriad laws and regulations and is party to many lawsuits and regulatory proceedings. Citi’s Board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings, and evaluates major settlements. Citi’s Board must include members with experience in complying with regulatory requirements, as well as understanding complex litigation and litigation strategies.

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Operations and Technology. Citi has a long history as a technology innovator — Citibank, N.A. was one of the first banks to offer automatic teller machines for its customers during the 1970’s. Since then, Citi has expanded its technology to include such products as online banking; mobile and tablet banking; mobile check deposit; eBills; and Popmoney®. Financial institutions rely on gathering, processing, analyzing, and providing information in order to meet the needs of their customers and, for Citi, it is crucial to be at the forefront of technology innovations. Citi must be able to use and protect its data and must be able to access its data to ensure that it complies with regulatory requirements including anti-money laundering, sanctions, and other security issues. In addition, Citi must ensure that its operations are efficient, driving productivity to meet our strategic goals. The Board must include members that have knowledge and experience in technology, including such technology-driven issues as privacy and cyber security, data management, and the changing supervisory and regulatory technology landscape, as well as customer-friendly technology, and operations, including productivity and efficiency strategies. Members of the Board provide oversight of Citi’s technology initiatives to service its consumer and institutional clients; the maintenance of Citi’s technology platforms; Citi’s compliance with regulatory requirements, Citi’s efficiency and productivity strategies; and the use and protection of customer data.

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Regulatory Compliance. Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, state banking and insurance departments, and international financial services authorities. Having Directors with experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, is important to furthering Citi’s continued compliance with its many regulatory requirements and fostering productive relationships with its regulators.

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Risk Management. Risk management is a critical function of a complex global financial services company and its proper supervision requires Board members with sophisticated risk management skills and experience. Directors provide oversight of the Company’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation. Citi’s Board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze, and control or mitigate risk.

30 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

THE NOMINEES

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

Each nominee’s biography highlights his or her particular skills, qualifications and experience that support the conclusion of the Nomination, Governance and Public Affairs Committee that the nominee is extremely qualified to serve on Citi’s Board.

BOARD RECOMMENDATION

The Board of Directors recommends that you vote FOR each of the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Michael L. Corbat	Chief Executive Officer
54	Citigroup Inc.

●Chief Executive Officer, Citigroup Inc. – October 2012 to present
●Chief Executive Officer, Europe, Middle East and Africa – December 2011 to October 2012
●Chief Executive Officer, Citi Holdings – January 2009 to December 2011
●Chief Executive Officer, Citi’s Global Wealth Management – September 2008 to January 2009
●Head of Global Corporate Bank and Global Commercial Bank – March 2008 to September 2008
●Head of Global Corporate Bank – April 2007 to March 2008
●Head of Global Relationship Bank – March 2004 to April 2007
●Head of EM Sales & Trading and Capital Markets, FICC – October 2001 to March 2004
●Head of EM Sales & Fixed Income Origination – March 1988 to October 2001
●Director of Citigroup since 2012
●Previous Directorships within the last five years: EMI
●Other Activities: British/American Business, Inc. (Director), New York City Partnership (Director), The U.S. Ski & Snowboard Team Foundation (Director), The Clearing House Association (Member of the Supervisory Board), Financial Services Forum (Member), Institute of International Finance (Board Member), and International Business Council of WEF (Member)

Skills and Qualifications
Mr. Corbat is an experienced financial services executive and finance professional and has been nominated to serve on the Board because of his extensive experience and expertise in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Corporate and Consumer Business, Regulatory Compliance and Corporate Affairs. In his role as Chief Executive Officer of Citigroup Inc., his prior experience as Citi’s CEO of Europe, Middle East and Africa, and his extensive career at Citi he has gained experience in all of Citi’s business operations, including consumer banking, corporate and investment banking, securities and trading and private banking services. In these roles, Mr. Corbat has gained extensive financial services, financial reporting, corporate business, and risk management experience. Additionally, in his role as CEO of Citi Holdings, Citi’s portfolio of non-core businesses and assets, he oversaw the divestiture of more than 40 businesses, including the IPO and sale of Citi’s remaining stake in Primerica. Mr. Corbat also successfully oversaw the restructuring of Citi’s consumer finance and retail partner cards businesses and divested more than $500 billion in assets, reducing risk on the Company’s balance sheet and freeing up capital to invest in Citi’s core banking business.

www.citigroup.com 31

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Duncan P. Hennes	Co-Founder and Partner
58	Atrevida Partners, LLC

●Co-Founder and Partner, Atrevida Partners, LLC – 2007 to Present
●Co-Founder and Partner, Promontory Financial Group – 2000 to 2006
●Chief Executive Officer, Soros Fund Management – 1999 to 2000
●Executive Vice President/Treasurer, Bankers Trust Company – 1987 to 1999
●Audit Manager, Arthur Andersen & Co. – 1979 to 1987
●Director of Citigroup since 2013
●Director of Citibank, N.A. since 2013
●Other Directorships: Syncora Holdings. Ltd.
●Previous Directorships within the last five years: N/A
●Other Activities: Standard & Poor’s (Board Member), Freeman & Co. (Advisory Board), and Promontory Financial Group (Advisory Board)

Skills and Qualifications
Mr. Hennes is an experienced financial services professional and has been nominated to serve on the Board because of his extensive experience and expertise in the areas of Financial Services, Risk Management, Financial Reporting, Corporate Business, Regulatory Compliance, and Corporate Affairs. In his role as the Co-Founder of Atrevida Partners, LLC and his prior experience at Promontory Financial Group and Bankers Trust Corporation he has gained extensive experience in financial services, regulatory compliance, corporate and investment banking, and securities and trading. While at Bankers Trust Corporation, Mr. Hennes was Chairman of Oversight Partners I, the consortium of 14 firms that participated in the equity recapitalization of Long-Term Capital Management. As the Chair of Oversight Partners, Mr. Hennes gained experience in credit and risk management, and personnel matters. Additionally, in his role as CEO of Soros Fund Management, Mr. Hennes gained experience in investing, operational infrastructure, and trading, including arbitrage activities. Mr. Hennes’ experience as a Certified Public Accountant has also given him audit, financial reporting, and risk management expertise.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Peter B. Henry	Dean
45	New York University, Leonard N. Stern School of Business

●Dean, New York University, Leonard N. Stern School of Business – 2010 to present
●Faculty Member, Stanford University – 1997 to 2009
●Fellow, National Science Foundation – 1993 to 1996
●Director of Citigroup, effective July 1, 2015
●Other Directorships: Kraft Foods Group, Inc.
●Previous Directorships within the last five years: Kraft Foods Inc. (split into two companies in October 2012)
●Other Activities: British-American Business Council, Council on Foreign Relations (Board), and National Bureau of Economic Research and the Economic Club of New York (Member)

Skills and Qualifications
Dr. Henry, a leading academic and seasoned international economist, has been nominated to serve on the Board because of his extensive expertise in the areas of International Business and Economics, Financial Services, Risk Management, Financial Reporting, Consumer Business, Corporate Affairs, and Governance. As a renowned international economist, he will be able to share important perspectives with the Board on emerging markets, which is a focus of Citi’s strategy. The experience he has gained in his role as Dean of the Leonard N. Stern School of Business will enable him to provide an important perspective to the Board’s discussions on public affairs, financial and operational matters. As a member of the Board of Kraft Foods Group, Inc. and its Audit and Governance Committees, Dr. Henry has gained valuable insights about the Consumer Business environment, financial reporting, and governance. Dr. Henry’s governmental advisory roles, including leadership of President Obama’s Transition Team’s review of international lending agencies and his service as an economic advisor to governments in developing and emerging markets, have given him valuable insights and perspectives on international business and financial services. Dr. Henry brings to the Board extensive experience in executive leadership at a large private university, including a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world.

32 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Franz B. Humer	Chairman, Retired
68	Roche Holding Ltd

●Chairman, Retired, Roche Holding Ltd – 2008 to March 2014
●Chairman & Chief Executive Officer, Roche Group – 2001 to 2008
●Chief Executive Officer, Roche Group – 1998 to 2001
●Chief Operating Officer, F. Hoffmann-La Roche Ltd – 1996 to 1998
●Head of Pharmaceuticals, F. Hoffmann-La Roche Ltd – 1995 to 1996
●Director of Citigroup since 2012
●Other Directorship: Diageo plc (Chairman)
●Previous Directorships within the last five years: Allianz SE and Roche Holdings Inc.
●Other Activities: Friends of Phelophepa Foundation (Chairman), International Centre for Missing and Exploited Children (Chairman), and Jacobs Holding AG (Member of the Board)

Skills and Qualifications
Mr. Humer is an experienced executive and has been nominated to serve on the Board because of his extensive experience in the areas of International and Consumer Business, Financial Reporting, Risk Management, Compensation, Regulatory Compliance, and Corporate Governance. Mr. Humer gained extensive experience in international and consumer business, risk management, compensation, regulatory compliance, financial reporting, and corporate governance in his roles as CEO and Chair of Roche Holding and other executive positions at Roche, his roles as an executive at GlaxoSmithKline Plc and Schering Plough, as well as in his service as Chair of Diageo plc. With his many years of experience leading large complex organizations in the U.S. and in Europe in an extensively regulated industry, Mr. Humer is able to offer insights in the implementation of business strategies in major global markets, advise on regulatory compliance, and provide strategic guidance on the development and expansion of important franchises and brands. As a former member of the International Advisory Board of Allianz, and as a member of several philanthropic organizations, he is able to provide important perspectives on international and consumer business and corporate affairs.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Michael E. O’Neill	Chairman
68	Citigroup Inc.

●Chairman, Citigroup Inc. – 2012 to Present
●Chairman, Chief Executive Officer and Director, Bank of Hawaii Corporation – 2000 to 2004
●Elected Chief Executive Officer, Barclay’s PLC – 1999
●Vice Chairman and Chief Financial Officer, Bank of America – 1995 to 1998
●Chief Financial Officer, Continental Bank – 1993 to 1995
●Director of Citigroup since 2009
●Other Directorships: FTV Capital (Advisory Board)
●Previous Directorships within the last five years: N/A
●Other Activities: The Honolulu Museum of Arts (Trustee) and University of Virginia, Darden Graduate School of Business Foundation (Trustee)

Skills and Qualifications
Mr. O’Neill is an experienced financial services executive and has been nominated to serve on the Board because of his extensive experience in the areas of Financial Services, International Business, Corporate and Consumer Business, Regulatory Compliance, Risk Management, and Financial Reporting. As the former Chairman and Chief Executive Officer of the Bank of Hawaii, Vice Chairman and Chief Financial Officer at Bank of America, and Chief Financial Officer of Continental Bank, Mr. O’Neill has had extensive experience and developed his expertise in the areas of financial services, international, corporate and consumer business, regulatory compliance, risk management, and financial reporting. Furthering his regulatory compliance expertise, while at the Bank of Hawaii, Mr. O’Neill served as the 12th District representative of the Federal Reserve Advisory Council. During his tenure at Continental Bank and while he was an independent financial consultant, Mr. O’Neill gained extensive international financial services experience.

www.citigroup.com 33

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Gary M. Reiner	Operating Partner
60	General Atlantic LLC

●Operating Partner, General Atlantic LLC – 2010 to Present
●Senior Vice President and Chief Information Officer, General Electric Company – 1996 to 2010
●Partner, Boston Consulting Group – 1986 to 1991
●Director of Citigroup since 2013
●Director of Citibank, N.A. since 2013
●Other Directorships: Hewlett-Packard Company
●Previous Directorships within the last five years: Genpact Ltd
●Other Activities: Norwalk Hospital (Member)

Skills and Qualifications
Mr. Reiner is an experienced executive and has been nominated to serve on the Board because of his experience in the areas of Operations and Technology, Financial Reporting, Corporate Governance, and International and Consumer Business. In his current role as Operating Partner of General Atlantic LLC, he has continued to broaden his considerable expertise in technology and management. Through his tenure as Chief Information Officer at General Electric, Mr. Reiner gained extensive experience in the management of a large, complex, multi-national operation, developing technology innovations, strategic planning and marketing to an international consumer base. He also has significant experience in IT through his many years of experience as a partner of Boston Consulting Group, where he focused on strategic issues for technology businesses. Mr. Reiner’s expertise as an innovative technology leader assists Citi in meeting the challenges of operating a financial services company in the 21st century. Through his service on the Hewlett Packard Board of Directors, Mr. Reiner has developed additional leadership and corporate governance expertise as the Chair of its Nominating, Governance and Social Responsibility Committee.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Judith Rodin	President
70	Rockefeller Foundation

●President, Rockefeller Foundation – 2005 to present
●President Emerita, University of Pennsylvania – 2004 to present
●President, University of Pennsylvania – 1994 to 2004
●Provost, Yale University – 1992 to 1994
●Director of Citigroup since 2004
●Other Directorships: Comcast Corporation
●Previous Directorships within the last five years: Aetna Inc., and AMR Corporation
●Other Activities: World Trade Memorial Foundation (Director), Carnegie Hall (Director), Laureate Education, Inc. (Director), White House Project (Member), Council on Foreign Relations (Member), and National Academy of Sciences Institute of Medicine (Member)

Skills and Qualifications
Dr. Rodin is an experienced leader in the not-for-profit sector and has been nominated to serve on the Board because of her skills and experience in the areas of Corporate Affairs, Corporate Governance, Compensation, Financial Reporting, Risk Management and Legal Matters. Through her current role as the President of the Rockefeller Foundation, and her previous positions as President of the University of Pennsylvania from 1994 until her retirement in 2004, and as Provost of Yale University from 1992 to 1994, together with her service as a member of the Comcast Audit Committee, Dr. Rodin has had extensive experience in the areas of corporate affairs, financial reporting, risk management and legal matters. As the President of the University of Pennsylvania, which was the largest private employer in Philadelphia, as Chair of the Compensation Committee of Comcast Corporation, and as a Director of Comcast Corporation and Laureate Education, Inc., Dr. Rodin has had extensive experience with compensation matters. Her service as a Director of the World Trade Memorial Foundation, and of Carnegie Hall, as an honorary Director of the Brookings Institution, a member of the Council on Foreign Relations, a member of the Institute of Medicine, and a member of the New York City Commission for Economic Opportunity has deepened her understanding of corporate affairs issues.

34 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Anthony M. Santomero	Former President
68	Federal Reserve Bank of Philadelphia

●Senior Advisor, McKinsey & Company – 2006 to 2008
●President, Federal Reserve Bank of Philadelphia – 2000 to 2006
●Richard K. Mellon Professor, Finance, The Wharton School at the University of Pennsylvania – 1984 to 2002
●Director of Citigroup since 2009
●Director of Citibank, N.A. since 2009
●Other Directorships: RenaissanceRe Holdings, Ltd., Penn Mutual Life Insurance Company, and Columbia Funds
●Previous Directorships within the last five years: B of A Fund Series Trust
●Other Activities: Ben Franklin Technology Partners of Southeast Pennsylvania (Director)

Skills and Qualifications
Dr. Santomero is a seasoned economist and economic policy advisor and has been nominated to serve on the Board because of his extensive experience in the areas of Risk Management, Regulatory Compliance, and Financial Reporting. Among many other distinguished positions at which he had wide-ranging risk and regulatory experience, Dr. Santomero was most recently a Senior Advisor at McKinsey & Company, served as the President of the Federal Reserve Bank of Philadelphia from 2000 to 2006, and was Chair of the System’s Committee on Credit and Risk Management, and was a member of the Financial Services Policy Committee and the Payments System Policy Advisory Committee. As the Richard K. Mellon Professor of Finance at The Wharton School of the University of Pennsylvania and Deputy Dean of the School, Dr. Santomero’s particular focus was on issues related to managing risk at the firm level as well as ways to improve productivity and performance, while working closely with industry executives and practitioners to ensure that the research was informed by the operating realities and competitive demands facing industry participants as they pursue competitive excellence. Through his service on Citi’s Risk Management and Finance and Audit Committees as well as the Investment and Risk Management Committee of RenaissanceRe Holdings, he has deepened his risk management experience.

www.citigroup.com 35

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Joan E. Spero	Senior Research Scholar
70	Columbia University School of International and Public Affairs

●Senior Research Scholar, Columbia University School of International and Public Affairs – 2010 to present
●Visiting Fellow at the Foundation Center – 2009 to 2010
●President and CEO, Doris Duke Charitable Foundation – 1997 to 2008
●Under Secretary of State, Economics, Business and Agricultural Affairs – 1993 to 1996
●Executive Vice President, American Express Company, Corporate Affairs and Communications – 1991 to 1993
●Senior Vice President and Treasurer – 1989 to 1991
●Vice President, Corporate Affairs – 1983 to 1989
●Vice President, Corporate Strategic Planning, American Express – 1981 to 1983
●Director of Citigroup since 2012
●Director of Citibank, N.A. since 2012
●Other Directorships: IBM and International Paper
●Previous Directorships within the last five years: First Data Corporation and ING Groep N.V.
●Other Activities: Council of American Ambassadors (Member), Academy of Diplomacy (Member), American Philosophical Society (Member), Wisconsin Alumni Research Foundation (Trustee), International Center for Transitional Justice (Trustee), Columbia University (Trustee Emeritus), Amherst College (Trustee Emeritus), Council on Foreign Relations (Trustee Emeritus) and Brookings Institution (Trustee Emeritus)

Skills and Qualifications
Ms. Spero is a person of wide-ranging experience, having served as a senior government official, a financial services executive, an academic, a seasoned board member, and as a leader in the not-for-profit sector. She has been nominated to serve on the Board because of her Corporate Governance, Regulatory Compliance, International Business and Economics and Consumer Business, Financial Services, Corporate Affairs, Compensation, and Financial Reporting experience. Ms. Spero gained extensive regulatory compliance and international business experience during her tenure as U.S. Under Secretary of State for Economic, Business and Agricultural Affairs and U.S. Ambassador to the United Nations for Economic and Social Affairs. As an executive at American Express Company, including her roles as Executive Vice President of Corporate Affairs and Communications and as Senior Vice President and Treasurer, she developed expertise in financial services, consumer business and corporate affairs. As a current or former member of the Boards of Directors of IBM, International Paper, ING, Delta Airlines, and First Data Corporation, including her service on the Compensation and Audit Committees of IBM, the Governance Committee of International Paper, and the Public Policy and Environment Committee of International Paper, she gained extensive experience in corporate governance, consumer business, financial reporting, compensation, and corporate affairs. Her roles as the former President of the Doris Duke Foundation; her former position as the visiting fellow at the Foundation Center, where she conducted research on the role of American Private Foundations in U.S. foreign policy and in the global system; and her current role as senior research scholar at Columbia University School of International and Public Affairs, where she researches and writes about international philanthropy and its role in the global system; as well as her other service in the non-profit sector, have given her extensive insights into corporate affairs matters.

36 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Diana L. Taylor	Vice Chair
60	Solera Capital LLC

●Vice Chair, Solera Capital LLC – 2014 to present
●Managing Director, Wolfensohn Fund Management, L.P. – 2007 to 2014
●Superintendent of Banks, State of New York – 2003 to 2007
●Deputy Secretary, Governor Pataki, State of New York – 2002 to 2003
●Chief Financial Officer, Long Island Power Authority – 2001 to 2002
●Vice President, KeySpan Energy – 1999 to 2001
●Assistant Secretary, Governor Pataki, State of New York – 1996 to 1999
●Executive Vice President, Muriel Siebert & Company – 1993 to 1994
●President, M.R. Beal & Company – 1988 to 1993 and 1995 to 1996
●Director of Citigroup since 2009
●Director of Citibank, N.A. since 2013
●Other Directorships: Brookfield Asset Management and Sotheby’s
●Previous Directorships within the last five years: Allianz Global Investors, Brookfield Office Properties, and FNMA
●Other Activities: Accion International (Chair), AMFAR, Columbia Business School (Board of Overseers), Dartmouth College (Trustee), Girls Educational & Mentoring Services (GEMS) (Member), Hudson River Park Trust (Chair), International Women’s Health Coalition, Mailman School of Public Health (Board of Overseers), Mayo Clinic (Member), The After School Corporation (Member), Economic Club of New York, and Council on Foreign Relations (Member)

Skills and Qualifications
Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the Board because of her wide-ranging experience in the areas of Financial Services, Corporate Business, Regulatory Compliance, Risk Management, Corporate Affairs, Compensation, Corporate Governance, Financial Reporting, and Legal Matters. Ms. Taylor has extensive bank regulatory and risk management experience having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management, and investment banking experience as a Vice Chair at Solera Capital LLC and as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager; Founding Partner and President of M.R. Beal & Company, a full service investment banking firm; and through various executive positions with Donaldson, Lufkin & Jenrette, Lehman Brothers Kuhn Loeb, Inc., and Smith Barney, Harris Upham & Co. Earlier in her career, Ms. Taylor served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s Compensation Committee, the Brookfield Properties Governance Committee, on the Compensation Committee of, and as a member of the Audit Committee of, the Dartmouth Board of Trustees, and as chair of Accion International, and the Hudson River Park Trust, and former chair of the New York Women’s Foundation, and the YMCA of Greater New York, Ms. Taylor has gained additional experience in corporate affairs, corporate governance, financial reporting, compensation, and legal matters.

www.citigroup.com 37

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
William S. Thompson, Jr.	Chief Executive Officer, Retired Pacific Investment Management Company (PIMCO)
69
●Chief Executive Officer, PIMCO – 1993 to 2009
●Salomon Brothers Inc. – 1975 to 1993
●Chairman, Salomon Brothers Asia Ltd. – 1991 to 1993
●Director of Citigroup since 2009
●Other Directorships: Pacific Life Corporation – since 2003; Lead Director – 2012 to present
●Previous Directorships within the last five years: N/A
●Other Activities: Pacific Symphony Orchestra (Life Director), Thompson Foundation for Autism (Chair), Thompson Family Foundation (President), University of Missouri (President’s Financial Advisory Council), and Orange County Community Foundation (Advisory Director)

Skills and Qualifications
Mr. Thompson is an experienced financial services executive and has been nominated to serve on the Board of Directors because of his extensive experience in the areas of Financial Services, Corporate Governance, Financial Reporting, Compensation, Legal Matters, International Business, Corporate and Consumer Business, and Risk Management. As Chief Executive Officer of PIMCO from 1993 to 2009, Chairman of Salomon Brothers Asia Ltd. in Tokyo from 1991 to 1993, and head of Corporate Finance, Western Region and Head of Institutional Sales, Western Region, at Salomon Brothers, Mr. Thompson gained extensive financial services, and corporate, consumer and international business, skills and experience. As a Chief Executive Officer, and through his service as Chairman of the Risk and Finance Committee, member of the Compensation and Personnel Committee, and Lead Director of Pacific Life Corporation, Mr. Thompson developed extensive skills and experience in corporate governance, financial reporting, compensation, and legal matters.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
James S. Turley	Chairman and CEO, Retired
59	Ernst & Young

●Chairman and CEO, Ernst & Young – 2001 to June 2013
●Regional Managing Partner, Ernst & Young – 1994 to 2001
●Director of Citigroup since July 2013
●Director of Citibank, N.A. since July 2013
●Other Directorships: Emerson Electric Co., Intrexon Corporation, and Northrop Grumman Corp.
●Previous Directorships within the last five years: N/A
●Other Activities: Boy Scouts of America (Board Member), Council for Economic Development (Trustee), National Corporate Theatre Fund (Chair), Rice University (Trustee), and Municipal Theatre Association of St. Louis (Board Member)

Skills and Qualifications
Mr. Turley, the retired Global Chair and CEO of Ernst & Young, brings to Citi his insights and expertise from his exceptional career in the accounting profession, both in the U.S. and internationally, as well as his executive experience from leading a major public accounting firm. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of Financial Reporting, Legal Matters, International Business, and Risk Management. As Chair of the Audit Committee and a member of the Risk Management Committee, Mr. Turley adds significant value to the Board’s oversight of financial reporting, regulatory matters, compliance, internal audit, legal issues and risk. Having served as Chair and CEO of Ernst & Young, he has developed significant expertise in the areas of compensation, litigation, corporate affairs, and corporate governance. Mr. Turley, the former Chairman of the Board of Catalyst, recognized as a champion of diversity, having received the prestigious Crystal Leadership Award for his support of equal marketplace access for women and the groundbreaking programs he oversaw at Ernst & Young that enable the strategic development of women-owned businesses, provides guidance to Citi on diversity matters as well.

38 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Ernesto Zedillo Ponce de Leon	Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University
63
●Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University – 2002 to present
●President of Mexico – 1994 to 2000
●Secretary of Education, Government of Mexico – 1992 to 1993
●Secretary of Economic Programming and the Budget, Government of Mexico – 1988 to 1992
●Undersecretary of the Budget, Government of Mexico – 1987 to 1988
●Banco de Mexico – Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director – 1978 to 1987
●Director of Citigroup since 2010
●Other Directorships: Alcoa Inc., Procter & Gamble Company, and Grupo Prisa
●Previous Directorships within the last five years: N/A
●Other Activities: BP (Member of International Advisory Board), Credit Suisse Research Institute (Advisor), The Group of Thirty (Member), Inter-American Dialogue (Co-Chair of Board), and Natural Resource Governance Institute

Skills and Qualifications
Mr. Zedillo Ponce de Leon is the former President of Mexico, a seasoned economist and academic expert. He has been nominated to serve on the Board because of his extensive experience in the areas of International Business and Economics, Financial Services, Regulatory Compliance, Corporate Affairs, Financial Reporting, Risk Management, and Corporate Governance. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as Undersecretary of Budget for the Mexican government from 1987 to 1988, as Secretary of Economic Programming and the Budget from 1988 to 1992, and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the Director of the Center for the Study of Globalization at Yale and as Professor in the Field of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, financial services, regulatory compliance, and risk management. His service as Chair of the Global Development Network, as Chair of the High Level Commission on Modernization of World Bank Group Governance, on the Group of Thirty, and on the International Advisory Boards of BP and the Coca-Cola Company, has given him extensive international business, financial services, and corporate affairs experience. As a member of the Boards of Alcoa Inc., where he is on the Audit Committee and Public Issues Committee, and Procter & Gamble Company, where he is Chair of the Governance and Public Responsibility Committee, a member of the Innovation and Technology Committee and a past member of that Board’s Finance Committee, Grupo Prisa of Spain and as a past Director of the Union Pacific Corporation, where he served on the Audit and Finance Committees, and as a Director of EDS, where he served on the Governance Committee, Mr. Zedillo Ponce de Leon has gained experience in financial reporting, risk management, corporate governance, and corporate affairs.

www.citigroup.com 39

ELECTION OF DIRECTORS

DIRECTORS’ COMPENSATION

Directors’ compensation is determined by the Board. Since its initial public offering in 1986, Citi has paid outside Directors all or a portion of their compensation in common stock, to ensure that the Directors have an ownership interest in common with other stockholders. The Nomination, Governance and Public Affairs Committee makes recommendations to the Board with respect to compensation of Directors. The Committee periodically reviews benchmarking assessments in order to determine the level of compensation to attract qualified candidates for Board service and to reinforce our practice of encouraging stock ownership by our Directors. In 2014, the Committee received benchmarking assessments of peer company director compensation from outside expert advisors. After reviewing the current compensation program against the assessment, the Committee made the following changes to the Directors’ compensation, effective on May 1, 2014: an increase in the Chair Fee for the Citi Audit Committee and Citi Risk Management Committee from $35,000 to $50,000; a decrease in the fee for service on Citibank’s Board from $50,000 to $25,000; and the elimination of the $15,000 Chair Fee paid to the Chairs of Citibank’s Committees. In addition, if a director serves on more than two Committees of the Citigroup Board, or on the Citibank, N.A. (Citibank) Board and more than one Committee of the Citigroup Board, the director will receive a $25,000 Incremental Fee for each additional Committee of the Citigroup Board on which the director serves.

Key features of our non-employee Director Compensation Program:

●	Non-employee Directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award generally becomes distributable on the second anniversary of the date of the grant, and Directors may elect to defer receipt of the award beyond that date. Starting with the 2011 deferred stock award grant, in the event a Director leaves the Board for personal reasons prior to the conclusion of the deferral period and before age 72, the Director will not forfeit the deferred stock and the pro-rated award will be distributed as scheduled. Directors may elect to receive all or a portion of their cash retainer in the form of common stock, and Directors may elect to defer receipt of this common stock.
●	Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as Directors.
●	Citi’s Chairman receives annual compensation in the form of a $500,000 Chairman’s Fee, payable 75% in deferred shares of Citi common stock and 25% in cash or deferred shares of Citi common stock.
●	The Chairs of the Audit Committee and the Risk Management Committee receive additional compensation of $50,000 per year.
●

If a director serves on more than two Committees of the Citigroup Board, or on the Citibank Board and more than one Committee of the Citigroup Board, the director will receive a $25,000 Incremental Fee for each additional Committee of the Citigroup Board on which the director serves. Additional compensation for special assignments may be determined on a case-by-case basis.

●

Mses. Spero and Taylor and Messrs. Hennes, Reiner, Ryan, Santomero and Turley serve on Citibank’s Board of Directors. Each non-employee Director of Citibank is entitled to receive $25,000 as an annual cash retainer.

●	All annual retainers and chair fees are paid in cash or stock in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation Table below.
●

Citi reimburses its Board members for expenses incurred in attending Board and committee meetings or performing other services for Citi in their capacities as Directors. Such expenses include food, lodging and transportation.

●

Mses. Spero and Taylor and Messrs. Hennes, Ryan, Thompson, and Zedillo have served on and/or chaired a number of ad hoc committees covering such topics as compliance matters and international subsidiary governance throughout the year.

40 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

The following table provides information on 2014 compensation for non-employee Directors.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Duncan P. Hennes	$151,250	$150,000	–	–	–	–	$301,250
Franz B. Humer	$113,750	$150,000	–	–	–	–	$263,750
Robert L. Joss (4)(5)	$62,500	$37,500	–	–	–	$87,500	$187,500
Michael E. O’Neill (6)	$500,000	–	–	–	–	–	$500,000
Gary M. Reiner	$132,500	$150,000	–	–	–	–	$282,500
Judith Rodin	$93,750	$150,000	–	–	–	–	$243,750
Robert L. Ryan	$182,500	$150,000	–	–	–	–	$332,500
Anthony M. Santomero	$228,750	$150,000	–	–	–	–	$378,750
Joan E. Spero	$125,000	$150,000	–	–	–	–	$275,000
Diana L. Taylor	$210,000	$150,000	–	–	–	–	$360,000
William S. Thompson	$128,750	$150,000	–	–	–	–	$278,750
James S. Turley	$162,500	$150,000	–	–	–	–	$312,500
Ernesto Zedillo Ponce de Leon	$93,750	$150,000	–	–	–	–	$243,750
(1)	Directors may elect to receive all or a portion of the cash retainer in the form of Citi common stock and may elect to defer receipt of Citi common stock. Certain directors elected to defer receipt of the shares. Ms. Spero and Dr. Rodin elected to receive all or a portion of their Citigroup 2014 cash retainer and/or Chair fee in deferred stock as represented in the below chart. Mr. O’Neill elected to receive his Chairman Fee in deferred stock as represented in the below chart. Mr. Reiner and Mr. Thompson elected to receive their cash retainers in stock (100%). Mr. Reiner and Mr. Thompson did not elect to defer their retainers; therefore, their 1,981 and 2,523 shares, respectively, were distributed to them quarterly.

		Deferred Fees To Be Paid in Stock
Name	Fees Earned or Paid in Cash	Number of Units	Value of Units
Duncan P. Hennes	$151,250	–	–
Franz B. Humer	$113,750	–	–
Robert L. Joss	$62,500	–	–
Michael E. O’Neill		9,829	$500,000
Gary M. Reiner	$132,500	–	–
Judith Rodin		1,837	$93,750
Robert L. Ryan	$182,500	–	–
Anthony M. Santomero	$228,750	–	–
Joan E. Spero	$31,250	1,837	$93,750
Diana L. Taylor	$210,000	–	–
William S. Thompson	$128,750	–	–
James S. Turley	$162,500	–	–
Ernesto Zedillo Ponce de Leon	$93,750	–	–

www.citigroup.com 41

ELECTION OF DIRECTORS

(2)	The values in this column represent the aggregate grant date fair values of the 2014 deferred stock awards. The grant date fair value is based on a grant date of February 18, 2014 and a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days. The amounts in the below chart represent deferred stock awards only and not shares awarded in lieu of the cash retainer and/or Chairman or Committee Chair fees. The grant date fair value of the deferred stock awards are set forth below:

Name	Deferred Stock Granted in 2014 (#)	Grant Date Fair Value ($)
Duncan P. Hennes	3,020	$150,000
Franz B. Humer	3,020	$150,000
Robert L. Joss*	755	$37,500
Michael E. O’Neill	–	–
Gary M. Reiner	3,020	$150,000
Judith Rodin	3,020	$150,000
Robert L. Ryan	3,020	$150,000
Anthony M. Santomero	3,020	$150,000
Joan E. Spero	3,020	$150,000
Diana L. Taylor	3,020	$150,000
William S. Thompson	3,020	$150,000
James S. Turley	3,020	$150,000
Ernesto Zedillo Ponce de Leon	3,020	$150,000

           *       Mr. Joss’ Deferred Stock Award was pro-rated because he retired from the Board on April 22, 2014.

           The aggregate number of shares of deferred stock outstanding at the end of 2014 was:

Name	Number of Shares
Duncan P. Hennes	3,433
Franz B. Humer	10,636
Michael E. O’Neill	51,352
Gary M. Reiner	4,553
Judith Rodin	29,516
Robert L. Ryan	22,381
Anthony M. Santomero	26,580
Joan E. Spero	15,792
Diana L. Taylor	18,649
William S. Thompson	6,441
James S. Turley	4,557
Ernesto Zedillo Ponce de Leon	17,306
(3)	Beginning in 2009, Directors were no longer able to elect to receive any of their compensation in the form of options to purchase shares of common stock.
(4)	Robert L. Joss earned $ 87,500 for consulting services provided to the Company during 2014.
(5)	Mr. Joss retired from the Board on April 22, 2014.
(6)	Mr. O’Neill receives a Chairman’s Fee of $500,000 annually for his service as Citi’s Chairman.

42 Citi 2015 Proxy Statement

ELECTION OF DIRECTORS

The following chart shows the amount of dividend equivalents and interest paid to the non-employee Directors in 2014 with respect to shares of Citi common stock held in their deferred stock accounts.

Name	Dividend Equivalents and Interest Paid on Deferred Stock Account(1)
Duncan P. Hennes	$137
Franz B. Humer	$425
Robert L. Joss	$83
Michael E. O’Neill	$1,813
Gary M. Reiner	$182
Judith Rodin	$1,133
Robert L. Ryan	$895
Anthony M. Santomero	$1,063
Joan E. Spero	$585
Diana L. Taylor	$746
William S. Thompson	$258
James S. Turley	$182
Ernesto Zedillo Ponce de Leon	$692
(1)	Dividend equivalents are paid quarterly, in the same amount per share and at the same time as dividends are paid to stockholders. Interest accrues on the amount of the dividend equivalent from the payment date until the end of the quarter, at which time the dividend equivalent is either distributed to the Director in cash or reinvested in additional shares of deferred stock. Citi resumed paying quarterly dividends in June 2011. Differences in the amounts paid to Directors can be attributed to a variety of factors including length of service and elections made by individual Board members with respect to the form in which they receive their cash retainers or deferred stock awards. Generally, Directors who have served on the Board for longer periods of time have accumulated more shares in their deferred stock accounts than Directors with a shorter tenure and as a result receive higher dividend equivalent payments. The number of shares owned by each Director is reported on page 25 of this Proxy Statement.

www.citigroup.com 43

AUDIT COMMITTEE REPORT

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all five members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee also discussed with Citigroup’s independent auditors all communications required by PCAOB Auditing Standard Nos. 16 and 18.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2014 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee:

James S. Turley (Chairman)
Michael E. O’Neill
Robert L. Ryan
Anthony M. Santomero
Joan E. Spero

Dated: February 24, 2015

44 Citi 2015 Proxy Statement

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2015. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the annual meeting. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate stockholder questions.

DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2014 and 2013:

	2014	2013
	(in millions of dollars)
Audit Fees	$65.3	$66.5
Audit-Related Fees	$26.7	$19.5
Tax Fees	$7.0	$7.8
All Other Fees	$—	$—
Total Fees	$99.0	$93.8

Audit fees. This includes fees earned by KPMG in connection with the annual integrated audit of Citi’s consolidated financial statements, internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to Citi’s regulatory filings, reports on internal-control reviews required by regulators, accounting advice on completed transactions and reviews of Citi’s interim financial statements.

Audit-related fees. This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization-related services, employee benefit plan audits, and certain attestation services, as well as certain agreed upon procedures.

Tax fees. This includes preparation and review of corporate tax returns, tax audits, expense allocation reports for tax purposes, and other tax compliance services.

All other fees. Citi did not engage KPMG for any services other than those described above.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES

Citi’s Audit Committee has reviewed and approved all fees earned in 2014 and 2013 by Citi’s independent registered public accounting firm and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

www.citigroup.com 45

PROPOSAL 2

The Audit Committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit-related fees, and tax-compliance fees with specific dollar-value limits for each category of service. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The Accounting Firm Engagement Directive is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Directive is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the Audit Committee. The Directive also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. As in prior years, Citi and its Audit Committee have engaged in a review of KPMG in connection with the Audit Committee’s consideration of whether to recommend that shareholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Audit Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance, (ii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iii) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services, other than those described in the Proxy Statement, to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Audit Committee its analysis of its independence in accordance with the Accounting Firm Engagement Directive and PCAOB Rule 3526. In performing its analysis, the Audit Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff and global reach. The Audit Committee recognized the unique ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2015.

Citi’s Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Citi’s senior management. After considering the candidates recommended by KPMG, senior management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the Audit Committee, individually and/or as a group, interview the leading candidate. The Audit Committee then considers the appointment and votes as an Audit Committee on the selection.

BOARD RECOMMENDATION

The Board recommends that you vote FOR ratification of KPMG as Citi’s independent registered public accounting firm for 2015.

46 Citi 2015 Proxy Statement

Proposal 3: Advisory Vote to Approve Citi’s 2014 Executive Compensation

We are seeking an advisory vote approving the compensation of named executive officers as disclosed in this Proxy Statement, as required by Rule 14a-21(a) of the Securities Exchange Act of 1934. You are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to Citi’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We have asked for this advisory vote on an annual basis, and we will continue to do so at least until the next advisory vote on the frequency of our say-on-pay votes (which will occur no later than our 2017 Annual Meeting).

BOARD RECOMMENDATION

The Board recommends that you vote FOR Proposal 3, which is advisory approval of Citi’s executive compensation as disclosed in this Proxy Statement. We strongly urge shareholders to review our entire Compensation Discussion and Analysis, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

Our Shareholder Engagement

Our Board and management seek to have a meaningful, ongoing dialogue with shareholders on many issues, including executive compensation matters. To that end, the Board and senior management have embarked on a multi-year program of shareholder engagement, led by Mr. O’Neill, our Board Chairman. Last spring and consistent with our practice over the past three years, we held discussions with 20 shareholders who collectively held approximately 28% of Citi’s common shares. We also spoke with proxy advisors to determine whether their views of Citi’s executive compensation program were similar to those of Citi’s shareholders. Shareholder perspectives are reflected in the design of our program, and we have received favorable say-on-pay votes of 91% and 85% in 2013 and 2014, respectively. Our program includes the following features:

●

Objective compensation framework. Through our engagement efforts, we learned that shareholders like our objective compensation framework; accordingly, we continued to use that framework when we awarded executive compensation for 2014 performance. Incentive awards for 2014 performance were based on a scorecard of specific metrics-based financial and non-financial goals. The same metrics are used when we evaluate the performance of our businesses. As a result, our executive incentive awards are expressly linked to our financial performance.

●

Explanation of the use of judgment resulting in pay decreases. Our shareholders have asked for complete explanations of how we make compensation decisions, especially when the use of judgment is involved. On pages 55-63, our Compensation Discussion and Analysis provides a detailed review of the factors considered by the Board’s Personnel and Compensation Committee (the Committee) in awarding executive compensation. In particular, we explain how adverse events, including the Federal Reserve Board’s objection to our capital plan submitted as part of the 2014 Comprehensive Capital Analysis and Review (CCAR) process, were reflected in downward adjustments to executive compensation awards.

●

Performance-based compensation. In addition to objective business metrics used to assess executive performance, our program design and compensation policies have multiple performance-based features and clawbacks, as expected by our shareholders. Over 85% of each named executive officer’s total compensation is variable; the entire deferred portion of the variable award has at least two performance-based vesting or other performance-based characteristics.

www.citigroup.com 47

ADVISORY VOTE ON EXECUTIVE COMPENSATION

●

Our continuing focus on risk management. Our comprehensive approach to awarding incentive compensation reduces the potential for imprudent or excessive risk-taking that may undermine our business goals. In particular, the scorecard for each named executive officer includes an important risk and control goal.

●	Our good governance practices. The governance associated with our compensation programs includes a number of strong policies and practices, as described on pages 67-70.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis reviews:

●	Citi’s compensation program and 2014 CEO pay in an executive summary (pages 48-50);
●	Citi’s 2014 business performance and total shareholder return, each as compared to peers, to provide context for our compensation decisions (pages 51-52);
●	Awards made by the Committee to our named executive officers for 2014 performance, using our compensation framework and scorecards (page 54);
●	Our continued focus on risk and incentive compensation (pages 66-67); and
●	Our strong executive compensation policies and practices (pages 67-70).

The 2014 Summary Compensation Table and related compensation information follow on page 71.

Executive Summary

Overview of our framework. Citi overhauled its executive pay program during a two-year period ending in early 2014, and we received favorable feedback from shareholders on the resulting new executive compensation framework. Under that framework, we base executive incentive compensation awards on pre-defined objective financial and non-financial goals established at the beginning of the year. The metrics used in the financial goals are those we use to measure the performance of our businesses; the non-financial goals cover strategic priorities, including those relating to risk and controls. After year-end, the Committee evaluates Citi and individual performance against the pre-defined goals using scorecards. Objective performance ratings are then developed for each named executive officer based on the scorecards, and the ratings are compared to the range of estimates of market median compensation for each executive role. In general, a stronger objective performance rating points towards preliminary compensation above market median, while a weaker rating points towards preliminary compensation below market median. The Committee next reviews the preliminary compensation range produced by the framework to determine whether the process yielded an appropriate incentive award; finally, the Committee adjusts the preliminary awards to reflect any other important factors that emerged during the year.

Application of the framework to 2014 performance. Under our framework, financial goal achievement constitutes 70% of the objective performance rating, and non-financial goal achievement constitutes 30% of that rating. The achievement of financial goals is assessed according to business results compared to our annual business plan, which is developed by senior management based on anticipated operating performance and approved by the Board. Although some businesses performed above plan and key strategic non-financial goals were attained, Citi generally performed below plan in 2014, primarily due to significant costs associated with the resolution of outstanding legal matters as well as higher repositioning costs that were incurred to simplify and strengthen the organization. As a result of the 2014 performance below plan, a common theme across all scorecards was that the objective performance ratings produced by the framework generally pointed towards compensation awards at or below market median for each named executive officer.

48 Citi 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee carefully considered the objective performance ratings, 2014 business performance compared to peers and to prior years, and the relationship of each executive’s pay to market median for his role. The Committee then made specific downward adjustments to named executive officer incentive awards as it finalized preliminary award amounts, in recognition of our 2014 CCAR result, disclosed control issues relating to Citi’s franchise in Mexico, and disclosed legal and regulatory developments relating to the foreign exchange business. These downward adjustments are explained in detail on pages 55-63. The final decisions resulted in year-over-year pay decreases for the CEO and most of the named executive officers, and there was no increase in total compensation for any named executive officer.

CEO compensation decrease. CEO Michael Corbat’s total annual compensation for 2014 was $13 million, consisting of base salary of $1.5 million and an annual incentive award of $11.5 million, which was below estimated market median for the CEO role.

CEO Pay	Performance in 2013	Performance in 2014	Decrease (Percentage)
Base Salary	$1,500,000	$1,500,000	0%
Annual Incentive	$13,000,000	$11,500,000	(11%)
Total	$14,500,000	$13,000,000	(10%)

Additional alignment of compensation with shareholder returns. Consistent with the award structure in effect for performance in 2012 and 2013, the incentive awards for performance in 2014 were delivered 40% in cash, 30% in deferred stock with performance-based vesting over a period of four years, and 30% in performance share units. The values of both deferred stock and performance share units are based on the performance of Citi common stock. In addition, the performance share units awarded for performance in 2014 will be earned as of the end of 2017 only if Citi attains specified pre-determined levels of total shareholder return relative to peers and average return on assets over a three-year performance period (2015 through 2017). A complete discussion of the metrics used in our performance share units appears on pages 64-66.

The current values of outstanding performance share units granted in each of the last two years have been significantly diminished by Citi’s relative total shareholder return and average return on assets through year-end 2014, demonstrating the link between pay and longer-term performance. Under our performance-based structure, Citi’s 2014 financial performance not only affects target amounts awarded this year, but also the current value of awards granted in respect of prior years. As an example, the following chart shows the status of Mr. Corbat’s outstanding performance share units at December 31, 2014, assuming that relative total shareholder return, average return on assets, and Citi’s common stock price as of that date remain unchanged through the end of the applicable performance period:

CEO Award Grant Date	End of Performance Period	Grant Date Nominal Value	Assumed Value at December 31, 2014(1)	Decrease (Value)	Decrease (Percentage)
February 19, 2013	December 31, 2015	$3,135,244	$1,932,755	($1,202,489)	(38%)
February 18, 2014	December 31, 2016	$3,900,000	$0	($3,900,000)	(100%)
Total		$7,035,244	$1,932,755	($5,102,489)	(73%)

(1)	The values of the performance share units shown in the chart reflect the exclusion of the impact of the 2014 mortgage settlement on certain financial results, as discussed on page 55.

Notwithstanding the below-target potential payouts for each of the two outstanding performance share unit awards, the performance thresholds in our performance share unit awards for 2014 performance became more challenging, consistent with our past practice. Specifically, the 100% target average return on assets for performance share units granted on February 18, 2015 for performance in 2014 is 0.90%, whereas the 100% target for the prior year’s awards was 0.85%.

www.citigroup.com 49

COMPENSATION DISCUSSION AND ANALYSIS

Governance. In addition to our performance-sensitive direct compensation structure, Citi has strong compensation governance practices. Our Compensation Philosophy is the foundation of those governance practices and is available at www.citigroup.com/citi/investor/corporate_governance.html. Over the past several years, we have refined many of our governance practices through our ongoing engagement with shareholders and proxy advisory firms.

Our Practices		Excluded Practices
●

Performance-based compensation. Variable compensation comprises over 85% of named executive officer annual compensation, with the result that most compensation is awarded based on performance during the prior year. Sixty percent of the variable award is deferred and further at risk based on the value of Citi common stock over the three- or four-year vesting period. Half of the deferred award is delivered in performance share units, which are also at risk based on Citi’s relative total shareholder return and average return on assets during the three-year performance period.

●

Limits on executive retirement benefits, perks, or other special benefits. Consistent with our pay-for-performance philosophy, Citi does not provide personal perquisites such as free private aircraft usage or special executive medical benefits to the named executive officers. None of the named executive officers are eligible for additional benefit accruals under nonqualified executive retirement programs.

●	Clawbacks. All equity awards and other deferred compensation awarded to the named executive officers are subject to clawbacks, as described on pages 67-68.	●	No hedging or pledging of Citi stock. Citi has a blanket prohibition against hedging or pledging Citi common stock by executive officers.

●

Independent advice. The Committee’s compensation consultant does no work for Citi other than service to the Board, and the Committee relies on the consultant to check our compensation framework and opine on its outcomes.

		●	No multi-year compensation guarantees. Our programs have a range of features designed to avoid incentivizing imprudent risk-taking, such as the absence of multi-year guarantees.

●

Stock ownership commitment. Executive officers are required to hold at least 75% of the net after-tax shares acquired through Citi’s incentive compensation programs as long as they are executive officers.

●

No “single trigger” upon a change of control. Our stock incentive plans have a “double trigger” change-of-control feature, meaning that both a change of control of Citigroup and an involuntary termination must occur before participants vest in awards.

●

Post-employment stock holding requirement. We require each executive officer to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, even if he or she is no longer employed by Citi.

●

No change-of-control agreements, severance agreements, or tax gross-ups. The named executive officers have no special agreements covering their compensation in the event of change of control or providing for tax gross-ups. They are not entitled to “golden parachutes” (i.e., severance pay) in excess of legally required or other broad-based benefits.

●	Risk management. We have strong risk and control policies, and we take risk management into account in making compensation decisions for each of our named executive officers.	●	No extensive use of employment agreements. We make limited use of employment agreements, and their terms are subject to controls as described on pages 68-69.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Company Performance

We believe that our executive compensation decisions should be viewed in the context of Citi’s performance both on an absolute basis and as compared to peers. The peer group shown in the following tables is the group we use to benchmark our executive compensation decisions. These tables show that our 2014 financial results and total shareholder returns were generally within the mid-range of our peer group, although our return on capital measures were at the lower end of the range.

Efficiency Ratio(1)

Net Income to Common Shareholders(2)

Return on Assets(3)

(1)	Efficiency ratio is total operating expenses divided by total revenues (net of interest expense). As a result, a lower efficiency ratio is generally better than a higher efficiency ratio.
(2)	Amounts shown are in USD billions. Barclays and Deutsche Bank results are converted to U.S. dollars at the 2014 average exchange rate. Preferred dividends are excluded from net income for this purpose.
(3)	Return on assets is net income divided by average total assets. Return on assets calculations are not included for the international peer group companies that report utilizing International Financial Reporting Standards (IFRS). Reported assets on financial institutions’ balance sheets prepared in accordance with U.S. GAAP standards are not comparable to the reported assets on financial institutions’ balance sheets prepared in accordance with IFRS. Therefore, the return on assets calculations are not comparable.

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COMPENSATION DISCUSSION AND ANALYSIS

Return on Common Equity(1)

One-Year Total Shareholder Return(2)

Three-Year Cumulative Total Shareholder Return(2)

(1)	Return on common equity is net income to common shareholders divided by average common equity.
(2)	Source: Third-party public databases and company websites reflecting home stock exchange listings (London Stock Exchange for Barclays and HSBC; Frankfurt Börse for Deutsche Bank; New York Stock Exchange for all others). Total shareholder return is the increase in share price over a period of time, including the impact of dividend reinvestment, expressed as a percentage of the share price at the beginning of such period. Total shareholder returns are presented consistently with the approach used to calculate relative total shareholder return for Citi’s performance share units.

52 Citi 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Citi’s Executive Compensation Awards

Citi’s Executive Compensation Framework

Named executive officer incentive compensation for performance in 2014 was awarded based on our framework, which uses a five-step process:

Step 1: Determine goals and weightings. Financial and non-financial 2014 performance goals were developed for each of the named executive officers during the first quarter of 2014 and were approved by the Committee in April. The relative weightings of the goals were established then as well. As previously discussed, the financial goals were based on our business plan for the year; the named executive officers who are business unit leaders had certain financial goals based both on Citi’s performance and on business unit performance. Non-financial goals for each named executive officer reflected a uniform expectation of strong risk management and control practices, as well as strategic considerations tailored to each named executive officer’s role. The specific goals applicable for 2014 to each of our named executive officers are described beginning on page 55.

Step 2: Calculate preliminary performance ratings. After the end of the year, the executive’s performance against each goal was assessed and a performance rating was developed for each goal. In accordance with the relative weightings established early in the year, financial goal ratings were averaged and weighted 70% while non-financial goal ratings were averaged and weighted 30% in arriving at an overall preliminary performance rating for each named executive officer. The Committee and the CEO rated the performance of the other named executive officers, and the Committee rated the CEO’s performance. Risk and control results are reflected in the objective weighted performance rating, and additionally the Committee adjusted compensation downward to reflect risk and control results, as described in Step 5 below.

Step 3: Review estimates of market pay ranges. The Committee reviewed market surveys of compensation, including estimates of median compensation ranges, for each named executive officer role. The surveys were conducted by third party firms, using parameters specified by management, and the Committee’s independent compensation consultant, which also reviewed the overall results. The Committee also considered historic and current pay at peer firms based on their compensation disclosures as the range of estimated market pay for each executive role was developed.

Citi’s peer group is Bank of America, Barclays, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley, and Wells Fargo. This peer group has not changed since its establishment in 2012 and is the same peer group used to determine relative total shareholder return for Citi’s performance share unit program. The Committee observed that, based on public disclosures and other objective market data, named executive officer compensation at U.S. peer firms is increasing and diverging from executive compensation at peer firms based in Europe, where there is more restrictive legislation and regulatory activity.

Step 4: Link performance to pay. The Committee compared the overall preliminary performance rating for each named executive officer to the estimated range of market compensation for each respective role, taking into account inherent limitations of the survey data. When applying the rating to the range, Citi’s framework points towards a preliminary compensation amount that is above or within the upper end of the range of estimates of market median to the extent that an executive has a stronger performance rating. The framework points towards a preliminary compensation amount below or within the lower end of the range of estimates of market median to the extent that an executive has a weaker performance rating.

Step 5: Finalize preliminary pay amounts. The Committee evaluated the preliminary amounts produced by the first four steps and adjusted compensation awards as appropriate, to ensure that the framework appropriately accounted for additional factors the Committee considered critical to reaching balanced compensation decisions. These factors may change from year to year and are explained in full in our discussions of the 2014 executive scorecards.

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COMPENSATION DISCUSSION AND ANALYSIS

Citi’s Executive Compensation Framework At-A-Glance

Awards Made by the Committee

Application of the framework resulted in the following compensation approved by the Committee for performance in 2014:

	1	2	3	4
Name	Base Salary (Reported in the Summary Compensation Table for 2014)	Cash Bonus (Reported in the Summary Compensation Table for 2014)	Deferred Stock (Reportable in the Summary Compensation Table for 2015)	Performance Share Units (Reportable in the Summary Compensation Table for 2015)(1)	Annual Compensation for 2014 (Sum of Columns 1-4)
Michael Corbat	$1,500,000	$4,600,000	$3,450,000	$3,450,000	$13,000,000
John Gerspach	$500,000	$2,800,000	$2,100,000	$2,100,000	$7,500,000
James Forese	$475,000	$5,210,000	$3,907,500	$3,907,500	$13,500,000
Brian Leach	$500,000	$3,040,000	$2,280,000	$2,280,000	$8,100,000
Manuel Medina-Mora	$546,966	$3,581,214	$2,685,910	$2,685,910	$9,500,000

The above table is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2014 Summary Compensation Table.

The 2014 Summary Compensation Table includes a payment of $3,033,047 to Mr. Leach made in early 2014 under the Key Risk Employee Plan. As disclosed in the 2013 and 2014 Proxy Statements, each named executive officer received payments under Citi’s legacy retention programs – the Key Employee Profit Sharing Plan and the Key Risk Employee Plan. Under SEC reporting requirements, Mr. Leach’s final payment is reported for 2014 while other named executive officers’ final payments were reported in the 2013 Summary Compensation Table. These payments were made under the terms of award decisions made by the Committee in past years, and the executives will not receive future awards under these programs.

On February 20, 2015, Mr. Medina-Mora announced his retirement from Citi, effective June 1, 2015. He will receive no new compensation awards as a result of his retirement. Mr. Medina-Mora will, however, be entitled to previously accrued broad-based retirement benefits. He will also receive “Rule of 60” treatment for his outstanding deferred stock awards and other deferred incentive awards, on the same basis as thousands of other Citi employees globally who meet specified age and service conditions. The Rule of 60 is described on page 73. A table showing the value of his outstanding deferred incentive awards and vested pension benefits as of December 31, 2014 appears on page 79.

(1)	These performance share units are reportable in the 2015 Summary Compensation Table; the amounts actually reported in the future table are expected to be approximately (but not exactly) the same as the above amounts due to SEC rules which require reporting in the Summary Compensation Table based on financial accounting valuations.

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COMPENSATION DISCUSSION AND ANALYSIS

Reading the Scorecards

We use scorecards in our discussion of the performance of the named executive officers to illustrate how our results compare to the goals established by the Committee early in the year. As discussed previously, our financial goals are based on our business plan for the year. The presentation of financial results in the scorecards and related discussions excludes the impact of the mortgage settlement announced in July 2014 regarding certain of Citi’s legacy residential mortgage-backed securities and collateralized debt obligation activities between 2003 and 2008. The Committee determined that 2014 named executive officer performance should not be assessed in ways that reflected events that occurred before the named executive officers assumed their current senior management roles.

The colors in the scorecards are intended to visually signify relative performance against financial and non-financial goals, as follows:

Financial Goals

Signifies that the financial result was at goal or above goal by up to 10%.	Signifies that the financial result was below goal by less than 10%.	Signifies that the financial result was below goal by 10% or more.

Non-Financial Goals

Signifies that the performance met or exceeded high expectations.	Signifies that the performance did not meet expectations in some respects but nonetheless demonstrated some strengths.	Signifies that the performance did not meet expectations in any respect.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Named Executive Officer Scorecards

CEO Pay Explanation

Mr. Corbat has been CEO of Citi since October 2012. He joined Citi in 1983 and has held various management positions throughout Citi in multiple businesses and geographies.

Citi’s 2014 operating results were largely in line with those of peers and were comparable to 2013 operating results. However, legal and related expenses and repositioning costs were higher than plan and resulted in Citigroup business performance that was largely below plan. Under our framework, Citi business performance below plan generally results in a preliminary performance rating pointing towards total compensation within the lower end of the range of estimates of market median for the CEO role. The Committee positively evaluated many aspects of Mr. Corbat’s performance and endorsed his leadership, noting the market trend of recent significant increases in CEO pay at U.S. peer firms. This trend would have supported an increase in Mr. Corbat’s incentive compensation over last year’s award. However, the Committee considered Mr. Corbat’s leadership role during the period that included our 2014 CCAR result and the disclosure of important legal and regulatory developments or control issues. The Committee then determined that a downward compensation adjustment was appropriate and granted an incentive award that was $1.5 million less than Mr. Corbat’s 2013 incentive award. His final 2014 total compensation was 10% less than his 2013 total compensation and was also below the estimated market median for the CEO role.

Mr. Corbat’s achievement of financial (70% weighting) and non-financial (30% weighting) goals is summarized in the two scorecards that follow.

Category	Financial Goal (Glossary on Page A-1)	2014 Result(1)
Profitability	Citigroup Core Income from Continuing Operations Before Taxes	$17.4 billion
Expense Management	Citicorp Core Efficiency Ratio	66.3%
Use of Capital	Citigroup Return on Tangible Common Equity (Core)	6.4%
	Citigroup Core Return on Assets	0.61%
Risk	Citicorp Risk Appetite Ratio	96%

In addition to reflecting the higher legal and related expenses, the scorecards for Mr. Corbat and each of the other named executive officers reflect the impact of the higher repositioning costs that adversely affected 2014 results as compared to plan. Citi announced strategic actions to exit its consumer businesses in 11 international markets, the consumer finance business in Korea, and certain institutional businesses in Institutional Clients Group. Among other actions during 2014, Citi reduced its physical footprint while increasing digital uptake by clients, reduced headcount by almost 10,000, and closed 95 operations sites.

(1)	As used throughout the Compensation Discussion and Analysis, Core Income from Continuing Operations Before Taxes, Core Efficiency Ratio, Return on Tangible Common Equity (Core), Core Return on Assets, and Risk Appetite Ratio are non-U.S. GAAP financial measures. For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Non-Financial Goal	Result Highlights (Glossary on Page A-1)
Set strategic direction
In 2014, Citi Holdings results continued to improve. Excluding the mortgage settlement, Citi Holdings net income increased by $2.3 billion to $385 million, as Citi Holdings attained break-even status for the first time. In addition, the assets of Citi Holdings declined by $19 billion, or 16%, from year-end 2013.

Mr. Corbat has sponsored our multi-year focus on Ethics and Culture, our broad and innovative effort to further heighten attention towards ethical decision-making across Citi. As part of this effort, nearly 5,000 of Citi’s most senior managers received training designed to foster ethical decision-making and to underscore the importance of escalating potential ethical issues. For 2015, Citi has adapted this well-received training and is rolling it out to approximately 40,000 manager-level employees globally.

Mr. Corbat developed and championed our Execution initiative, continuing his long-term focus on delivering returns through executing Citi’s business plan. The Execution initiative is dedicated to improving our clients’ experience, streamlining our organization, standardizing core business processes, ensuring that we have the right staffing in the right geographies and the right real estate footprint, enhancing our ability to leverage technology solutions across Citi, and standardizing our approach to performance management.

Strong risk and controls management
Mr. Corbat held himself accountable for the regulatory objection to Citi’s capital plan submitted as part of the 2014 CCAR process. He quickly set the strategic focus on improving our capital planning process with the aim of returning more capital to shareholders; at the request of Mr. Corbat, Vice Chairman Eugene McQuade delayed his retirement to oversee those improvements. During 2014, we greatly increased the resources dedicated to the capital planning process. Our businesses are more fully engaged in our capital planning and are continuing to incorporate findings from the process into their business models.

Mr. Corbat provided oversight and leadership of Citi’s comprehensive responses to legal and regulatory developments or control issues (including those involving the foreign exchange business and Citi’s franchise in Mexico), bringing urgency to remediation efforts and holding executives and managers accountable throughout Citi, where appropriate. However, the Committee also considered those developments when it reduced Mr. Corbat’s pay for 2014.

Strong personnel management
Mr. Corbat focused carefully on succession plans for his senior leadership team as well as other critical roles across Citi. Employee engagement and satisfaction were maintained at an already high level as measured by objective surveys and employee turnover rates.

Enhance relations with external stakeholders, including shareholders
Mr. Corbat continued his significant efforts to improve relations with external stakeholders globally, including investors, regulators, and government officials throughout the world. He maintained regular client contact by visiting approximately 40 cities across the globe and holding, on average, 38 client meetings per month. He also led investor outreach by conducting numerous investor meetings and presenting at two investor conferences. He held many meetings with U.S. regulators and met 25 times with regulators, central bankers, and governmental officials from other countries.

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COMPENSATION DISCUSSION AND ANALYSIS

CFO Pay Explanation

John Gerspach has been CFO of Citi since July 2009, and has served in various senior financial management roles globally after joining Citi in 1990. He is responsible for the financial management of Citi and also leads Citi’s expense management initiatives.

Financial goals for 2014 were largely the same for Mr. Corbat and Mr. Gerspach, leading to a similar preliminary performance rating, pointing towards total compensation within the lower end of the range of estimates of market median for the CFO role. That range is substantially above Mr. Gerspach’s 2013 compensation level. The Committee also considered Mr. Gerspach’s individual contributions and the market trend of recent significant increases in CFO pay at U.S. peer firms, noting that these factors would have supported an increase in incentive compensation over last year’s award. However, recognizing the objection to our capital plan submitted as part of the 2014 CCAR process, the Committee reduced the preliminary award amount produced by the framework and did not award a pay increase, resulting in an incentive award for 2014 that was the same as Mr. Gerspach’s 2013 award. The award decision resulted in total compensation that was significantly below estimated market median for the CFO role.

Mr. Gerspach’s achievement of financial (70% weighting) and non-financial (30% weighting) goals is summarized in the two scorecards that follow.

Category	Financial Goal (Glossary on Page A-1)	2014 Result(1)
Profitability	Citigroup Core Income from Continuing Operations Before Taxes	$17.4 billion
Expense Management	Citicorp Core Efficiency Ratio	66.3%
Use of Capital	Citigroup Return on Tangible Common Equity (Core)	6.4%
	Citigroup Core Return on Assets	0.61%
Risk	Citicorp Risk Appetite Ratio	96%

Non-Financial Goal	Result Highlights (Glossary on Page A-1)
Facilitate prudent use of Citigroup balance sheet
As managed by Mr. Gerspach, our capital levels now exceed pre-crisis levels; at year-end 2014, Citi had nearly $140 billion in regulatory capital and held more than $400 billion in high-quality liquid assets. Despite significant legal charges, Citi generated $11 billion in regulatory capital in 2014, and our capital, leverage, and liquidity ratios each increased over the course of 2014. In addition, Citi reduced the total end-of-period assets on its balance sheet by 2% from December 31, 2013 to December 31, 2014.

Strong risk and controls management
Mr. Gerspach, together with Mr. Leach, had a management role in the 2014 CCAR submission that resulted in a regulatory objection; Mr. Gerspach also actively participated in the subsequent overhaul of the capital planning process. Mr. Gerspach accelerated implementation of complex multiple financial reporting systems designed to streamline that planning process and standardize reporting. These tools will facilitate the inclusion of results from the capital planning process into our business strategies. Mr. Gerspach also led the continuing enhancement of controls around financial reporting and the reinforcement of Finance’s culture of compliance.

Improve Deferred Tax Assets usage
Mr. Gerspach, together with Mr. Leach, led the successful cross-functional planning initiative on Deferred Tax Assets; Citi utilized $3.3 billion of its Deferred Tax Assets in 2014, significantly exceeding 2013 utilization of $2.5 billion.

Enhance operational efficiency
As part of the Execution initiative, Mr. Gerspach has led the drive towards global standardized reporting and associated processes, resulting in enhanced productivity and better decision-making tools throughout Citi. This standardized reporting has been the foundation of other Execution-related achievements in many of Citi’s businesses and functions.

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Institutional Clients Group CEO Pay Explanation

James Forese has been Co-President of Citi and CEO of Institutional Clients Group (ICG) since January 2013. ICG businesses include Banking (consisting of investment banking, treasury and trade solutions, corporate lending, and the private bank) and Markets and securities services (consisting of fixed income markets, equity markets, and securities services). Mr. Forese joined Citi in 1985 and has held various management positions in multiple geographies throughout the businesses comprising ICG.

ICG’s 2014 operating results demonstrated both strengths and weaknesses, leading to a preliminary performance rating for Mr. Forese pointing towards total compensation within the range of estimates of market median for his role. The Committee considered the market trend of recent significant increases in pay for comparable or smaller positions at U.S. peer firms, and the Committee considered a corresponding pay increase for Mr. Forese. However, in recognition of the disclosed legal and regulatory developments relating to the foreign exchange business, the Committee reduced the preliminary incentive award produced by the framework, resulting in annual compensation for 2014 that was $500,000 (i.e., 4%) less than Mr. Forese’s 2013 annual compensation. The award decision resulted in total compensation that was below estimated market median for the role.

Mr. Forese’s achievement of financial (70% weighting) and non-financial (30% weighting) goals is summarized in the two scorecards that follow. His performance on most financial metrics was evaluated on the basis of both company-wide and ICG results, consistent with his roles as Co-President of Citi and CEO of ICG.

Category	Financial Goal (Glossary on Page A-1)	2014 Result(1)
Profitability	Citigroup Core Income from Continuing Operations Before Taxes	$17.4 billion
	ICG Core Income from Continuing Operations Before Taxes	$13.6 billion
Expense Management	Citicorp Core Efficiency Ratio	66.3%
	ICG Core Efficiency Ratio	59.4%
Use of Capital	Citigroup Return on Tangible Common Equity (Core)	6.4%
	ICG Return on Tangible Common Equity (Core)	14.3%
	Citigroup Core Return on Assets	0.61%
	ICG Core Return on Assets	0.91%
Risk	ICG Risk Appetite Ratio	174%

(continued on next page)

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

(continued from preceding page)

Non-Financial Goal	Result Highlights (Glossary on Page A-1)
Execute on key franchise initiatives
Mr. Forese’s initiatives have resulted in stronger business results with our key clients across most regions in investment banking, as well as improved market share in certain Markets businesses, the private bank, and treasury and trade solutions. Returns in ICG have improved, as ICG’s 2014 Return on Tangible Common Equity (Core) exceeded the 2013 result (14.3% as compared to 14.0%). Also, in 2014 ICG made strategic decisions to exit certain non-core institutional businesses, such as hedge fund administration, prepaid cards, certain transfer agency operations, and wealth management administration.

Strong risk and controls management
The Committee recognized disclosed legal and regulatory developments relating to the foreign exchange business in determining Mr. Forese’s incentive award. Mr. Forese has led thorough responses to these issues, holding executives and managers accountable through terminations, compensation reductions, role changes, and other appropriate actions. The Committee also favorably considered ICG’s dedicated efforts to comply with complex emerging global regulatory requirements. Operational risk losses at ICG declined in frequency and size during 2014, and ICG’s Risk Appetite Ratio remained over 100% for 2014.

Improve business integration
Mr. Forese continued the drive towards a more streamlined and integrated ICG that effectively delivers the full suite of banking products and services to our clients. As an example, the Securities and Fund Services (SFS) business was successfully integrated into the larger ICG businesses.

Enhance operational efficiency
Mr. Forese, together with Mr. Medina-Mora, led Citi’s renewed focus on Execution, including on the client and customer experience. In addition, ICG’s operating efficiency metrics compare favorably to those of peers.

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COMPENSATION DISCUSSION AND ANALYSIS

Head of Franchise Risk and Strategy Pay Explanation

Brian Leach has been Head of Franchise Risk and Strategy since January 2013. In this capacity, he oversees Compliance, Franchise Risk Architecture, Internal Audit, Operational Risk Management, Risk Management, Risk Strategy, and Strategic Regulatory Initiatives for Citi. He assumed this role after serving as Citi’s Chief Risk Officer since March 2008.

Financial goals for 2014 were largely the same for Mr. Corbat and Mr. Leach, leading to a similar preliminary performance rating, pointing towards total compensation within the lower end of the range of estimates of market median for Mr. Leach’s role. The Committee considered Mr. Leach’s 2013 compensation to be in line with market, so it did not consider market-related adjustments, and the Committee took into account Mr. Leach’s individual contributions as it evaluated the preliminary results produced by the framework. However, recognizing the objection to our capital plan submitted as part of the 2014 CCAR process, the Committee awarded annual compensation that was $900,000 (i.e., 10%) less than Mr. Leach’s 2013 pay.

Mr. Leach’s achievement of financial (70% weighting) and non-financial (30% weighting) goals is summarized in the two scorecards that follow.

Category	Financial Goal (Glossary on Page A-1)	2014 Result(1)
Expense Management	Citicorp Core Efficiency Ratio	66.3%
Use of Capital	Citigroup Return on Tangible Common Equity (Core)	6.4%
	Citigroup Core Return on Assets	0.61%
Risk	Citicorp Risk Appetite Ratio	96%

Non-Financial Goal	Result Highlights (Glossary on Page A-1)
Regulatory expectations
Mr. Leach drove the completion of numerous complex projects and systems implementations as part of the ongoing maintenance of our risk and control environment. As an example, Citi consolidated 14 legacy anti-money-laundering monitoring systems into a single unified platform. In addition, Franchise Risk and Strategy drove a significant component of our Ethics and Culture initiative, which is our effort to further heighten attention towards ethical decision-making across Citi; the initiative includes a globally consistent approach to ethics training. Franchise Risk and Strategy also sponsored global standards for suitability and sales practices.

Strong risk and controls management
Mr. Leach, together with Mr. Gerspach, had a management role in the 2014 CCAR submission that resulted in a regulatory objection; Mr. Leach also actively participated in the subsequent overhaul of the capital planning process. That effort included a significant increase in the permanent resources devoted to the capital plan, including strategic technology build-outs, in areas led by Mr. Leach. Franchise Risk and Strategy has continued to develop or participate in innovative programs to address emerging risks, such as our global focus on risks related to employee conduct. Mr. Leach led a renewed focus on identifying and managing country-specific risks, preventing a range of potential losses, among other significant initiatives to mitigate risk.

Improve Deferred Tax Assets usage
Mr. Leach, together with Mr. Gerspach, led the successful cross-functional planning initiative on Deferred Tax Assets; Citi utilized $3.3 billion of its Deferred Tax Assets in 2014, significantly exceeding 2013 utilization of $2.5 billion.

Drive additional efficiencies in risk management throughout Citi
Working with the Board’s Audit Committee, Mr. Leach is facilitating the global transformation of our Internal Audit function, including through championing enhanced technologies dedicated to that function. Mr. Leach led the drive to reduce the number of legal vehicles worldwide, thereby simplifying Citi’s organizational structure and reducing governance risks.

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Global Consumer Banking CEO Pay Explanation

Manuel Medina-Mora is Co-President of Citi and CEO of Global Consumer Banking (GCB). GCB consists of Citi’s four geographical consumer banking businesses that provide traditional banking services to retail customers through retail banking, commercial banking, Citi-branded cards, and Citi retail services. Mr. Medina-Mora is the Executive Chairman of Citi’s franchise in Mexico. On February 20, 2015, Mr. Medina-Mora announced his retirement from all of these roles, effective June 1, 2015. He will then become the non-executive Chairman of the Boards of Grupo Financiero Banamex, and its subsidiary, Banco Nacional de Mexico (Banamex).

Mr. Medina-Mora’s contributions to our franchise began when he joined Banamex in 1971, and he has since served in a range of senior management roles at both at Banamex and Citi. He became CEO of GCB in 2010, and over the past five years, he has led the transformation of our consumer businesses from a collection of local banks with different strategies, products, and platforms to a globally integrated, client-centric business with a common way of doing business around the world. Under Mr. Medina-Mora’s leadership, GCB has delivered consistent, high-quality earnings growth, tripling operating earnings since 2010.

Mr. Medina-Mora leads GCB, which delivered 2014 business results that generally met or exceeded plan. Mr. Medina-Mora’s objective rating is based both on overall Citi results as well as GCB results; the performance rating produced by the framework for Mr. Medina-Mora pointed towards total compensation within the range of estimates of market median for his executive roles. The Committee noted the approximately 15% reduction in Mr. Medina-Mora’s total compensation last year (from $11 million for each of 2011 and 2012, as compared to $9.5 million for 2013), in recognition of disclosed 2013 control issues at Banamex. The Committee reviewed possible increases from 2013 compensation to reflect GCB’s 2014 and longer-term business results. However, the Committee determined that the 2013 decrease from Mr. Medina-Mora’s historical compensation levels should continue through 2014 as well, in recognition of the control issues at Banamex disclosed in 2014. Accordingly, the Committee’s incentive award to Mr. Medina-Mora for 2014 was the same as his 2013 award, down $1.5 million from 2012.

Mr. Medina-Mora’s achievement of financial (70% weighting) and non-financial (30% weighting) goals is summarized in the two scorecards that follow. His performance on most financial metrics was evaluated on the basis of both company-wide and GCB results, consistent with his roles as Co-President of Citi and CEO of GCB.

Category	Financial Goal (Glossary on Page A-1)	2014 Result(1)
Profitability	Citigroup Core Income from Continuing Operations Before Taxes	$17.4 billion
	GCB Core Income from Continuing Operations Before Taxes	$9.2 billion
Expense Management	Citicorp Core Efficiency Ratio	66.3%
	GCB Core Efficiency Ratio	56.4%
Use of Capital	Citigroup Return on Tangible Common Equity (Core)	6.4%
	GCB Return on Tangible Common Equity (Core)	19.4%
	Citigroup Core Return on Assets	0.61%
	GCB Core Return on Assets	1.73%
Risk	GCB Risk Appetite Ratio	198%

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Non-Financial Goal	Result Highlights (Glossary on Page A-1)
Improve customer experience
Mr. Medina-Mora led GCB’s successful efforts to improve the customer experience as measured through objective metrics such as net promoter scores, which improved significantly over 2013, especially in Asia and Latin America. His innovative cultural change effort (the “Power of One”) is driving new approaches within GCB to deliver better service to customers.

Strong risk and controls management
In awarding incentive compensation to Mr. Medina-Mora, the Committee recognized both his role in Mexico during the period that included disclosed control issues in the region, as well as his active participation in Citi’s comprehensive and decisive response which included significant turnover in Banamex management and governance changes at the Banamex Board level. At GCB, he led broad-based efforts to further strengthen the control environment through our cultural initiative known as the Power of One, among other efforts. Operational risk losses at GCB declined in frequency and size during 2014, and GCB’s Risk Appetite Ratio remained over 100% for 2014. Net credit loss metrics improved over 2013 and as compared to plan.

Roll out unified global customer platform and grow digital channels
Mr. Medina-Mora continued to drive progress on the multi-year rollout of a common global technology platform, as measured by the number of accounts on our common global version. Under Mr. Medina-Mora’s leadership, GCB significantly advanced the scope and quality of its digital platforms globally, as measured by the number of individual users and the number of countries in which the full platform is available.

Enhance productivity
Mr. Medina-Mora, together with Mr. Forese, led Citi’s renewed focus on Execution, including on the customer and client experience. Process changes across a range of core GCB operational activities, such as collections and call centers, have resulted in meaningful productivity improvements.

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COMPENSATION DISCUSSION AND ANALYSIS

Form and Structure of Incentive Awards for Performance in 2014

General structure. Citi’s approach to the structure of executive compensation did not change for 2014 performance, meaning that Citi has implemented a consistent approach to executive compensation for three consecutive years. The Committee awarded named executive officer incentive compensation for performance in 2014 as follows: 40% in an immediately payable cash bonus, 30% in deferred stock under Citi’s Capital Accumulation Program, and 30% in performance share units (for a total deferral of 60%).

In determining the percentages to award as current and deferred compensation, the Committee considered applicable regulatory requirements and guidelines for deferral and market practices. Our structure links 100% of each named executive officer’s deferral to the value of Citi common stock, providing strong alignment with long-term shareholder interests.

Deferred stock awards. The Committee awarded deferred stock under Citi’s Capital Accumulation Program to the named executive officers as 30% of their incentive compensation for 2014. The awards vest ratably over a four-year period, and an additional performance-based vesting condition also applies to these awards that allows for cancellation of future vestings in the event of losses. If Citigroup has pre-tax losses in any year of the deferral period, the portion of the deferred stock award that is scheduled to vest in the year following the loss year will be reduced by a fraction, the numerator of which is the amount of the pre-tax loss, and the denominator of which is the highest level of annual pre-tax profit for Citigroup in the three years immediately preceding the loss year. However, if that fraction would result in a cancellation of 20% or less of the shares, the shares scheduled to vest will be reduced by 20% (i.e., there is a minimum cancellation level in the event of pre-tax losses).

Example: The following example illustrates a deferred stock award made in February 2015 of 10,000 shares to a named executive officer. The example shows how the portion of this award that is scheduled to vest in January 2016 – 2,500 shares – would be affected, assuming the following pre-tax profit (loss) history for Citigroup.

Pre-tax profit (loss) for Citigroup (in millions)
Scheduled vesting date	2015 (assumed)	2014	2013	2012	Highest pre-tax profit in prior three years
January 2016	($500)	$14,364	$19,497	$7,825	$19,497

Please note: The profit amounts for 2012, 2013, and 2014 in the example are derived from current publicly reported financial information. The pre-tax loss amount for 2015 in the example is a hypothetical assumption for illustrative purposes only.

The reduction produced by the formula (500 divided by 19,497) is 2.56%. Due to the minimum cancellation level, 20% of shares scheduled to vest in January 2016 would be cancelled. Therefore, 500 shares of the 2,500 that were scheduled to vest would be cancelled (500 = 20% of 2,500).

Deferred stock awards, like all deferred incentive awards granted by Citi, remain subject to cancellation pursuant to the Citi Clawbacks, as described on page 67. Deferred stock awards are subject to the provisions of the Capital Accumulation Program in the event of termination of employment, as described on page 73.

Performance share unit awards. Performance share units are performance-sensitive in four important respects. First, the initial award opportunity is based on the Committee’s assessment of the executive’s prior-year performance. Once granted, the number of performance share units earned, if any, is based on performance against the objective metrics over the three-year performance period. The value of the earned performance share units is based on changes in Citi’s common stock price that occur over the three-year period. Finally, the awards are subject to clawback provisions.

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Performance share unit awards represent 30% of the named executive officers’ annual incentive compensation for 2014. The target number of performance share units awarded to the executives is the amount of their annual incentive allocated to the performance share unit program divided by the average of the closing Citi stock prices for the five trading days immediately preceding the grant date. The performance share units will be earned according to the following schedule relating to Citi’s average return on assets and relative total shareholder return over the three-year period.

What has changed for this year’s performance share units?
Consistent with our goal of continuous improvement, the 100% target average return on assets has increased from 0.85% to 0.90% for this year’s awards.

Metric: average return on assets	Less than 0.65%	0.65%	0.90%	1.0% or more
Metric: relative total shareholder
return (percentile)	Lower than 25th	25th	50th	75th or greater
% of target performance share	No award regardless of
units earned	outcome of other metric	0%	100%	150%

Performance against each metric will be weighted equally to provide a balanced focus on each metric; however, the program has a minimum performance threshold. If Citi’s average return on assets is less than 0.65% or Citi’s relative total shareholder return is lower than the 25th percentile, then no performance share units will be earned at the end of the three-year performance period, regardless of the outcome of the other metric.

Performance between the thresholds in the table above will be determined by straight-line interpolation, based on equal weighting of each metric, to avoid encouraging imprudent risk-taking through artificial cliffs in the design of the performance share units.

Example: If Citi has an average return on assets of 0.75% and is at the 50th percentile in relative total shareholder return at the end of the performance period, the executives will receive 70% of the target performance share units, which assigns equal weight to performance against the average return on assets metric (40% performance) and the relative total shareholder return metric (100% performance).

Why did Citi select relative total shareholder return and average return on assets as the metrics for the performance share units?
These metrics measure improvements in relative returns to shareholders and in Citi’s operating performance. The Committee believes that these metrics continue to be the most relevant objective measures of overall improvements in performance at this point in Citi’s evolution.

Final results under the performance share unit metrics are determined after the end of the three-year performance period. Average return on assets for this purpose is generally defined as the average of the return on assets for 2015, 2016, and 2017. Generally, average return on assets is Citigroup’s net income (loss) excluding credit valuation adjustments/debt valuation adjustments for a year divided by Citigroup average assets for that year. Relative total shareholder return under the program will be determined at the end of 2017 by comparing Citi’s total shareholder return from January 1, 2015 through December 31, 2017 to those of its peers. The peer group for determining relative total shareholder return is Bank of America, Barclays, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan Chase, Morgan Stanley, and Wells Fargo. The peer group has not changed over the last three years and was selected because the group includes Citi’s principal global business competitors and competitors for investor capital.

In the event of extraordinary items, the Committee has the authority to make adjustments in average return on assets, relative total shareholder return, and the peer group. In 2014, the Committee adjusted the average return on assets metric of outstanding performance share unit awards to exclude the impact of the mortgage settlement on net income consistent with the adjustments made to the executive scorecards, as explained on page 55.

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COMPENSATION DISCUSSION AND ANALYSIS

After the end of the performance period, the number of earned performance share units will be multiplied by the average of the closing Citi stock prices for the five trading days immediately preceding the final vesting date, and the resulting value will be paid in cash. This feature has the effect of rewarding executives based on changes in the price of Citi common stock, which is another element of alignment with shareholder returns, while limiting shareholder dilution through payment of the award in cash.

Dividend equivalents will be accrued and paid on the number of earned performance share units at the end of the three-year performance period; dividend equivalents on performance share units that are not earned will be forfeited.

The performance share units are subject to the full range of clawbacks described on pages 67-68. Performance share units have the same provisions in the event of termination of employment applicable to Citi’s incentive programs generally, as described on pages 73-74.

Risk and Citi’s Incentive Compensation Programs

Citi fully appreciates its responsibility to assume only risks that are prudent and well-understood, and to effectively manage those risks to protect the franchise. Our compensation programs are designed accordingly, with the following important elements:

●

Our Compensation Philosophy, approved by the Committee and available on Citi’s public website, describes our commitment to managing risk. Management has received clear direction from the Committee to consider risk management principles when making discretionary incentive compensation awards.

●

The Chief Risk Officer meets twice annually with the Committee to review risk levels and trends across Citi, as well as incentive compensation frameworks at the senior executive level and throughout Citi. The Chief Risk Officer has reviewed the key terms of Citi’s overall compensation framework to help ensure that, consistent with Citi’s Compensation Philosophy, compensation is aligned with long-term performance in a manner that does not encourage imprudent or excessive risk-taking.

●

Citi’s framework used to determine incentive compensation for the named executive officers explicitly and implicitly adjusts incentive awards for risk. Citi’s framework for determining named executive officer incentive compensation takes risk into account by including financial metrics intended to assess risk levels in the array of each executive’s financial goals. Risk management performance, including effectiveness of the control environment, has also been included in the non-financial goals. Finally, the Committee evaluates risk outcomes at the end of the process and takes adverse risk outcomes into account when determining compensation.

●

Annual incentive awards to covered employees, including the named executive officers, have clawbacks and other provisions intended to discourage imprudent or excessive risk-taking. Through a systematic annual process, Citi identifies the inherent material risks to the firm and its material business units, and then identifies employees with influence over those risks as “covered employees,” as defined in applicable bank regulatory guidance. The compensation structure for covered employees, including the named executive officers, includes substantial deferrals and clawbacks intended to cover a range of behaviors, as described on pages 67-68. Furthermore, performance-based vesting criteria are a part of all deferred incentive compensation awarded to covered employees.

●

An assessment of risk management behaviors is taken into account in determining the aggregate amount of annual incentive compensation. For individual covered employees (several hundred of the most senior employees at Citi), Citi established an annual control function review process in which reviewers from the control functions provide an evaluation of each covered employee’s risk behaviors. The control functions are Finance, Franchise Risk and Strategy (which includes Compliance, Internal Audit, and the Risk functions), and Legal. The process is designed to evaluate current behavior and attitudes towards risk. The rating from the control function review process informs and influences the covered employee’s performance review conducted by the employee’s manager, and the results of the process are reported to the Committee. We believe that over the five years this process has been in effect, it has improved awareness of the importance of risk management behaviors, and has resulted in the strengthening of Citi’s risk culture.

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The named executive officers other than Mr. Corbat were evaluated on risk behaviors by Citi’s control functions through this annual control function review process, and Mr. Corbat was assessed on risk behaviors by the Committee with input from the control functions. These reviews resulted in positive ratings or assessments on risk behaviors for the named executive officers. The positive ratings were not determinative of the size of the annual incentive awards for 2014, as a positive rating on risk behaviors is an expected element of job performance in senior executive roles. A negative risk rating on risk behaviors would have resulted in the reduction or elimination of incentive compensation awarded for 2014.

●

Citi’s other incentive compensation plans are administered through a strong governance process. Management continues to analyze, monitor, and mitigate risk in compensation plans throughout Citi, not just the plans that cover senior managers. Citi also has a formal incentive plan governance model to ensure that any new incentive compensation plans are consistent with global standards and do not incentivize imprudent or excessive risk-taking.

Citi’s Additional Executive Compensation Policies

Citi has strong executive compensation governance practices, as set forth below.

Citi has a 75% stock ownership commitment. Citi has a long-standing stock ownership commitment, which provides alignment of executive and shareholder interests. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers.

Citi has adopted a post-employment stock holding requirement. In addition to the stock ownership commitment, executive officers are required to retain, for one year after ceasing to be an executive officer as a result of leaving Citi employment or otherwise, 50% of the shares subject to the stock ownership commitment as of the transition date. This requirement is responsive to proposals Citi has received in recent years from shareholders and further aligns the interests of executive officers with those of shareholders.

Citi has adopted blanket anti-hedging and anti-pledging policies. Citi has long had a personal trading policy that limits trading by management and other employees in Citi stock. In 2012, Citi strengthened this policy by adopting a blanket prohibition against hedging and pledging of Citi stock by executive officers, meaning that the hedging of any Citi security against the risk of economic loss and the pledging of any Citi security as collateral for a loan or other extension of credit is prohibited. The expanded policy is included in Citi’s Corporate Governance Guidelines. The named executive officers have no outstanding pledges or hedges.

Clawbacks are applicable to executive incentive compensation. Three comprehensive clawbacks are applicable to named executive officer deferred compensation.

●

All performance share units, equity awards, and other deferred incentive compensation awarded to any Citi employee, including the named executive officers, are subject to the Citi Clawbacks. The Citi Clawbacks require the forfeiture or cancellation of unvested incentive compensation when the Committee determines that an employee (i) received an award based on materially inaccurate publicly reported financial statements, (ii) knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, (iii) materially violated any risk limits established or revised by senior management and/or risk management, or (iv) engaged in gross misconduct. Citi may also seek to recover previously delivered compensation, where permitted by law.

●

Under the General Clawback, the Committee may cancel all or a portion of an unearned performance share unit if it determines that the executive engaged in misconduct or exercised materially imprudent judgment that caused harm to any of Citi’s business operations, or that resulted or could result in regulatory sanctions. The Committee may also cancel the award if the executive failed to supervise individuals who engaged in such behavior or failed to properly escalate such behavior.

●

Unearned performance share units may also be cancelled if the Committee determines that the executive has significant responsibility for a material adverse outcome. This provision is intended to allow for cancellation of unearned performance share units in the event of serious financial or reputational harm to Citi and may apply to the employee directly responsible for the actions as well as to one

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who fails to appropriately supervise such employee. At a minimum Citi will consider the potential for impact on performance share units and deferred cash awards if there is an annual pre-tax loss at any of the following three reportable financial segments: Citigroup (the entire company), Global Consumer Banking, and Institutional Clients Group. Citi will also consider making public disclosures whenever a decision has been made to cancel deferred compensation payable to an executive officer because he or she had significant responsibility for a material adverse outcome.

Furthermore, since 2002, the Board has had in effect a clawback policy based upon Sarbanes-Oxley. Citi’s Corporate Governance Guidelines require reimbursement, as sought by the Board, of any bonus or incentive compensation awarded to an executive officer or the cancellation of unvested incentive awards previously granted to the executive officer if: (i) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement; (ii) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and (iii) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

Citi’s publicly available Compensation Philosophy articulates clear guiding principles. Our executive compensation programs are intended to achieve five equally important major objectives: (i) align compensation programs, structures, and decisions with shareholder and other stakeholder interests; (ii) attract and retain the best talent to lead Citi to success; (iii) reinforce a business culture based on the highest ethical standards; (iv) manage risks to Citi by encouraging prudent decision-making; and (v) reflect regulatory guidance in compensation programs. These objectives are the foundation of Citi’s public Compensation Philosophy.

Citi limits executive benefits and perquisites. Citi does not provide for special medical, dental, insurance, or disability benefits for executives; in the U.S. executives pay more for these benefits than lower-paid employees. None of the named executive officers received other perquisites, such as private club dues reimbursement or financial planning benefits.

Citi has no tax gross-ups. Citi does not allow tax gross-ups, either directly or indirectly, for any of the named executive officers or other executive officers, except through bona fide tax equalization programs for expatriates as provided under Citi’s Expatriate Program.

Citi does not offer supplemental executive retirement plans. Citi does not have special pension credits or benefits for executives. Citi’s plans do not provide for current benefit accruals under nonqualified executive retirement programs except for specific grandfathered and expatriate populations. None of the named executive officers were eligible for additional benefit accruals under any of these supplemental plans in 2014, although Mr. Gerspach is eligible for certain grandfathered benefits that were frozen as of December 31, 2001.

A change of control of Citigroup Inc. does not accelerate vesting. Citi’s shareholder-approved 2014 Stock Incentive Plan, which is the only plan under which stock awards are currently made to executive officers, provides that no awards made under that plan may be paid solely as a result of a change of control of Citi; a related involuntary termination of employment must also occur (the “double trigger” provision). Citi’s predecessor plan, the 2009 Stock Incentive Plan, also included a similar “double trigger” provision.

The Committee has adopted a policy affirming that no deferred incentive award to executive officers will vest solely by reason of a change of control of Citigroup Inc. The intent of the policy is for such a change of control to have no impact on the applicable awards.

Citi has no “golden parachutes.” The named executive officers are not entitled to any “golden parachutes” (i.e., severance pay) upon termination of employment in excess of any benefit that may be available under Citi’s broad-based separation pay plans or local law. Performance share units and deferred stock awards under the Capital Accumulation Program do not allow accelerated vesting and/or delivery of awards in the event of involuntary termination of employment. As a result, terminated executives are at risk for clawbacks and changes in Citi’s common stock price to the same extent as current executives.

Citi has a specific policy limiting the terms of employment agreements with executive officers. Citi will enter into an employment agreement with an executive officer only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer: (i) must be approved by the Committee; (ii) should be as short as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (iii) if required by law to be available for public review, must be filed promptly

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COMPENSATION DISCUSSION AND ANALYSIS

with the appropriate regulatory authority. In addition, employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees, except with the express prior approval of the Board. At the present time, Citi has no such agreements providing for post-retirement personal benefits with any executive officer.

The Committee relies on an independent compensation consultant. The Committee charter provides that its compensation determinations regarding the CEO and other executive officers should reflect the advice of an independent compensation consultant. The Committee has retained an independent compensation consultant since 2006, and Cook & Co. is the Committee’s current independent advisor. Cook & Co. provides no services to Citi other than its services to the Board, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. Cook & Co. reports directly to, and is directly accountable to, the Committee. The Committee has the sole authority to retain, terminate, and obtain the advice of Cook & Co. at Citi’s expense. Representatives of Cook & Co. attended all Committee meetings during 2014, including executive sessions as requested, and consulted with the Chairman of the Committee between meetings. Cook & Co. provided extensive guidance and analysis regarding the Committee’s and the Board’s responses to Citi’s advisory say-on-pay votes, attended meetings with proxy advisors, offered market insights, and provided advice to the Committee on Citi’s executive compensation plan design and the presentation of its programs to shareholders. Cook & Co. was paid fees of $211,606 in 2014.

The Committee conducts a formal assessment of the independence of Cook & Co. at least annually. In performing the annual assessment of compensation advisor independence, the Committee considers various factors bearing on advisor independence, including the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for Citi, the amount of fees paid for those services in relation to the firm’s total revenues, the advisor’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact the advisor’s independence. Cook & Co. annually prepares an independence letter to assist the Committee with information the Committee is required to consider when assessing independence. Pursuant to SEC and NYSE rules, the Committee assessed the independence of Cook & Co. most recently in January 2015 and determined that Cook & Co. is independent from Citi management and that its work for the Committee has not raised any conflicts of interest.

Dividend equivalents. Under the 2014 Stock Incentive Plan and its predecessor, dividend equivalents are not paid during the vesting period of performance vesting stock, such that dividend equivalents are paid in respect of these awards only if and when the underlying shares vest. The same practice applies to performance share units, such that dividend equivalents are paid with respect to the units only if and when the units are earned and delivered at the end of the performance period. All stock awards granted to executive officers for performance in 2014 are awards of performance vesting stock. Where dividend equivalents are paid, the dividend rate is the same for the named executive officers as for other shareholders.

Tax deductibility of the named executive officers’ incentive compensation. In 2011, shareholders approved the 2011 Executive Performance Plan, a performance plan intended to preserve the deductibility of incentive compensation paid to the named executive officers that might otherwise not be deductible under Section 162(m) of the Code. Annual incentive awards for 2014 are awarded under the 2011 Executive Performance Plan, which specifies a maximum amount that can be awarded to a participant for any year based on Citicorp earnings, i.e., Citigroup’s income from continuing operations before income taxes (net of any income or loss from continuing operations before income taxes of Citi Holdings). The amount of annual incentive actually awarded for the year, however, is determined by the Committee, applying the compensation framework described in this Compensation Discussion and Analysis and subject to the condition that Citi may pay less (but not more) than the maximum. For 2014, the Committee certified the maximum amount payable under the 2011 Executive Performance Plan as $35.2 million per executive (0.2% of Citicorp earnings) and exercised its discretion to award lesser amounts under the plan. While Citi seeks to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, Citi retains the flexibility to provide nondeductible compensation arrangements it believes are necessary to recruit, incentivize, and

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COMPENSATION DISCUSSION AND ANALYSIS

retain its executives, and individuals may in some circumstances receive nondeductible payments resulting from awards made prior to becoming an executive officer. Mr. Corbat’s annual salary is not deductible to the extent it exceeds $1 million.

Timing of awards. The incentive awards to the named executive officers for performance in 2014 were granted on February 18, 2015. The timing of the grant date is consistent with the procedures for establishing grant dates approved by the Committee in 2012.

The number of shares of deferred stock awarded to each named executive officer was determined consistently with Citi’s long-standing practice of dividing the nominal amount of the incentive to be awarded in stock by a five-day average stock price. The average of the closing prices of Citi common stock on the five trading days immediately prior to the grant date was used to determine the number of shares awarded to the named executive officers under the Capital Accumulation Program. The same pricing approach was also used to determine the target number of units for the performance share unit awards.

Policies and practices on base pay and other fixed compensation. Citi believes that most compensation payable to executive officers should be at risk to incentivize performance. At the same time, the payment of cash compensation reflects the need to provide some liquidity to attract and retain executives, and base pay should reflect market practice.

The Personnel and Compensation Committee Report

The Personnel and Compensation Committee has evaluated the performance of and determined the compensation for the CEO, approved the compensation of executive officers, and approved the compensation structure for other members of senior management and other highly compensated employees. The Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with members of senior management and, based on this review, the Committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A filed with the SEC.

The Personnel and Compensation Committee:

William S. Thompson, Jr. (Chair)
Michael E. O’Neill
Dr. Judith Rodin
Diana L. Taylor

Dated: March 12, 2015

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COMPENSATION TABLES

2014 SUMMARY COMPENSATION TABLE AND COMPENSATION INFORMATION

2014 Summary Compensation Table

The following table shows compensation for any person serving as CEO or CFO during 2014 and Citi’s three other most highly compensated executive officers, with their titles in effect on December 31, 2014.

Name and Principal Position(1)	Year	Salary ($)		Bonus(2) ($)		Stock Awards(3) ($)	Stock Options ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)		Total ($)
Michael Corbat	2014	$1,500,000		$4,600,000		$7,727,757	$0	$606,924	$6,918	$15,600		$14,457,199
CEO	2013	$1,500,000		$5,200,000		$7,915,912	$0	$2,923,069	$3,838	$15,300		$17,558,119
	2012	$1,049,188		$2,090,162		$2,250,000	$0	$5,217,414	$4,215	$1,766,529	(7)	$12,377,508
John Gerspach	2014	$500,000		$2,800,000		$4,161,100	$0	$445,078	$85,580	$15,600		$8,007,358
CFO	2013	$500,000		$2,800,000		$3,893,076	$0	$2,128,679	$0	$15,300		$9,337,055
	2012	$500,000		$2,600,000		$1,650,000	$0	$3,796,375	$79,033	$15,000		$8,640,408
James Forese(8)	2014	$475,000		$5,210,000		$8,039,839	$0	$2,145,487	$6,294	$15,600		$15,892,220
Co-President, Citi;	2013	$475,000		$5,410,000		$4,057,500	$0	$7,574,988	$3,510	$15,300		$17,536,298
CEO, Institutional
Clients Group
Brian Leach	2014	$500,000		$6,073,047	(9)	$5,052,764	$0	$1,383,966	$0	$15,600		$13,025,377
Head of Franchise	2013	$500,000		$9,449,794		$2,550,000	$0	$1,407,339	$0	$15,300		$13,922,433
Risk and Strategy	2012	$500,000		$3,400,000		$2,550,000	$0	$720,481	$0	$15,000		$7,185,481
Manuel Medina-Mora	2014	$546,966	(10)	$3,581,214		$5,322,066	$0	$710,768	$0	$0		$10,161,014
Co-President, Citi;	2013	$546,966		$3,581,214		$6,489,965	$0	$3,394,405	$0	$0		$14,012,550
CEO, Global Consumer	2012	$546,966		$4,181,214		$2,852,650	$0	$5,967,649	$1,583,395	$0		$15,131,874
Banking; Chairman, Mexico
(1)	The principal position for each named executive officer is the position he held on December 31, 2014. On February 20, 2015, Mr. Medina-Mora announced his retirement from Citi. Effective June 1, 2015, he will no longer hold the roles listed in the 2014 Summary Compensation Table and will become the non- executive Chairman of the Boards of Grupo Financiero Banamex, and its subsidiary, Banamex. Mr. Medina-Mora will receive no additional compensation as a result of his retirement.
(2)	Amounts in this column show cash bonuses for service in the listed year, with the exception of the bonus amounts for Mr. Leach as described in more detail under footnote 9 to the 2014 Summary Compensation Table. The U.S. dollar amount awarded to Mr. Medina-Mora was paid in Mexico pesos and was converted by using the average currency exchange rate for the five trading days in the week immediately preceding the award date (February 18, 2015).
(3)	The amounts in this column for 2014 are the aggregate grant date fair values of instruments treated as equity awards granted in February 2014 for performance in 2013. The values in this column represent the aggregate grant date fair values of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions made, if any, when calculating the amounts in this column for the awards are found in footnote 7 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2014.
The amounts reported in the Summary Compensation Table for the performance share units are different from the nominal amount of the awards made by the Committee. The nominal amount of the performance share unit award is divided by the Citi common stock price as determined on the grant date, yielding a number of performance share units. Those units are then valued at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Such grant date fair value is then reported in the Summary Compensation Table for the year of grant.
The values of the performance share units at the grant date shown in the 2014 Summary Compensation Table, assuming that the highest level of performance conditions are achieved, are: Mr. Corbat, $5,850,000; Mr. Gerspach, $3,150,000; Mr. Forese, $6,086,250, Mr. Leach, $3,825,000; and Mr. Medina-Mora, $4,028,865.

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(4)	Set forth below is a breakdown of the amount reported as Non-Equity Incentive Plan Compensation for 2014. The amount includes: a portion of the deferred cash award made in January 2012 for performance in 2011, a portion of the deferred cash award made in February 2013 for performance in 2012, and notional interest earned in 2014 on each entire award:

Name	Reportable Portion of January 2012 Deferred Cash Award	Earnings on January 2012 Deferred Cash Award	Reportable Portion of February 2013 Deferred Cash Award	Earnings on February 2013 Deferred Cash Award	Total Non-Equity Incentive Plan Amount Shown in 2014 Summary Compensation Table
Michael Corbat	$562,500	$44,424	$–	$–	$606,924
John Gerspach	$412,500	$32,578	$–	$–	$445,078
James Forese	$961,875	$75,965	$1,014,375	$93,272	$2,145,487
Brian Leach	$637,500	$50,348	$637,500	$58,618	$1,383,966
Manuel Medina-Mora	$658,743	$52,025	$–	$–	$710,768

The amounts presented above for Mr. Medina-Mora are shown as converted from Mexico pesos to U.S. dollars as of year-end at the same conversion rate used to prepare Citi’s financial statements. Mr. Corbat, Mr. Gerspach, and Mr. Medina-Mora did not receive deferred cash awards for performance in 2012 in February 2013; instead, as named executive officers for 2012, they received performance share units.

(5)	These amounts represent the increases in the present value of pension benefits for Mr. Corbat, Mr. Gerspach, and Mr. Forese, as more fully described in the 2014 Pension Benefits Table. (The value of Mr. Gerspach’s benefit under The Citigroup Pension Plan increased by $48,688, and the value of his benefit under the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates increased by $36,892.) The value of Mr. Medina-Mora’s benefit under the Banamex Pension Plan decreased by ($20,216), and the value of his statutory seniority premium decreased by ($417). In accordance with SEC rules, aggregate decreases are reflected in the 2014 Summary Compensation Table as $0 (rather than as a negative number). The Banamex Pension Plan amounts are converted from Mexico pesos to U.S. dollars as of year-end at the same conversion rate used to prepare Citi’s financial statements. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0. Mr. Leach is not eligible for pension benefits as he was hired after The Citigroup Pension Plan was closed to new members.
(6)	Set forth below is a breakdown of All Other Compensation for 2014 (including personal benefits):

Name	Security Services/ Systems ($)	Aircraft ($)	Ground Transportation ($)	Financial and Tax Planning ($)	Medical and Dental Benefits ($)	401(k) Plan Matching Contribution ($)	Tax Reimbursement Costs ($)	Total ($)
Michael Corbat	$0	$0	$0	$0	$0	$15,600	$0	$15,600
John Gerspach	$0	$0	$0	$0	$0	$15,600	$0	$15,600
James Forese	$0	$0	$0	$0	$0	$15,600	$0	$15,600
Brian Leach	$0	$0	$0	$0	$0	$15,600	$0	$15,600
Manuel Medina-Mora	$0	$0	$0	$0	$0	$0	$0	$0
Mr. Corbat, Mr. Gerspach, Mr. Forese, and Mr. Leach received 401(k) plan matching contributions pursuant to the formula applicable to all eligible U.S. employees.

Mr. Corbat has entered into an Aircraft Time Sharing Agreement with Citiflight, Inc. (a subsidiary of Citigroup Inc.) that permits him to reimburse Citi for the cost of his personal use of corporate aircraft in accordance with limits set forth in Federal Aviation Regulation 91.501(d). Mr. Corbat has reimbursed Citi for the flights in an amount equal to or in excess of the aggregate incremental cost.

(7)	Mr. Corbat’s 2012 All Other Compensation is attributable to benefits received under the generally applicable terms of Citi’s Expatriate Program, as Mr. Corbat was CEO of Citi’s Europe, Middle East and Africa region and based in London from January through October 2012.
(8)	In accordance with SEC rules, compensation for Mr. Forese is presented only for 2014 and 2013 because he was not a named executive officer in 2012. Effective February 18, 2015, Mr. Forese’s base salary was increased to $500,000.
(9)	The bonus award to Mr. Leach for 2014 includes a Key Risk Employee Plan payment of $3,033,047 and a cash bonus for performance in 2014 of $3,040,000. The bonus award to Mr. Leach for 2013 includes a Key Risk Employee Plan payment of $6,049,794 and a cash bonus for performance in 2013 of $3,400,000.
(10)	In each year, Mr. Medina-Mora’s base salary was converted from U.S. dollars to Mexico pesos on a monthly basis using the exchange rate in effect at the time of payment.

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COMPENSATION TABLES

2014 Grants of Plan-Based Awards

The table below provides information regarding awards made by the Committee in 2014. The values shown below for equity awards are each equity award’s grant date fair value as determined under applicable accounting standards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael Corbat	2/18/2014	–	–	–	0	78,527	(2)	78,527	–	–	–	$3,900,000
	2/18/2014	–	–	–	0	78,527	(3)	117,791	–	–	–	$3,827,757
John Gerspach	2/18/2014	–	–	–	0	42,284	(2)	42,284	–	–	–	$2,100,000
	2/18/2014	–	–	–	0	42,284	(3)	63,426	–	–	–	$2,061,100
James Forese	2/18/2014	–	–	–	0	81,699	(2)	81,699	–	–	–	$4,057,500
	2/18/2014	–	–	–	0	81,699	(3)	122,548	–	–	–	$3,982,339
Brian Leach	2/18/2014	–	–	–	0	51,345	(2)	51,345	–	–	–	$2,550,000
	2/18/2014	–	–	–	0	51,345	(3)	77,017	–	–	–	$2,502,764
Manuel Medina-Mora	2/18/2014	–	–	–	0	54,081	(2)	54,081	–	–	–	$2,685,910
	2/18/2014	–	–	–	0	54,081	(3)	81,122	–	–	–	$2,636,156
(1)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 3 to the Summary Compensation Table.
(2)	These deferred stock awards were made under the 2009 Stock Incentive Plan as part of Citi’s Capital Accumulation Program.
(3)	These awards are performance share units for performance in 2013.

General Discussion of the 2014 Summary Compensation Table and 2014 Grants of Plan-Based Awards Table

Set forth below is a discussion of the awards disclosed in the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table, to the extent not described in the Compensation Discussion and Analysis.

Capital Accumulation Program; Rule of 60. The 2014 Grants of Plan-Based Awards Table shows that each named executive officer received an award of deferred stock under Citi’s Capital Accumulation Program for 2013 performance. Shares of Citi common stock awarded under the Capital Accumulation Program vest in four equal annual installments beginning on January 20 of the year following the year of grant, subject to the additional performance-based vesting condition described on page 64 and the Citi Clawbacks described on page 67. Capital Accumulation Program awards have special provisions applicable to employees who meet the Rule of 60 at the time of termination of employment. A participant meets the Rule of 60 if his or her age plus full years of service equal at least 60 and he or she either (i) is at least age 50 with at least five full years of service, or (ii) is under age 50 with at least 20 full years of service. Partial years of age and service are each rounded down to the nearest whole number. If a participant meets the Rule of 60 and voluntarily terminates his or her employment, the participant’s Capital Accumulation Program shares will be distributed to the participant on the regularly scheduled vesting dates, provided that during the vesting period, he or she does not work for a “significant competitor” as defined under Capital Accumulation Program terms. In contrast, if a participant does not meet the Rule of 60, upon voluntary resignation, Capital Accumulation Program shares are forfeited. Capital Accumulation Program awards provide for accelerated vesting in the event of a participant’s death but provide for vesting on schedule in all other cases (except termination for gross misconduct, in which case the awards are forfeited). All of the named executive officers satisfied the Rule of 60 before 2014.

Performance Share Units. The 2014 Grants of Plan-Based Awards Table shows that each named executive officer received an award of performance share units for 2013 performance. Key terms of Citi’s performance share unit program are generally described on pages 64-66. Performance share units have the same provisions covering termination of employment as those applicable to Citi’s incentive programs generally, including provisions for the Rule of 60. Because each named executive officer meets the Rule of 60, each

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will receive his earned performance share units unless: (i) he voluntarily resigns during the performance period and performs services for a competitor, or (ii) he is terminated for gross misconduct (in which case the undelivered award is cancelled). If a named executive officer resigns and competes, at the end of the performance period he will forfeit a pro-rated performance share unit award, based on his service during the performance period. For example, if a named executive officer resigns after the first year of the performance period to work for a competitor, he will receive one-third of the earned performance share units after the end of the three-year performance period and the other two-thirds will be forfeited.

Deferred Cash Award Plan. The 2014 Summary Compensation Table shows non-equity incentive plan compensation from awards under Citi’s Deferred Cash Award Plan that were granted in prior years. Half of the deferred portion of the annual incentive award for 2012 was awarded to Mr. Forese and Mr. Leach in February 2013 under the Deferred Cash Award Plan. Mr. Forese and Mr. Leach received deferred cash awards instead of performance share units for performance in 2012 because they were not named executive officers for that year. In addition, prior to the implementation of our performance share unit program, half of the deferred portion of the annual incentive award for 2011 was awarded to each of the named executive officers in January 2012 under the Deferred Cash Award Plan. Deferred Cash Award Plan awards vest in four equal annual installments beginning on January 20 of the year following the year of grant and remain subject to the clawbacks and performance-based vesting conditions during the vesting period. The unvested portion of the award granted in February 2013 earns notional interest at a rate of 2.84%, compounded annually, and the unvested portion of the award granted in January 2012 earns notional interest at a rate of 3.55%, compounded annually. The treatment of Deferred Cash Award Plan awards upon termination of employment is the same as Capital Accumulation Program awards.

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COMPENSATION TABLES

Outstanding Equity Awards at 2014 Fiscal Year End

The market values in this table were computed using the closing price of a share of Citi common stock on December 31, 2014, which was $54.11. The numbers of securities and values in this table and throughout this proxy statement have been adjusted for the reverse stock split effective May 6, 2011.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Corbat	2/14/2011	150,000	(2)	–	–	$49.10	2/14/2017	–	–	–		–
	2/19/2013	–		–	–	–	–	–	–	53,524	(3)	$2,896,184
	2/19/2013	–		–	–	–	–	–	–	35,719	(4)	$1,932,755
	2/18/2014	–		–	–	–	–	–	–	78,527	(5)	$4,249,096
	2/18/2014	–		–	–	–	–	–	–	0	(6)	0
John Gerspach	2/14/2011	150,000	(2)	–	–	$49.10	2/14/2017	–	–	–		–
	2/19/2013	–		–	–	–	–	–	–	33,290	(3)	$1,801,322
	2/19/2013	–		–	–	–	–	–	–	22,216	(4)	$1,202,108
	2/18/2014	–		–	–	–	–	–	–	42,284	(5)	$2,287,987
	2/18/2014	–		–	–	–	–	–	–	0	(6)	0
James Forese	1/14/2009	29,745	(7)	–	–	$106.10	1/14/2019	–	–	–		–
	1/14/2009	29,745	(7)	–	–	$178.50	1/14/2019	–	–	–		–
	2/14/2011	175,000	(2)	–	–	$49.10	2/14/2017	–	–	–		–
	2/19/2013	–		–	–	–	–	–	–	69,268	(3)	$3,748,091
	2/18/2014	–		–	–	–	–	–	–	81,699	(5)	$4,420,733
	2/18/2014	–		–	–	–	–	–	–	0	(6)	0
Brian Leach	1/14/2009	20,339	(7)	–	–	$106.10	1/14/2019	–	–	–		–
	1/14/2009	20,339	(7)	–	–	$178.50	1/14/2019	–	–	–		–
	2/14/2011	150,000	(2)	–	–	$49.10	2/14/2017	–	–	–		–
	2/19/2013	–		–	–	–	–	–	–	43,533	(3)	$2,355,571
	2/18/2014	–		–	–	–	–	–	–	51,345	(5)	$2,778,278
	2/18/2014	–		–	–	–	–	–	–	0	(6)	0
Manuel Medina-	1/14/2009	25,423	(7)	–	–	$106.10	1/14/2019	–	–	–		–
Mora	1/14/2009	25,423	(7)	–	–	$178.50	1/14/2019	–	–	–		–
	2/14/2011	200,000	(2)	–	–	$49.10	2/14/2017	–	–	–		–
	2/19/2013	–		–	–	–	–	–	–	55,496	(3)	$3,002,889
	2/19/2013	–		–	–	–	–	–	–	37,034	(4)	$2,003,910
	2/18/2014	–		–	–	–	–	–	–	54,081	(5)	$2,926,323
	2/18/2014	–		–	–	–	–	–	–	0	(6)	0
(1)	The options shown in this column are vested as of December 31, 2014.
(2)	This option granted on February 14, 2011 vested in three equal annual installments beginning on February 14, 2012.
(3)	This deferred stock award granted on February 19, 2013 vests in four equal annual installments beginning on January 20, 2014, subject to a performance- based vesting condition.
(4)	This performance share unit award granted on February 19, 2013 vests in three equal annual installments beginning on January 20, 2014, subject to performance conditions, except that Mr. Corbat’s award vests in three equal annual installments beginning on February 20, 2014, subject to performance conditions. The table includes the entire value of performance share units assuming that relative total shareholder return, average return on assets, and the Citi common stock price at December 31, 2014 remain constant through the end of the performance period in 2015.

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(5)	This deferred stock award granted on February 18, 2014 vests in four equal annual installments beginning on January 20, 2015, subject to a performance- based vesting condition.
(6)	This performance share unit award granted on February 18, 2014 vests in three equal annual installments beginning on January 20, 2015, subject to performance conditions. The table includes the entire value of performance share units assuming that relative total shareholder return, average return on assets, and the Citi common stock price at December 31, 2014 remain constant through the end of the performance period in 2016. Under those assumptions, the minimum average return on assets required to earn an award is not achieved, and in those circumstances, all units would be cancelled and the award would have no value. The target and maximum award amounts for this grant of performance share units are disclosed in the 2014 Grants of Plan-Based Awards Table.
(7)	This option granted on January 14, 2009 vested in four equal annual installments beginning on January 14, 2010.

Certain stock awards that are subject to a Rule of 60 provision and that are held by named executive officers who have attained the Rule of 60 are considered to be fully vested for purposes of these tables. Therefore, these awards are not shown as outstanding in the Outstanding Equity Awards at 2014 Fiscal Year End Table because that table discloses only unvested stock awards. Instead, these awards are included in the 2014 Nonqualified Deferred Compensation Table below with other vested but undelivered deferred compensation. For a full discussion of the Rule of 60, see the discussion of the “Capital Accumulation Program; Rule of 60” above.

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Corbat	0	$0	17,841	$934,937
John Gerspach	0	$0	59,707	$3,128,838
James Forese	0	$0	141,145	$7,396,362
Brian Leach	0	$0	14,511	$760,416
Manuel Medina-Mora	0	$0	101,810	$5,335,099

The values shown above reflect the $52.4025 price of Citi common stock as of the vesting date occurring in 2014. Citi’s practice is to apply the cash values of fractional shares that vest towards satisfaction of employees’ tax withholding obligations, so an award’s value realized on vesting is slightly greater than the value of the whole shares acquired on vesting.

2014 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Michael Corbat	The Citigroup Pension Plan	24.4	$107,366	$0
John Gerspach(2)	The Citigroup Pension Plan	17.7	$450,104	$0
	Supplemental ERISA Compensation Plan of
	Citibank, N.A. and Affiliates (Pay Cap Plan)	11.7	$299,333	$0
James Forese	The Citigroup Pension Plan	24.5	$97,620	$0
Brian Leach	N/A	–	–	–
Manuel Medina-Mora	Banco Nacional de Mexico, S.A. Pension
	Plan (Banamex Pension Plan)	43.2	$6,010,952	$0
	Statutory Seniority Premium Plan	43.2	$7,386	$0
(1)	The material assumptions used in determining the present value of The Citigroup Pension Plan and Pay Cap Plan benefits are: (i) the RP-2014 White Collar with 4% increase in rates (annuitant), with improvements phase-outs, mortality table; (ii) a discount rate of 4.00% for qualified plan benefits and a discount rate of 3.90% for nonqualified plan benefits; and (iii) an interest crediting rate on cash balance plan benefits of 3.00%. The material assumptions used in determining the present value of Banamex Pension Plan benefits are: (i) the EMSSAH 97 mortality table (set back three years); and (ii) a discount rate of 7.70%. The plan discount rates are the same as the year-end 2014 rates used to prepare footnote 8 to the Consolidated Financial Statements of Citigroup Inc. and its Subsidiaries, as filed with the SEC on Form 10-K for 2014. The other assumptions are not required to be stated in that footnote 8. The Banamex Pension Plan amounts are converted from Mexico pesos to U.S. dollars as of year-end at the same conversion rate used to prepare Citi’s financial statements.
(2)	Mr. Gerspach has more years of credited service under The Citigroup Pension Plan than under the Pay Cap Plan because benefit accruals under the Pay Cap Plan ceased before benefit accruals under The Citigroup Pension Plan ceased.

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Citi’s policy is that executives should accrue retirement benefits on the same basis available to Citi employees generally under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Mr. Leach is ineligible for pension benefits because he was hired after The Citigroup Pension Plan was closed to new members.

The following describes the pension plans listed in the 2014 Pension Benefits Table.

The Citigroup Pension Plan. The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all eligible U.S. employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members and generally ceased benefit accruals effective December 31, 2007. Mr. Corbat, Mr. Gerspach, and Mr. Forese are eligible for benefits under this plan. Mr. Corbat’s and Mr. Forese’s entire benefits are cash balance benefits, and Mr. Gerspach accrued a cash balance benefit from 2000 through 2007.

The Citigroup Pension Plan cash balance benefit is expressed as a hypothetical account balance. Prior to January 1, 2008, the plan generally provided for the annual accrual of benefit credits for most of the covered population, including the covered named executive officers, at a rate between 1.5% and 6% of eligible compensation; the benefit credit rate increased with age and service. Eligible compensation generally included base salary and incentive awards, but excluded compensation payable after termination of employment, certain non-recurring payments, and other benefits. Annual eligible compensation was limited by the Code to $225,000 for 2007 (the final year of cash balance benefit accrual). Interest credits continue to be applied annually to each participant’s account balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).

Prior to 2000, Mr. Gerspach accrued a benefit under the Citibank Retirement Plan formula, which is a component of The Citigroup Pension Plan. That formula generally provided for an annual benefit of 2% of annual average compensation per year of service for up to 30 years of credited service plus 0.75% of average annual compensation for up to an additional five years of credited service, reduced by an offset based on an estimated Social Security benefit. Annual compensation included base salary and excluded bonus and incentive pay, and average annual compensation was the average of the five highest years of annual compensation out of the final 10 annual computation periods. Annual compensation was also subject to limits imposed by the Code.

Benefits under The Citigroup Pension Plan are payable in annuity form or in other optional forms. The benefits of Mr. Corbat, Mr. Gerspach, and Mr. Forese are payable in lump sum form after termination of employment; however, a portion of Mr. Corbat’s and Mr. Forese’s benefit is not available as a lump sum unless their employment with Citi terminates after they attain age 55 with at least 10 years of service.

The Citigroup Pension Plan’s normal retirement age is age 65. The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon early retirement, which is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan). Mr. Gerspach has attained eligibility for early retirement, and there would be no reduction in his benefits attributable to early retirement under the terms of the plan because he has attained age 60.

Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Pay Cap Plan). The Pay Cap Plan is an unfunded, nonqualified deferred compensation plan. The Pay Cap Plan provided benefits not otherwise provided under The Citigroup Pension Plan because of limits imposed by the Code on eligible pay and benefits. To the extent that a participant’s benefit was determined under the cash balance formula in The Citigroup Pension Plan, eligible plan compensation was limited to $500,000 beginning January 1, 2000. Future benefit accruals under the Citibank Pay Cap Plan ceased effective January 1, 2002 for most participants in the plan, including Mr. Gerspach. Benefits under the Pay Cap Plan are payable at the same time as benefits are payable under The Citigroup Pension Plan; accordingly, Mr. Gerspach is eligible for early retirement and immediate commencement under the Pay Cap Plan.

Banco Nacional de Mexico, S.A. Pension Plan (Banamex Pension Plan). Mr. Medina-Mora participates in the Banamex Pension Plan, which provides benefits to all eligible Mexico permanent full-time employees. The “traditional” pension plan benefit provides for a life annuity at normal retirement age equal to 2.5% times eligible compensation times years of credited service, where eligible compensation is annual base earnings,

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including the year-end salary-based bonus, averaged over the final 24 months preceding retirement. The benefit is subject to a maximum monthly pension equal to the employee’s pre-tax final 12-month average salary, including the year-end salary-based bonus.

Participants such as Mr. Medina-Mora who met age and service criteria as of December 31, 2001 may alternatively choose, at retirement, a “hybrid” benefit calculated under a different formula; because Mr. Medina-Mora’s benefit under the traditional formula is substantially larger than his benefit under the hybrid formula, only the traditional benefit is shown in the 2014 Pension Benefits Table. Mr. Medina-Mora is eligible for immediate commencement of benefits under the Banamex Pension Plan, which does not have early retirement factors or eligibility. The normal retirement eligibility under the traditional formula is the earliest of (i) attainment of age 55 with 35 years of service, or (ii) attainment of age 60 with five years of service. The only form of benefit available under the Banamex Pension Plan is a single life annuity.

Statutory Seniority Premium. Mr. Medina-Mora is eligible for a seniority premium generally available to all Mexico permanent full-time employees and required under Mexico law, payable as a single sum from employer assets upon retirement. The benefit corresponds to 12 days’ salary, up to three times the mandatory minimum local wage, for each year of service.

2014 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Corbat
Capital Accumulation Program	$0	$0	$137,297	$2,296,240	$3,367,815
John Gerspach
Capital Accumulation Program	$0	$0	$57,986	$707,887	$1,461,905
Citicorp Deferred Compensation Plan	$0	$0	$135,120	$0	$1,428,347
James Forese
Capital Accumulation Program	$0	$0	$132,607	$1,650,664	$3,408,898
Brian Leach
Capital Accumulation Program	$0	$0	$151,266	$2,503,238	$3,714,458
Manuel Medina-Mora
Capital Accumulation Program	$0	$0	$100,251	$1,223,850	$2,527,458

In accordance with SEC rules, none of the amounts reported above as “Aggregate Earnings in Last Fiscal Year” are reported in the 2014 Summary Compensation Table. The amounts shown in the “Aggregate Balance at Last Fiscal Year End” column for the named executive officers were disclosed in prior years to the extent required under SEC rules in effect at the time.

Set forth below is additional information on awards shown in the 2014 Nonqualified Deferred Compensation Table.

Capital Accumulation Program. For many years, Citi has provided that a percentage of annual incentive awards must be made in the form of restricted or deferred stock under the Capital Accumulation Program. Under Capital Accumulation Program rules in effect before 2013, the shares were delivered in four equal annual installments beginning on January 20 of the year following the year of grant, but had no performance-based vesting provisions. Employees who meet the Rule of 60 as described on page 73 are considered to be vested in these Capital Accumulation Program awards for purposes of the 2014 Nonqualified Deferred Compensation Table. Accordingly, these Capital Accumulation Program awards are reported in the above table as “nonqualified deferred compensation.”

The table shows the aggregate realized or unrealized gains and losses on applicable Capital Accumulation Program shares held by each named executive officer in the “Aggregate Earnings” column. The “Aggregate Withdrawals/Distributions” column shows applicable Capital Accumulation Program shares that were delivered to each named executive officer during 2014. The “Aggregate Balance at Last Fiscal Year End” column shows the year-end value of each executive’s undelivered applicable Capital Accumulation Program shares.

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Citicorp Deferred Compensation Plan. Mr. Gerspach participates in the Citicorp Deferred Compensation Plan which was closed in 2001 and provided for mandatory and voluntary deferrals of compensation from 1996 through 2000 for employees of Citicorp. All mandatory deferrals under the Citicorp Deferred Compensation Plan have been distributed to participants, but voluntary deferrals are notionally invested at the participant’s election in one of six pre-determined investment alternatives. Participants may change investment elections up to four times per year. All amounts deferred under the Citicorp Deferred Compensation Plan are fully vested and are distributed in a lump sum or installments at the participant’s election upon termination at or after the attainment of age 55.

Potential Payments upon Termination or Change of Control

Mr. Medina-Mora’s retirement. On February 20, 2015, Mr. Medina-Mora announced his retirement from Citi, effective June 1, 2015. He will receive no new compensation awards as a result of his retirement. Mr. Medina-Mora will, however, be entitled to previously accrued broad-based retirement benefits and will be eligible for Rule of 60 treatment on his deferred incentive awards as described on page 73. The following table is a tally of previously earned and outstanding incentive awards and pension benefits as of December 31, 2014 disclosed elsewhere in this Proxy Statement that are scheduled to be delivered after his retirement.

Award	2015 Proxy Statement Page	Disclosed Value
Intrinsic Value of Outstanding Stock Options	75	$1,002,000	(1)
Present Value of Accumulated Pension Benefits	76	$6,018,338
Nonqualified Deferred Compensation	78	$2,527,458
Equity-Based Awards	79	$7,933,122
Deferred Cash Awards	80	$1,458,659
Total		$18,939,577

(1)	This value represents the difference between the year-end 2014 market value of Citi common stock ($54.11) and the exercise price ($49.10) of 200,000 vested and unexercised options granted on February 14, 2011.

General policies. Citi does not routinely provide guaranteed levels of severance or change of control agreements, and none of the named executive officers have individually negotiated separation arrangements. No executive is entitled to a grant of any additional equity or cash awards in connection with his termination of employment.

Equity awards. Set forth below is a table showing the estimated value of awards reported as equity awards in the Compensation Tables on December 31, 2014 that would have been delivered over time to each named executive officer, had the applicable event occurred on December 31, 2014, assuming that all vesting and performance conditions are satisfied. In developing these estimates, the closing price of Citi’s common stock on December 31, 2014 ($54.11) was used.

Name	Termination for Gross Misconduct	Voluntary Resignation	Death or Disability	Change of Control of Citigroup	Involuntary Termination without Gross Misconduct
Michael Corbat	$0	$9,078,035	$9,078,035	$0	$9,078,035
John Gerspach	$0	$5,291,417	$5,291,417	$0	$5,291,417
James Forese	$0	$8,168,824	$8,168,824	$0	$8,168,824
Brian Leach	$0	$5,133,849	$5,133,849	$0	$5,133,849
Manuel Medina-Mora	$0	$7,933,122	$7,933,122	$0	$7,933,122

All of the deferred stock awards shown in the table vest on schedule following termination of employment; there are no provisions for acceleration of the delivery of the awards except in the case of death. Each of the named executive officers satisfies the Rule of 60 as described on page 73. As a result, the awards may vest on schedule after termination of employment if the executive voluntarily resigns and is not employed by a significant competitor. During the vesting period, the awards remain subject to clawbacks and performance conditions. The table also includes the value of performance share units assuming that relative total shareholder return, average return on assets, and the Citi common stock price at December 31, 2014 remain constant through the end of the applicable performance periods.

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COMPENSATION TABLES

Each of the equity awards reflected in the foregoing table is described in more detail in the discussion following the 2014 Grants of Plan-Based Awards Table. The intrinsic value of stock options that were vested on December 31, 2014 is excluded from that table. Additional vested equity awards that may be delivered on schedule following termination of employment are disclosed in the “Aggregate Balance at Last Fiscal Year End” column in the 2014 Nonqualified Deferred Compensation Table.

Citi’s 2014 Stock Incentive Plan and its predecessor, the 2009 Stock Incentive Plan, have a “double trigger” requirement; the plans provide that an involuntary termination of employment must occur as a result of a change of control of Citi before any vesting of equity awards may occur in connection with the change of control. In addition, the Committee has a policy that equity awards granted to executive officers will not be accelerated solely by reason of a change of control of Citigroup Inc.

Deferred cash awards. Set forth below is a table showing the estimated value of deferred cash awards on December 31, 2014 that would have been delivered over time to each named executive officer, had the applicable event occurred on December 31, 2014, assuming that all vesting and performance conditions are satisfied.

Name	Termination for Gross Misconduct	Voluntary Resignation	Death or Disability	Change of Control of Citigroup	Involuntary Termination without Gross Misconduct
Michael Corbat	$0	$1,245,548	$1,245,548	$0	$1,245,548
John Gerspach	$0	$913,401	$913,401	$0	$913,401
James Forese	$0	$5,333,502	$5,333,502	$0	$5,333,502
Brian Leach	$0	$3,424,984	$3,424,984	$0	$3,424,984
Manuel Medina-Mora	$0	$1,458,659	$1,458,659	$0	$1,458,659

A portion of the annual incentive awards for performance in 2011 and 2012 was awarded to the named executive officers under the Deferred Cash Award Plan, and these performance-based vesting awards are reflected in the above table. All of the deferred cash awards shown in the table vest on schedule following termination of employment; there are no provisions for acceleration of the delivery of the awards except in the case of death. Each of the named executive officers satisfies the Rule of 60 as described on page 73. As a result, the awards may vest on schedule after termination of employment if the executive voluntarily resigns and is not employed by a significant competitor. During the vesting period, the awards remain subject to clawbacks and performance conditions. These awards are described in more detail under the 2014 Grants of Plan-Based Awards Table.

Other potential payments upon termination of employment. Mr. Gerspach is also entitled to receive the Citicorp Deferred Compensation Plan benefits described in the 2014 Nonqualified Deferred Compensation Table upon the termination of his employment.

Management Analysis of Potential Adverse Effects of Compensation Plans

Management believes that, in order to give rise to a material adverse effect on Citi, a compensation plan must either (i) itself be of sufficient size to be material to Citi, or (ii) motivate individuals at Citi who are in a position to have a material impact on Citi to behave in a manner that is materially adverse to Citi. In addition to its sound executive compensation policies, Citi has adopted multiple coordinated strategies to reduce the risk of material adverse effects to the franchise through the design and administration of its incentive compensation programs, including those applicable to the named executive officers. During 2014, Citi continued its efforts to align its processes with the U.S. Interagency Guidance on Sound Incentive Compensation Policies and the Financial Stability Board’s Principles for Sound Compensation Practices. Citi’s approach to risk and incentive compensation plans is detailed on pages 66-67 of the Compensation Discussion and Analysis. On the basis of the foregoing analysis, management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi.

80 Citi 2015 Proxy Statement

Proposal 4: Approval of Additional Authorized Shares under the Citigroup 2014 Stock Incentive Plan

The Personnel and Compensation Committee has recommended, and the Board has unanimously approved, an amendment to the Citigroup 2014 Stock Incentive Plan (the 2014 Plan), which would increase the authorized number of shares available for grant by 20 million. The amendment would become effective on April 28, 2015, if approved by stockholders at our annual meeting.

At the 2014 annual meeting, stockholders approved the 2014 Plan, including an initial authorization of 52 million shares. We did not request additional shares last year in connection with the adoption of the 2014 Plan; the entire initial authorization for the 2014 Plan was previously approved by stockholders and rolled over from the expiring 2009 Stock Incentive Plan (the 2009 Plan). For several years, we have consistently communicated our approach on share authorizations, which is to request increases only as needed to support grant activity for at least one year. Accordingly, we expect to continue our practice of asking stockholders to approve additional share authorizations as frequently as annually. The discussion of the 2014 Plan that follows is qualified in its entirety by the description and full terms of the 2014 Plan that are included as part of Annex B of this Proxy Statement.

Why Should You Vote FOR Approval of Additional Shares under the 2014 Plan?

Pursuant to NYSE rules, Citi and other companies are generally not permitted to grant shares of common stock as compensation except pursuant to a plan approved by stockholders. The Board recommends a vote FOR the amendment to increase authorized shares under the 2014 Plan because the amendment will allow Citi to achieve important business objectives in ways that are consistent with stockholder interests.

●

Equity compensation facilitates alignment of employee and stockholder interests. Our Compensation Philosophy reflects our belief that equity compensation is a critical means of aligning the interests of employees with those of stockholders. Citi’s equity awards are used as a vehicle to defer substantial portions of annual incentive awards, generally over periods of three or four years, for thousands of employees worldwide. More than 7,500 employees in more than 80 countries were awarded shares of Citi common stock under the 2014 Plan as part of their annual incentive awards for 2014.

●

The 2014 Plan has key features that serve stockholder interests. The 2014 Plan does not have an “evergreen” feature, has a minimum vesting requirement, does not allow liberal share recycling, has prohibitions on option repricing and reload options, and has restrictive change of control provisions, described in more detail below.

●

Citi follows prudent equity award practices. Citi has a share buyback program to offset the dilution from equity compensation, favors the grant of “full value” awards, and follows multiple other practices consistent with the prudent use of equity, as described in more detail below.

●

Equity compensation is necessary to comply with regulatory requirements. The Financial Stability Board has issued Principles for Sound Compensation Practices, which have been implemented by bank regulators in the U.S. and other key countries in which Citi does business. Those principles provide that a substantial portion of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of Citi should be awarded in shares or share-linked instruments. Equity compensation awards enable compliance with these existing regulatory requirements, and it is possible that future legislative or regulatory actions could further increase the regulatory need for equity compensation.

www.citigroup.com 81

STOCK PLAN AMENDMENT

Key Features of the 2014 Plan

The following features of the 2014 Plan protect the interests of our stockholders:

●	No “evergreen” feature. The 2014 Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
●

Minimum vesting requirement. Under the 2014 Plan, three-year minimum vesting requirements will apply to at least 90% of the shares that may be granted subject to any type of award, including options and stock appreciation rights (SARs), except in certain limited circumstances, or when awards are subject to performance conditions based on a performance period of at least one year. The Personnel and Compensation Committee may award up to 10% of the authorized shares without regard to minimum vesting periods; such shares would be granted primarily for recruitment and retention purposes, or when necessary or appropriate to comply with regulatory requirements or guidance, and to Directors.

●

No discounted options or SARs. Under the 2014 Plan, option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted or at least 125% of fair market value if the option or SAR is to be considered an award subject to a performance condition based on premium pricing.

●

No repricings or cash buyouts. The 2014 Plan includes a blanket prohibition against repricing, including a prohibition of cash buyouts of out-of-the-money options or SARs, whether granted under the 2014 Plan or any other plan, without stockholder approval. For these purposes, a “repricing” also includes substituting a stock award for an out-of-the-money option or SAR.

●

A prohibition against reload option grants. Reload options are additional options that are granted automatically upon the exercise of the previously granted options; options granted under the 2014 Plan may not include a reload feature.

●

No liberal share “recycling.” The 2014 Plan includes a prohibition against re-granting shares withheld or tendered to pay option exercise prices, repurchased by the Company with option exercise proceeds, or withheld or tendered to satisfy tax withholding obligations on any award (including stock awards, options, and SARs). Also, shares of stock subject to SARs that are not issued on settlement may not be re-granted.

●

Restricted dividend equivalents on performance vesting shares. The 2014 Plan permits payment of dividend equivalents on shares subject to a performance vesting condition only if and when the underlying shares vest. The 2014 Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options and SARs.

●

A “double trigger” change of control provision. The 2014 Plan requires that participants must experience an involuntary termination of employment for an award to vest as a result of a change of control of Citigroup Inc.

●

No liberal definition of change of control. The 2014 Plan defines a “change of control” of Citigroup Inc. to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer or distribution of all or substantially all of the assets of Citigroup Inc., or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

●

No excise tax gross-ups. The 2014 Plan does not provide for excise tax gross-ups in the event of a change of control of Citigroup Inc., and Citi does not have any agreements with any executive that provide for such tax benefits.

●	Administration by an independent committee. The 2014 Plan is administered by the Personnel and Compensation Committee, which is comprised entirely of independent directors.

82 Citi 2015 Proxy Statement

STOCK PLAN AMENDMENT

Citi’s Prudent Equity Award Practices

Citi’s equity award practices include the following:

●

Share buybacks to offset dilution from equity compensation programs. In April 2014, the Board approved a $1.2 billion common stock repurchase program through the first quarter of 2015. The repurchase plan was intended to offset estimated dilution created by Citi’s annual incentive compensation grants. This action follows a $1.2 billion repurchase program approved in April 2013 to offset equity compensation dilution.

●

No acceleration of vesting on change of control. In addition to the “double trigger” feature of the 2014 Plan, the Personnel and Compensation Committee has adopted a policy affirming that no deferred incentive awards to executive officers will vest solely by reason of a change of control of Citigroup Inc.

●

Use of “full-value” awards. Our equity programs favor the use of “full-value” awards (as opposed to “appreciation” awards, such as stock options). This can mitigate the potential dilutive effect of equity compensation, because the same value can be delivered in the form of a stock award using fewer shares than would be needed if delivered in the form of a stock option. Although stock options may continue to be used as an incentive vehicle in some circumstances, Citi has not granted employee options as part of its annual incentive award process since 2008. See Annex B for tabular information on our “overhang” and “run rate.”

●

All deferred equity awards have clawbacks. Citi’s equity awards are subject to one or more clawbacks that provide for cancellation in a range of circumstances. Specifically, all unvested equity awards are cancelled if an employee (i) received an award based on materially inaccurate publicly reported financial statements; (ii) knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements; (iii) materially violated any risk limits established or revised by senior management and/or risk management; or (iv) engaged in gross misconduct. Additional clawback provisions apply to certain equity awards made to employees subject to regulation in the U.K. and other countries in the European Union.

●

Multi-year vesting periods; no time-based vesting for awards to executives. Citi’s deferred stock awards generally vest over a period of four years. Citi does not award time-based vesting awards to its executive officers. Deferred stock awards currently awarded to executive officers have a performance-based vesting condition that automatically reduces the amount of an award at each vesting date if a specified business unit has a pre-tax loss during the preceding year.

●

Stock ownership commitment. Under our long-standing stock ownership commitment, executive officers are generally required to hold at least 75% of the net after-tax shares acquired through Citi’s incentive compensation programs as long as they are executive officers.

●

Post-employment stock holding requirement. In addition to the stock ownership commitment, executive officers are required to retain, for one year after ceasing to be an executive officer as a result of leaving Citi employment or otherwise, 50% of the shares subject to the stock ownership commitment as of the transition date. This requirement is responsive to proposals Citi has received in recent years from stockholders and further aligns the interests of executive officers with those of stockholders.

●	No history of repricings. Citi does not have a history of option repricings (regardless of whether stockholders have approved the repricing).
●

Equity pay mix. Under our current executive compensation practices, 50% of the deferred portion of named executive officer incentive compensation is payable in deferred stock with performance-based vesting features, and 50% is payable in performance share units that are paid in cash with a value linked to the value of Citi common stock. This practice links all named executive officer deferred compensation to the value of Citi common stock, yet limits the use of shares under the 2014 Plan.

www.citigroup.com 83

STOCK PLAN AMENDMENT

The following table, included in response to SEC requirements, reflects the number of shares and options awarded under the 2009 Plan (prior to its expiration on April 21, 2014) and the 2014 Plan (which became effective on April 22, 2014) during calendar year 2014. The table does not include any information on future awards under the 2014 Plan or benefits to any person from the proposed amendment to increase the number of shares authorized for grant under the 2014 Plan. Future awards are not determinable.

New Plan Benefits Table

Name and Position	Number of Shares	Number of Options
Michael Corbat, CEO, Director and Director Nominee	78,527	0
John Gerspach, CFO	42,284	0
James Forese, Co-President, Citi; CEO, Institutional Clients Group	81,699	0
Brian Leach, Head of Franchise Risk and Strategy	51,345	0
Manuel Medina-Mora, Co-President, Citi; CEO, Global Consumer Banking; Chairman, Mexico	54,081	0
Executive Group(1)	572,031	0
Non-Executive Director Group	33,978	0
Non-Executive Officer Employee Group	17,100,088	0
(1)	Includes the named executives above.

Through February 28, 2015, no individual has been granted any options under the 2014 Plan, including the named executive officers, other executive officers, other employees, current Directors and/or nominees who are not executive officers, and any associate of a Director, Director nominee, or an executive officer. As of February 28, 2015, no single person has received or is to receive as much as five percent of the options, warrants, or rights granted or that may be granted under the 2014 Plan.

Additional information on our equity plans and grant practices can be found elsewhere in this Proxy Statement in Annex B and the Compensation Discussion and Analysis and in Note 7 to the financial statements contained in Citigroup’s 2014 Annual Report on Form 10-K.

Annex B includes a summary of the 2014 Plan and the text of the 2014 Plan. You should refer to Annex B for more information about the features of the 2014 Plan and a complete understanding of this Proposal.

BOARD RECOMMENDATION

The Board recommends that you vote FOR approval of the amendment to the Citigroup 2014 Stock Incentive Plan increasing the number of authorized shares, as described in Proposal 4.

STOCKHOLDER PROPOSALS

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups and adopting policies or initiatives we believe to be in the best interests of all stockholders. In 2014 Citi adopted changes to the charter of its Business Practices Committee in response to a stockholder proposal that was then withdrawn. Citi also agreed to mutually satisfactory terms for Proxy Access with a shareholder proponent as more fully described in Proposal 5. In addition, in 2013, the Personnel and Compensation Committee adopted changes to certain of the Company’s compensation practices in response to stockholder proposals: the Committee formalized its practice not to accelerate the vesting of equity awards in the event of a change of control and adopted a post-termination holding period for executive officers, requiring them to hold 50% of the shares previously subject to the Stock Ownership Commitment once they cease being executive officers of the Company. Over the years, Citi has met with several proponents and other interested parties regarding such issues as the Company’s response to regulation (Dodd-Frank, credit cards), derivatives, risk management, auditor rotation and trade association payments among others. We encourage our stockholders to communicate with management and the Board. Any stockholder wishing to communicate with management, the Board or an individual Director should send a request to the Corporate Secretary as described on page 24 in this Proxy Statement.

84 Citi 2015 Proxy Statement

Proposal 5

James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, have submitted the following proposal for consideration at the Annual Meeting:

Proposal 5 - Proxy Access for Shareholders

Resolution

Shareholders ask the Citigroup Inc (C) board, to the fullest extent permitted by law, to amend our governing documents to allow shareholders to make board nominations as follows:

1.	The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of any party of one or up to twenty shareholders that have collectively held, continuously for three years, at least three percent of the Company’s securities eligible to vote for the election of directors.
2.	Board members and officers of the Company may not be members of any such nominating party of shareholders.
3.	Parties nominating under these provisions may collectively make nominations numbering up to 20% of the Company’s board of directors.
4.	Preference will be shown to groups holding the greatest number of the Company’s shares for at least three years.
5.	Nominees may include in the proxy statement a 500 word supporting statement.
6.	Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Supporting Statement

●	The right of shareholders to nominate board candidates is fundamental to good corporate governance and board accountability.
●	Long-term owners of the Company should have a meaningful voice in nominating and electing directors.
●	This proposal adopts popular 3% and 3-year eligibility thresholds.
●	Limiting shareholder-nominated candidates to 20% means control remains with board nominees.
●	Our Company’s share price has substantially underperformed the S&P 500 during the latest one, five and ten year time-periods and received an overall ESG grade of ‘F’ from GMI Ratings.
●	Rather than independent directors, we need directors who are dependent on, and accountable to, the shareholders who elect them.
●	CFA Institute’s Proxy Access in the United States: Revisiting the Proposed SEC Rule (download at http://www.cfapubs.org/doi/pdf/10.2469/ccb. v2014.n9.1) found:
➢ “proxy access has the potential to enhance board performance and raise overall US market capitalization by between $3.5 billion and $140.3 billion”
➢ “none of the event studies indicate that proxy access reform will hinder board performance.”
➢ “proxy access would serve as a useful tool for shareowners in the United States and would ultimately benefit both the markets and corporate boardrooms.”

The Council of Institutional Investors, whose members have $3 trillion invested, maintains the following policy:

Access to the Proxy: Companies should provide access to management proxy materials for a long-term investor or group of long-term investors owning in aggregate at least three percent of a company’s voting stock, to nominate less than a majority of the directors. Eligible investors must have owned the stock for at least two years. Company proxy materials and related mailings should provide equal space and equal treatment of nominations by qualifying investors.

Vote to enhance shareholder value:

Proxy Access for Shareholders – Proposal 5

www.citigroup.com 85

PROPOSAL 5

Management Comment

Summary

Citi’s Board recommends that shareholders vote in favor of Proposal 5, a shareholder proposal submitted by James McRitchie and Myra K. Young asking the Board to adopt Proxy Access. After carefully considering the views of a number of Citi’s investors and those of the governance community, and in keeping with Citi’s place in the forefront of good corporate governance practices, Citi’s Board sought to define a Proxy Access framework that would be in the best interest of all stockholders. Following a productive engagement with the Proponents, the Board is pleased to support the Proxy Access framework set forth in Proposal 5, the terms of which are appropriate for Citi’s stockholders, and are reflective of good governance practices.

Important Points to Consider:

●

The percentage ownership and term of ownership thresholds are appropriate for Citi given its market share; ownership at these levels demonstrates a significant and sustained long-term commitment to Citi.

●

The framework for Proxy Access in the Proposal, which does not contain a minimum ownership requirement for each individual participating in a group, will enable holders of small numbers of shares as well as those with substantial holdings to participate in Proxy Access and to do so in a manner that serves the best interest of all of Citi’s stockholders.

●	In supporting the Proxy Access framework set forth in Proposal 5, the Board is not endorsing the views set forth in the Supporting Statement; these remain the views of the Proponents.

BOARD RECOMMENDATION

Citi’s Board of Directors recommends that stockholders vote FOR Proposal 5.

Proposal 6

CtW Investment Group, 1900 L Street, N.W., Suite 900, Washington, DC 20036, has submitted the following proposal for consideration at the Annual Meeting:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether our it is consistent with our company’s expressed goals and in the best interests of stockholders and long-term value;

Resolved, the stockholders of Citigroup, Inc. (“Citigroup”) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Citigroup used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Citigroup’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Citigroup is a member.

86 Citi 2015 Proxy Statement

PROPOSAL 6

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Citigroup’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Citigroup is listed as a member of the Business Roundtable and the Financial Services Roundtable, which together spent more than $40 million lobbying in 2012 and 2013. Citigroup does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Citigroup’s long-term interests.

Citigroup spent $11.15 million in 2012 and 2013 on direct federal lobbying activities (opensecrets.org). This figure does not include Citigroup’s lobbying expenditures to influence legislation in states. Citigroup lobbies at the state level with at least 159 lobbyists in 35 states in 2012 (classic.followthemoney.org). Citigroup’s reported lobbying against Dodd-Frank derivative regulations has drawn media scrutiny (“Banks, Led By Citi, Lobby House (Successfully) To Limit Dodd-Frank On Derivatives,” Forbes, October 30, 2013).

We urge stockholders to vote for this proposal.

Management Comment

Summary

Citi already has a comprehensive system of reporting and accountability for Citi’s participation in lobbying and political contributions. Citi discloses its lobbying and political contributions activities as required by law in the more than 30 states in which it is actively engaged in lobbying and political activity, and at the federal level. Citi provides access to this information on its website. The frequency of our disclosures varies, depending on local requirements. Because the requirements are different, the information disclosed also varies by jurisdiction. For lobbying, generally the disclosure requirements include the issues or legislation lobbied during the reporting period, the chambers or agencies lobbied, and dollars expended to support the lobbying activities.

Citi has also successfully passed random audits by regulatory authorities with lobbying and political contributions oversight, as well as those performed by Citi’s Internal Audit team. In addition, Citi participates in the European Union's voluntary lobbying disclosure registry. As a result, preparation of the report as requested by the proponent would be unnecessary.

Important Points to Consider

●	Citi actively engages in the legislative process at both the state and federal levels, expressing our views on legislative and regulatory developments affecting Citi.
●

Citi is subject to a wide variety of state and federal laws and regulations concerning the conduct of its lobbying and disclosure of its expenses. Citi is committed to complying with these rules, and to maintaining the highest ethical standards in conducting its advocacy.

●

Citi has revised its Political Activities Statement (formerly Citi’s Political Contributions and Lobbying Statement) to increase disclosure about its lobbying practices and oversight. The Political Activities Statement provides meaningful disclosure about: (i) its lobbying policies and procedures including grassroots lobbying; (ii) payments made by Citi for direct lobbying through links to federal and state government websites where its expenditures are reported; (iii) trade and business association participation; (iv) membership in any tax-exempt group that writes and endorses model legislation; and (v) the Board’s oversight of lobbying activities and political contributions. The Statement can be found on Citi’s website at www.citigroup.com.

www.citigroup.com 87

PROPOSAL 6

➢

First, the Nomination, Governance and Public Affairs Committee of Citi’s Board of Directors provides oversight over the Company’s political contributions, trade association activities, and lobbying strategy and expenditures and recently updated its Charter to clarify its existing practices.

	➢	Second, Citi has links on its website to federal and state government websites where its lobbying activities are reported.
➢

Third, Citi policy prohibits contributions for independent expenditures. “Independent expenditures” are expenditures by an entity other than the political candidate or his or her campaign that support the candidate (or criticize his/her opponent). Citi also requires, before Citi pays its dues, that trade and business associations attest that they have a process that assures that no funds provided by any Citi entity (whether by way of dues or otherwise) will be used for independent expenditures.

➢

Fourth, in order to promote transparency and accountability, Citi discloses to its stockholders and the public a list of all corporate political contributions made by Citi as well as contributions made by Citi’s Political Action Committees (PAC). This list is posted on our website and updated annually.

●	Citi already has in place measures to promote transparency in and improve oversight of its political activity.
●

Citi’s current public disclosures provide stockholders with extensive information on Citi’s lobbying expenditures, including the processes that management undertakes in making lobbying or political expenditure decisions. The creation of a report to stockholders, to be provided annually, detailing the information already filed pursuant to federal, state and local regulations would be duplicative and not an effective use of Citi’s resources.

●

Citi is, of course, a member of a number of trade and business associations. It joins trade and business associations for a variety of reasons, most of which are unrelated to lobbying, including training, industry relationship development, and sharing of costs of commenting on proposed regulations. However, trade and business associations are legally separate entities that operate apart from their members. They can and do take a wide variety of positions on a number of matters, not all of which Citi supports. Citi may be able to influence, but does not control, the lobbying activities of trade and business associations, since it is only one of many members. Accordingly, attempting to quantify the portion of Citi’s trade and business association dues that are used for lobbying would not provide stockholders with a greater or more accurate understanding of Citi’s advocacy strategies or philosophies about its political contributions.

BOARD RECOMMENDATION

Because it already has extensive disclosure practices pertaining to its political contributions and lobbying activities, Citi does not believe the additional disclosure requested by the stockholder proposal is warranted. Such duplicative disclosure would not be an effective use of Citi’s resources or management’s time; therefore the Board recommends that you vote AGAINST Proposal 6.

88 Citi 2015 Proxy Statement

Proposal 7

Bartlett Collins Naylor, 215 Pennsylvania Avenue, S.E., Washington D.C. 20003, has submitted the following proposal for consideration at the Annual Meeting:

RESOLVED, that shareholders of Citigroup Inc. urge the Board of Directors to amend the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers, identified by the board, shall be deferred and be forfeited in part or in whole, at the discretion of Board, to help satisfy any monetary penalty associated with any violation of law regardless of any determined responsibility by any individual officer; and that this annual deferred compensation be paid to the officers no sooner than 10 years after the absence of any monetary penalty; and that any forfeiture and relevant circumstances be reported to shareholders. These amendments should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.

Supporting Statement

On July 14, 2014, the Department of Justice “announced a $7 billion settlement with Citigroup Inc. to resolve . . .. claims related to Citigroup’s conduct in the . . . issuance of residential mortgage-backed securities (RMBS) prior to Jan. 1, 2009. The resolution includes a $4 billion civil penalty – the largest penalty to date under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). . . . Citigroup acknowledged it made serious misrepresentations to the public.” This monetary penalty was borne by Citi shareholders who were not responsible for this unlawful conduct. Citi employees committed these unlawful acts. They did not contribute to this penalty payment, but instead undoubtedly received bonuses.

In 2014, Citi refined its clawback policies. In addition to recouping incentive compensation for employees who violate the law, the Compensation Committee “may also cancel awards if an employee failed to supervise individuals who engaged in such behavior.”

This refinement is welcome. It reflects that the Board agrees that compensation serves as an appropriate tool for deterrence and that restrictions should apply more broadly than simply to those determined to have violated the law. We believe the further refinement in our resolution can help strengthen Citi’s policy by making compliance with the law a group concern.

President William Dudley of the New York Federal Reserve outlined the utility of what he called a performance bond. “In the case of a large fine, the senior management . . . would forfeit their performance bond. . . . Each individual’s ability to realize their deferred debt compensation would depend not only on their own behavior, but also on the behavior of their colleagues. This would create a strong incentive for individuals to monitor the actions of their colleagues, and to call attention to any issues. . . . Importantly, individuals would not be able to “opt out” of the firm as a way of escaping the problem. If a person knew that something is amiss and decided to leave the firm, their deferred debt compensation would still be at risk.”

The statute of limitations under the FIRREA is 10 years, meaning that annual deferral period should be 10 years.

Management Comment

Summary

Citi’s existing clawback policies address the objectives sought by the Proponent and are in fact broader than the changes called for by the proposal. For example, the proposal would impose clawbacks only for “monetary penalties associated with any violation of law.” Citi’s current clawback policies do not require as a prerequisite to a clawback a “penalty” or a “violation of law.” Clawbacks under Citi’s existing policies may be imposed in instances of materially imprudent judgment that caused harm to any of Citi’s business operations or that resulted or could result in regulatory sanctions. In addition, implementing the proposal’s request to pay deferred compensation no sooner than 10 years after the absence of any monetary penalty and to permit the forfeiture of such compensation irrespective of the culpability of an executive officer would severely impair Citi’s ability to attract and retain talented executive officers as such terms and conditions are not currently in place at peer companies and are not required by applicable law or regulatory policy. Adopting a proposal that inhibits Citi’s ability to attract and retain talented executive officers would be detrimental to Citi’s long-term business objectives and to its stockholders.

www.citigroup.com 89

PROPOSAL 7

Important Points to Consider

●	Citi’s General Clawback provision provides that the unvested portion of a deferred cash award or a performance share unit award granted to an employee will be cancelled if Citi’s Personnel and Compensation Committee (the Committee) determines that such employee:
➢ engaged in behavior constituting misconduct or exercised materially imprudent judgment that caused harm to any of Citi’s business operations, or that resulted or could result in regulatory sanctions (whether or not formalized);
➢ failed to supervise or monitor individuals engaging in, or failed to properly escalate behavior constituting, misconduct in accordance with Citi’s policies regarding the reporting of misconduct, or exercised materially imprudent judgment that caused harm to any of Citi’s business operations; or
➢ failed to supervise or monitor individuals engaging in, or properly failed to escalate, behavior that resulted or could result in regulatory sanctions (whether or not formalized).
●	In addition, all of Citi’s deferred incentive compensation awards are subject to the “Citi Clawback,” which requires the forfeiture or cancellation of unvested awards when the Committee determines that an employee received an award based on materially inaccurate publicly reported financial statements, knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, materially violated any risk limits established or revised by senior management and/or risk management or engaged in gross misconduct.
●	Citi’s clawback policies are supported through other policies, such as Citi’s stock ownership commitment (SOC), which requires executive officers to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are executive officers and to retain 50% of their equity subject to the SOC for one year after their status as executive officers ends. In addition, Citi’s anti-hedging policy also provides that executive officers may not enter into hedging transactions in respect of Citi’s common stock or other Citi securities. Citi’s clawback policies are part of a set of inter-relating policies through which Citi ensures that officers are encouraged to focus on the long-term interests of stockholders and are discouraged from excessive risk-taking that could cause material harm to Citi.
●	Unlike the proposal’s request to defer compensation awarded to executive officers for a period “no sooner than 10 years after the absence of any monetary penalty,” the deferral period under Citi’s current incentive award structures, which provide for pro-rated vesting and payment over a three or four year period, is competitive with the practices at peer companies and is consistent with regulatory guidance. The proposal is also unworkable in practice. If the term “monetary penalty” in the proposal means any monetary penalty against the Company, notwithstanding its severity, adopting the proposal could result in executives not receiving their deferred compensation irrespective of their culpability for the imposition of such penalty and would result in their having to wait at least 10 years from the date of the award for that determination to be made. Adopting such a proposal would be detrimental to Citi’s long-term business objectives and to its stockholders as it would likely severely impair Citi’s ability to attract and retain talented executive officers.
●	When compared to Citi’s clawbacks and the other policies described above that are designed to discourage excessive risk-taking and to prioritize legal compliance, the requested changes to the “General Clawback” could potentially be harmful to Citi and its stockholders while not contributing meaningfully to the goals of the policy.

BOARD RECOMMENDATION

Because Citi’s current clawback provisions and accompanying policies serve the same objectives as the proposal, cover a broader range of potential employee misbehavior than those included in the proposal, and are better tailored to current regulatory and market conditions than the changes requested by the proposal, and because the deferral period proposed would put Citi at a significant competitive disadvantage as relates to attracting and retaining talent, thus harming the Company, the Board recommends a vote AGAINST Proposal 7.

90 Citi 2015 Proxy Statement

Proposal 8

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has submitted the following proposal for consideration at the Annual Meeting:

Proposal 8 – Prohibit Bankruptcy History for Audit Committee Members

RESOLVED, shareholders ask that our Company take the steps necessary to adopt a bylaw to exclude from the company board of directors’ audit committee any director who was a director at a public company while that company filed for reorganization under Chapter 11 of the federal bankruptcy law. The board would have the discretion to phase in this requirement as soon as a qualified replacement candidate or candidates can be selected. This would permit temporary deviation from this bylaw if the board publicly discloses that the only qualified audit committee member or members are directors with such a bankruptcy history.

Chapter 11 of the federal bankruptcy law allows corporations in financial difficulty to restructure its operations and reduce debt in ways that cause losses to stockholders and creditors. In 2014 Judith Rodin was a member of our audit committee. Ms. Rodin was previously a director at AMR Corporation when AMR filed for reorganization under Chapter 11 of the federal bankruptcy law. Joan Spero is another Citi director who has a bankruptcy history. Ms. Spero was a director at Delta Air Lines when Delta filed for reorganization under Chapter 11 of the federal bankruptcy law. Under our current rules the Citi board could appoint Ms. Spero to the audit committee right after the annual meeting.

In the future our board can select new directors who have such a bankruptcy record who thereafter may or may not be assigned to the audit committee. Thus it is important to have this bylaw apply to current directors and directors selected in the future.

Please vote to protect shareholder value:

Prohibit Bankruptcy History for Audit Committee Members – Proposal 8

Management Comment

Summary

Citi’s Nomination, Governance and Public Affairs Committee employs a rigorous and thorough process for selecting the directors that it nominates to serve on Citi’s various Board Committees. In identifying candidates for the Audit Committee, the Committee considers, among other things, a candidate’s independence, character, ability to exercise sound business judgment, demonstrated leadership, skills, including financial literacy, and experience. The Committee also confirms that the directors selected for the Audit Committee meet the independence and qualification standards set by the Securities and Exchange Commission, the New York Stock Exchange, and Citi’s Corporate Governance Guidelines. It would not be in the best interests of our stockholders to remove the Committee’s or Board’s flexibility in appointing its Audit Committee members and replace it with an arbitrary policy that could jeopardize the membership and structure of Citi’s Audit Committee. Stockholders are best served if the Committee is able to consider all relevant information and context pertaining to a director in determining his or her suitability for service on the Audit Committee.

Important Points to Consider

●

In considering membership on the Audit Committee, the qualifications standards to be considered are those set by the appropriate regulatory authorities, such as the Securities and Exchange Commission and the New York Stock Exchange, as well as Citi’s own independence standards. Were the proposal to be adopted, Citi’s Audit Committee members would be held to a different and an arbitrary standard as compared to other public companies’ audit committees.

●

This proposal is harmful because it could prevent qualified, experienced and effective directors from serving on Citi’s Audit Committee. Holding directors to a different, arbitrary standard could also make attracting and retaining the highly qualified directors it needs for its Audit Committee more difficult.

●

Citi’s Board must be able to exercise its business judgment in carrying out its fiduciary obligation to shareholders in selecting the directors to serve on its Audit Committee. It is unnecessary and ill advised to impose an absolute requirement on Citi’s Board that would prevent it from selecting directors to serve on Citi’s Audit Committee due to another company’s bankruptcy filing that is unrelated to Citi or

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PROPOSAL 8

to the member’s service on Citi’s Board. Companies file for bankruptcy for a number of reasons, few, if any, of which likely bear on the qualifications of an individual to serve on an unrelated company’s audit committee.
●	Aside from the merits of the proposal, Citi takes issue with certain inaccuracies in the proposal. The proposal incorrectly states that Dr. Rodin was a member of the Audit Committee in 2014. Further, even though she is mentioned in the proposal, the proponent failed to mention that Ms. Spero is currently a member of the Audit Committee. While the Board does not believe that any of the alleged deficiencies have any bearing on the merits of the proposal, it wishes to ensure that shareholders are not misled by these statements.

BOARD RECOMMENDATION

In accordance with its fiduciary obligations to shareholders and compliance with legal and regulatory standards, the Board of Directors must be able to exercise its judgment in selecting the directors to serve on its Audit Committee. The arbitrary policy put forth by the proposal advances none of these objectives and would hinder the Board’s ability to carry out its obligations and could therefore harm the Company. Therefore, the Board recommends that you vote AGAINST Proposal 8.

Proposal 9

AFL–CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, DC 20006, has submitted the following proposal for consideration at the Annual Meeting:

RESOLVED: Shareholders of Citigroup (the “Company”) request that the Board of Directors prepare a report to shareholders regarding the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”). The report shall identify the names of all Company senior executives who are eligible to receive a Government Service Golden Parachute, and the estimated dollar value amount of each senior executive’s Government Service Golden Parachute.

For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.

Supporting Statement

Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment from the Company to pursue a career in government service. For example, former Company executive Jack Lew received as much as $500,000 worth of restricted stock when he resigned from the Company in 2009. (Susanne Craig, “Windfalls for Wall Street Executives Taking Jobs in Government,” The New York Times, March 21, 2013.)

At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing continued or accelerated vesting of equity-based awards to executives who voluntarily resign to enter government service.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s award agreements contain a “Voluntary Resignation to Pursue Alternative Career” clause that provides for the continued vesting of restricted stock of executives who voluntarily resign to pursue a government service career. In other words, a “golden parachute” for entering government service.

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PROPOSAL 9

We believe that compensation plans should align the interests of senior executives with the long-term interests of the company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives.

Issuing a report to shareholders on the Company’s use of Government Service Golden Parachutes will provide an opportunity for the Company to explain this practice and provide needed transparency for investors about their use. For these reasons, we urge shareholders to vote FOR this proposal.

Management Comment

Summary

Citi’s deferred compensation programs, like those of many other companies, include provisions that alter an award’s regular vesting conditions upon the occurrence of certain circumstances or events (e.g., termination of employment on account of death, disability, involuntary termination not for cause, and upon meeting certain retirement-type age and service provisions). We believe that these exceptions help us attract talented employees, which is a goal that furthers both our long-term business objectives and benefits stockholders. Under the alternative career provision of our deferred compensation programs, an employee may resign to work full-time in a paid career in government service, for a charitable institution, or as a teacher at an educational institution, and have his/her awards continue to vest on schedule. The alternative career provision, which is available to all employees who are eligible for deferred compensation awards (not just senior executives), is one of many program features that alters an award’s regular vesting conditions in furtherance of Citi’s goal of attracting and retaining talented employees. As such, a special public report on the alternative career provision is unnecessary.

Important Points to Consider

●	Such a report would not provide information that is meaningful to stockholders.
	➢	The proposal does not define the group of “senior executives” for whom the report is requested. If proxy officers are intended to constitute the applicable group, it should be noted that Citi already discloses the value of deferred equity and other deferred awards its proxy officers would receive by resigning voluntarily for any reason, including to pursue government employment. Please see pages 79-80 for further details.
	➢	If the term “senior executives” is intended to cover all “executive officers” of Citi, then it should be noted that Citi already files Form 3 and 4 reports with the Securities and Exchange Commission, which are publicly available and include unvested shares of Citi stock awarded to each executive officer. As the number of shares of Citi stock awarded to an executive officer is publicly available, the value of the equity awards an executive officer could receive in connection with his or her resignation to pursue an alternative career is determinable by stockholders, and therefore, the report called for by the proposal is not necessary.
	➢	If a broader group is intended to be covered, the requested report could capture up to over 7,500 executives and other employees globally who are eligible for deferred equity awards. Therefore, the report would not provide meaningful information and could violate the privacy rights of our employees and applicable privacy laws, especially outside the United States.
●	Such a report could harm the Company.
	➢	The proposed stockholder report would also put Citi at a competitive disadvantage, as other peer firms would have information about individual Citi employee compensation that is not currently required to be publicly disclosed. Thus, producing the report would likely harm Citi’s ability to retain talented employees.
●	The alternative career provision advances stockholder interests.
	➢	Citi’s deferred incentive awards (similar to awards at other peer companies) are subject to performance conditions during the vesting period and to meaningful clawback provisions in the event of misconduct or other specified negative circumstances. Accordingly, awards that vest on schedule by reason of alternative career or other reasons are still subject to important conditions for receipt. These clawback provisions and business-based performance vesting conditions provide for alignment of stockholder and employee interests after termination of employment during the vesting period.

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PROPOSAL 9

➢	The alternative career provision is necessary to remain competitive for talent in the financial services industry, as it is an element of our peers’ programs. It is not an executive perk; it is an element of our broader-based incentive programs.
➢	The alternative career provision helps maintain strong employee relations as it avoids a potential perception of unfairness and promotes employees taking full-time positions in the public sector. Employees who are eligible to retire under our incentive programs may leave to work in public service without any penalty. Employees who leave to work in the private sector often have their unvested awards “bought out” by their new employer. Conversely, employees who are not eligible to retire, and therefore cannot enter public sector without penalty, are unlikely to have their unvested awards “bought out” by their new public sector employers. The alternative career provision promotes public sector employment and equitable treatment of employees seeking public sector employment — two objectives we value — by allowing employees who are not eligible to retire to continue to vest in their equity awards while employed in public sector positions.
➢	The alternative career provision operates at minimal cost to Citi and its stockholders. Historically, the provision has not been expensive for Citi to maintain. Currently, fewer than 15 employees globally are vesting on schedule by reason of the alternative career provision, including charitable and educational employment.

BOARD RECOMMENDATION

The alternative career provision advances stockholder interests by enabling Citi to attract and retain talent, enabling employees to enjoy careers in public service after leaving Citi, and ensuring that Citi’s programs are competitive with the industry. Citi does not believe the requested report will provide meaningful information to stockholders. Further, Citi believes that if the proposed report is intended to cover a group broader than executive officers, it would put the Company at a competitive disadvantage in attracting and retaining high quality talent, and thus harm the Company; therefore the Board recommends a vote AGAINST Proposal 9.

94 Citi 2015 Proxy Statement

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next Annual Meeting of stockholders and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at the address on the cover of this Proxy Statement. The proposal must be received no later than November 19, 2015. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

With respect to stockholder nominees for Director election at the next Annual Meeting and stockholder proposals for consideration at the next Annual Meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s By-laws. The notice must be delivered to Citi’s Corporate Secretary between December 30, 2015 and January 29, 2016 and must comply with all applicable provisions of Citi’s By-laws. You may obtain a copy of Citi’s By-laws by writing to the Corporate Secretary at the address shown on the cover of this Proxy Statement.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone, and similar means. No Director, officer, or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Citi has retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $30,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one Annual Report and Proxy Statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate Annual Report or Proxy Statement for 2015 or in the future, he or she may telephone toll-free 1-800-542-1061 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

www.citigroup.com 95

DIRECTIONS TO ANNUAL MEETING LOCATION

●	Time and Date	9:00 AM, April 28, 2015
●	Place	The Great Hall of The Cooper Union 7 East 7th Street New York, New York

Directions

The Cooper Union is accessible by public transportation. If you plan to visit by car, please allow extra time to navigate New York City traffic and to secure parking. There are multiple parking garages near The Cooper Union; however, it is recommended that you contact a parking garage ahead of time to ensure availability.

By Subway

The Astor Place stop served by the #6 train is the closest New York City subway stop to The Cooper Union. The N and R trains have a stop at 8th Street and Broadway, about 2 blocks west of The Cooper Union. For more information, please visit: www.mta.info.

By Car

From the East Side, use the FDR Drive and take Exit 5 (Houston Street). Take Houston Street westbound to Lafayette Street. Turn right (north) on Lafayette, and drive to Astor Place. Turn right on Astor Place and drive one block to Cooper Square.

From the West Side, take the West Side Highway to the 14th Street exit. Turn left onto 14th Street to 3rd Avenue and make a right. Take 3rd Avenue to Cooper Square, which begins at 7th Street.

Please Note: The Cooper Union does not have designated visitor parking. Limited street parking is available, as well as several nearby parking garages.

By Bus

Buses arrive at the Port Authority Bus Terminal at 42nd Street. From the terminal, you may take a taxi, the subway (S train to Grand Central and then the #6 train downtown), or MTA buses (crosstown M42 to Lexington Avenue, ask for a transfer and switch to the downtown M101). For more information, please visit: www.mta.info.

By Railroad

Long distance trains generally arrive at Penn Station (32nd-33rd Street and 7th Avenue). From Penn Station, either take a taxi to The Cooper Union, or get on the downtown N or R subway (at 34th Street and 6th Avenue). Metro North trains arrive at Grand Central Station where you may either take a taxi or the downtown #6 subway. For more information, please visit: www.mta.info.

96 Citi 2015 Proxy Statement

ANNEX A

ADDITIONAL INFORMATION REGARDING PROPOSAL 3

Scorecard Glossary

CCAR refers to the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios. Banks may not return capital to shareholders or take other capital actions unless the Federal Reserve Board indicates that it has “no objection” to a bank’s capital plan, including its requested capital actions.

CVA/DVA is credit valuation adjustments (CVA) on derivatives (counterparty and own-credit), and, effective in the third quarter of 2014, funding valuation adjustments (FVA), net of hedges, and debt valuation adjustments (DVA) on Citigroup’s fair value option debt. FVA is included with CVA for presentation purposes. Citi’s financial metrics as presented in the executive scorecards exclude CVA/DVA to better reflect operating results by eliminating the generally countercyclical market impact of changes in credit spreads on results, and to align with the presentation of Citi’s financial results to investors.

Deferred Tax Assets or DTAs represent the accumulated tax benefits on Citi’s Consolidated Balance Sheet resulting from losses in prior years that Citi expects to use to offset tax liabilities on future profits. These assets are excluded to some extent from the calculation of a bank’s regulatory capital. This has the effect of limiting the amount of capital that a bank can deploy in its core banking business or can return to shareholders. Large DTAs mean that a bank must retain higher amounts of capital, thereby making higher returns harder to achieve. Reductions in DTAs are therefore important because the reductions have the effect of making more capital usable either in Citi’s businesses or for return to Citi’s shareholders, and thus reducing the “drag” on results.

Efficiency Ratio is total operating expenses divided by total revenues (net of interest expense). Core Efficiency Ratio is Efficiency Ratio, excluding CVA/DVA and the impact of the second quarter 2014 mortgage settlement. This ratio generally compares the cost of generating revenue to the amount of revenue generated. A lower cost is preferable to a higher cost in generating the same amount of revenue, and therefore, a lower efficiency ratio is generally better than a higher one. This metric encourages management to consider the costs of generating additional revenue instead of simply maximizing revenue, and can be used on a relative basis to identify which businesses are managed better than others. We use the Citicorp Core Efficiency Ratio (and not Citigroup efficiency ratios) as a measure of Citi performance as Citicorp represents Citi’s core franchises and thus focuses management on expense management and productivity initiatives within these core businesses.

Income from Continuing Operations Before Taxes is revenues minus expenses and cost of credit, before taxes and discontinued operations. Core Income from Continuing Operations Before Taxes is Income from Continuing Operations Before Taxes, excluding CVA/DVA, the impact of the second quarter 2014 mortgage settlement, and certain Loan Loss Reserve releases.

Loan Loss Reserve (LLR) releases are excluded from executive scorecards, where applicable, to reflect the core operating performance of the business.

Net Income represents a company’s after-tax profits. Core Net Income is Core Income from Continuing Operations Before Taxes, less the adjustments shown below in this Annex A, including provisions for income taxes. Core Net Income is an element of the metrics that measure returns on assets or capital.

Return on Assets is Net Income divided by average assets as determined under U.S. GAAP. Core Return on Assets is Core Net Income divided by average assets as determined under U.S. GAAP.

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Return on Tangible Common Equity (Core) is Core Net Income for a business or Citigroup (minus preferred dividends in the case of Citigroup) divided by Average Tangible Common Equity for the year. Management views this metric as an appropriate indication of the long-term potential of Citi’s operating businesses to deliver long-term value to shareholders because it excludes Citi’s large intangible assets.

Risk Appetite Ratio is the ratio between the earnings of Citicorp or a business, including expected losses (defined as Core Revenues minus Core Expenses minus expected losses) (the numerator) and the stress losses of Citicorp or the applicable business segment under a 1-in-10 year stress scenario (the denominator). Citicorp or the business should produce sufficient earnings each year, so that it does not lose money under a moderate stress event. As long as the relationship is higher than 1-to-1, then Citicorp or the business “passes” the Risk Appetite Ratio test.

A-2 Citi 2015 Proxy Statement

Citigroup — Non-U.S. GAAP Financial Measures Reconciliations

In millions of dollars, except ratios	Citigroup	Citicorp	GCB	ICG
Income from Continuing Operations before Income Taxes	$14,364		$10,411	$13,250

Less:
CVA/DVA	(390)		–	(343)
Income Statement Impact related to the Releases of Credit Reserves in GCB	(1,185)		(1,185)	N/A
2Q14 Mortgage Settlement - Operating Expenses	3,749		N/A	N/A
2Q14 Mortgage Settlement - Credit Build	55		N/A	N/A
Core Income from Continuing Operations before Income Taxes	$17,373		$9,226	$13,593

Add: Income Statement Impact related to the Releases of Loan Loss Reserves in GCB	1,185		1,185	N/A

Less: Provision for Income Taxes	6,864		3,473	3,729
Add: Income / (Loss) From Discontinued Operations	(2)		–	–
Less: Noncontrolling Interests	185		26	111

Less:
Tax Impact Related to CVA/DVA	150		–	132
Tax Impact Related to 2014 Mortgage Settlement	78
Tax Benefit Related to Resolution of Certain Tax Audit Items (1Q14)	(210)		–	–
Core Net Income For Return on Assets and Return on Tangible Common Equity	$11,489		$6,912	$9,621

Average Assets	1,896,800		399,000	1,058,000
Core Return on Assets (Core Net Income / Average Assets)	0.61%		1.73%	0.91%

Total Revenues, net of Interest Expense	$76,882	$71,067	$37,753	$33,267
Less:
CVA/DVA	(390)	(343)	–	(343)
Core Revenues, net of Interest Expense	$77,272	$71,410	$37,753	$33,610

Total Operating Expenses	$55,051	$47,336	$21,277	$19,960
Less: Impact related to the Mortgage Settlement	3,749	–	–	–
Core Operating Expenses	$51,302	$47,336	$21,277	$19,960

Core Efficiency Ratio (Core Operating Expenses / Core Revenues)	66.4%	66.3%	56.4%	59.4%

Core Net Income (from above)	$11,489		$6,912	$9,621
Preferred Stock Dividends	511
Core Income Available to Common Shareholders	$10,978

Total Common Equity at December 31, 2014	$200,066
Less:
Goodwill at December 31, 2014	23,592
Intangible assets (other than Mortgage Servicing Rights) at December 31, 2014	4,566
Tangible Common Equity at December 31, 2014	$171,908

Average Tangible Common Equity during 2014	$171,497		$35,630	$67,090

Return on Tangible Common Equity (Core)	6.4%		19.4%	14.3%

Risk Appetite Ratio:

Unexpected Losses		$16,591	$4,849	$7,049

Expected Losses		$8,213	$6,857	$1,355

Risk Appetite Ratio (RAR) = [Core Revenues - Core Operating Expenses - Expected
Losses] / Unexpected Losses		96%	198%	174%

N/A: Not Applicable

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ANNEX B

ADDITIONAL INFORMATION REGARDING PROPOSAL 4

Supplemental Information on Equity Plan Grants

Tables I and II below illustrate the “overhang” from our equity plans, and Table III shows our “run rates” over the prior three calendar years.

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants. We monitor simple overhang and fully diluted overhang, which are calculated as follows:

Simple overhang =	Outstanding awards + Shares available for grant
Common shares outstanding
Fully diluted overhang =	Outstanding awards + Shares available for grant
Common shares outstanding + Outstanding awards + Shares available for grant

“Simple overhang” shows the number of common shares that may become issued and outstanding — as a percentage of the number of shares currently outstanding — if all currently unvested stock awards vest, all unexercised stock options are exercised, and if all shares still available for grant are ultimately issued upon the vesting or exercise of awards yet to be made. “Fully diluted overhang” shows the percentage of outstanding common equity that would be owned by employees in the future, assuming all shares underlying currently unvested stock awards vest, all outstanding options are exercised, and all shares currently available for grant are ultimately issued pursuant to future awards under the 2014 Plan.

The following table provides information used in the calculation of overhang percentages. The table shows — as of December 31, 2014 — the number of shares subject to outstanding awards under the 2014 Plan and its predecessor plans (our Plans), shares available for grant under the 2014 Plan, and Citi common shares outstanding, in each case as of December 31, 2014. The 2014 Plan is the only Plan under which shares may currently be granted to employees. No SARs have been granted under any of the Plans.

Table I

December 31, 2014 (in millions)
Outstanding awards (the sum of unvested stock awards [50.155(1)] and unexercised options [26.515(2)])	76.67
Shares available for grant	51.64
Common shares outstanding	3,023.92
(1)	Includes 0.18 million shares subject to unvested restricted stock awards. These unvested shares are already included in the number of common shares outstanding.
(2)	The shares are subject to options granted under the 2009 Plan or the Citigroup 1999 Stock Incentive Plan (1999 Plan), and as such, may not be re-granted as new awards under the 2014 Plan if the options expire unexercised.

If any shares subject to awards reflected in this table are used to pay exercise prices or withheld to pay taxes, they may not be re-granted as new awards under the 2014 Plan or any other Plan.

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Our simple overhang and fully diluted overhang are stated in Table II below, as of December 31, 2014, and as estimated as of April 28, 2015, assuming Proposal 4 is approved by stockholders at our annual meeting. The calculations are based on the figures reported in Table I. For these purposes, it is assumed that the number of common shares outstanding on April 28, 2015 and the number of shares subject to outstanding awards on April 28, 2015 will be the same as on December 31, 2014. If Proposal 4 is approved by stockholders at our annual meeting, at April 28, 2015, 20 million additional shares will be available for future awards under the 2014 Plan.

Table II

	December 31, 2014	April 28, 2015 (estimated)
Simple overhang	4.24%	4.90%
Fully diluted overhang	4.07%	4.68%

“Run rate” expresses the amount of equity in the form of stock options or stock awards a company grants annually relative to its number of common shares outstanding. It is calculated as follows:

Run rate (%) =	Shares subject to options and awards granted during year
Common shares outstanding

Table III shows our run rates for the 12-month periods ending December 31, 2012, 2013 and 2014, and the three-year average. The calculations are based on annual grant data contained in Citigroup’s Annual Reports on Form 10-K and the basic weighted average number of common shares outstanding during those periods.

Table III

	2012	2013	2014	Three-year average
Run rates for 12-month periods ending December 31	1.22%	0.72%	0.58%	0.84%

Description of the Citigroup 2014 Stock Incentive Plan

The following is a description of certain important features of the amended and restated 2014 Plan, the full text of which, as proposed to be amended by Proposal 4, is included in this Annex B. This summary is qualified in its entirety by reference to the 2014 Plan document.

If Proposal 4 is approved by stockholders at our annual meeting, we intend to file a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares authorized for grant under the 2014 Plan.

General. The 2014 Plan became effective on April 22, 2014 and will expire on the date of the annual general meeting of stockholders to be held in 2019. The 2014 Plan provides for various types of awards denominated in shares of Citi common stock to Citi employees, officers, and non-employee Directors. The purposes of the 2014 Plan are to align incentive compensation programs with Citi’s long-term business objectives and the interests of stockholders, attract and retain employees by providing compensation opportunities that are competitive within the global financial services industry, and provide compensation opportunities that do not create incentives to take imprudent risks.

Administration. The 2014 Plan is administered by the Personnel and Compensation Committee. All members of such Committee or a sub-committee thereof must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the Code. With respect to participants who are outside Directors, the 2014 Plan is administered by the Board. The Personnel and Compensation Committee may delegate some or all of its authority over administration of the 2014 Plan to one or more officers, directors, employees, or another plan administrator except with respect to persons who are Section 16(a) officers or covered employees (as defined in Section 162(m) of the Code).

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Eligibility. All “employees” of Citi — within the broad definition set forth in the instructions to the SEC Form S-8 registration statement, but expressly excluding consultants and advisors who are not members of the Board — generally are eligible to receive awards under the 2014 Plan. Based on worldwide employment at December 31, 2014, approximately 241,000 persons could be eligible to participate in the 2014 Plan. However, participation is discretionary — awards are subject to approval by the Personnel and Compensation Committee. In 2014, awards were made under the 2009 Plan to 12 current non-employee Directors and 14 current executive officers, and under the 2014 Plan and 2009 Plan, to more than 7,500 employees worldwide.

Former “employees” are eligible to participate in the 2014 Plan, but only with respect to their last year of service or substitute awards to replace awards granted by a prior employer acquired by the Company.

Shares subject to the 2014 Plan. Shares of Citi common stock issued in connection with awards under the 2014 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. The initial share authorization under the 2014 Plan was the number of shares remaining for grant under the 2009 Plan at the time of its expiration, not to exceed 52 million shares. The actual number of remaining approved shares when the 2009 Plan expired on April 21, 2014 was approximately 52.1 million, thereby providing the 2014 Plan with an initial authorization of 52 million shares. Pursuant to the amendment described in Proposal 4, the number of authorized shares would increase by 20 million.

The maximum number of shares of Citi common stock that may be issued under the 2014 Plan will not be affected by the payment in cash of dividends or dividend equivalents in connection with outstanding awards or by the granting of “substitute awards,” which are awards that are granted in connection with a transaction between Citi or a subsidiary and another company in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such company to any of its employees.

If an award under the 2014 Plan is forfeited, canceled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2014 Plan. However, shares tendered by a participant or withheld by Citi to pay an option exercise price, withheld or tendered to satisfy tax withholding obligations relating to any award, repurchased by Citi with option exercise proceeds, covered by a stock-settled SAR (without regard to the number of shares actually issued upon exercise) or withheld to satisfy any debt or other obligation owed to Citi, and cancelled fractional shares will be considered issued and shall not be added to the maximum number of shares that may be issued under the 2014 Plan.

The NYSE closing price of a share of Citi common stock on March 2, 2015, was $53.49.

Limits on awards. There are no limits on the class or classes of employees to which awards may be granted under the 2014 Plan, or to the number of shares authorized for grant that may be granted pursuant to the various types of awards permitted under the 2014 Plan. However, the 2014 Plan provides for certain annual limits to the number of shares that may be granted pursuant to certain types of awards to individual employees and Directors. Awards to an individual Director in a calendar year (including awards made at the election of a Director in lieu of his or her cash retainer) may not exceed $900,000 in value, as determined as of the date of each award. For all other eligible “employees,” the number of shares subject to stock options or SARs granted during a calendar year may not exceed one million shares, and the number of shares that may be subject to stock awards granted in a calendar year may not exceed one million shares, unless granted subject to substitute awards that replace awards of a former employer acquired by the Company.

Types of awards. The following types of awards may be made under the 2014 Plan. All of the awards described below are subject to the terms, conditions, restrictions and limitations determined by the Personnel and Compensation Committee subject to the terms of the 2014 Plan, including the individual award limits described above.

Stock options. An award of a stock option under the 2014 Plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. An option granted under the 2014 Plan may be exercised by any method permitted by the Personnel and Compensation Committee from time to time, including but not limited to “net exercise” or other “cashless” exercise methods.

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Stock appreciation rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock.

Definition of “fair market value.” For purposes of setting the exercise price of any option or SAR granted under the 2014 Plan, “fair market value” means the closing price on the NYSE (or on the principal national securities exchange on which the common stock is traded or quoted, if not the NYSE) on the date on which the stock option or SAR is granted. For all other purposes under the 2014 Plan, “fair market value” will be as determined by the Personnel and Compensation Committee.

Stock payment. Subject to the terms of the 2014 Plan, the Personnel and Compensation Committee may grant vested shares of Citi common stock as a stock payment. A stock payment may be in lieu of cash compensation, but may be subject to restrictions on sale or transfer, or cancellation and recoupment, as determined by the Personnel and Compensation Committee. A stock payment may be granted as, or in payment of, a bonus (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code).

Restricted stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until vesting conditions, as determined by the Personnel and Compensation Committee, are satisfied and which will be forfeited if conditions to vesting are not met. Participants may receive dividends or dividend equivalent payments on the shares subject to their awards during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividends or dividend equivalents, if any, shall be paid only if and when, and only to the extent that, the underlying shares vest. Unless the Personnel and Compensation Committee determines otherwise, participants who receive awards of restricted stock are also generally entitled to direct the voting of the unvested shares underlying their awards on matters submitted to a vote of stockholders. All shares underlying outstanding (unvested) restricted stock awards as to which no voting instructions are received are voted proportionately, based on the voting instructions received with respect to all other restricted shares.

Deferred stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the Company), but may receive dividend equivalent payments during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividend equivalents, if any, shall be paid to participants only if and when, and only to the extent that, the underlying shares vest.

Other stock-based awards. Subject to the terms of the 2014 Plan and to the extent not prohibited by applicable law, the Personnel and Compensation Committee may grant any other award that is denominated in shares of Citi common stock and that may be settled by the delivery of shares and/or cash, subject to terms and conditions determined by the Personnel and Compensation Committee. For the avoidance of doubt, awards that by their terms shall be settled only in cash shall not be considered to have been granted under the 2014 Plan.

Performance-based awards. Subject to the terms of the 2014 Plan, the Personnel and Compensation Committee may grant awards that are subject to, or that may vest on an accelerated basis, upon achievement of one or more performance conditions related to a performance period of not less than one year. For these purposes, performance conditions may be established on a Citi-wide basis or with respect to one or more business units or divisions or subsidiaries and may be based upon the achievement of any goal or the satisfaction of any other criteria as may be determined by the Personnel and Compensation Committee, including individual performance, other than remaining employed by Citi. A performance-based award may be qualified under Section 162(m) of the Code. If such qualification is intended, the Personnel and Compensation Committee shall designate the award as a “qualified performance-based award,” following certain procedures set forth in the 2014 Plan, including with respect to the selection of applicable performance conditions for purposes of such qualification and certification that such performance conditions have been satisfied before a qualified performance-based award may be paid. (See “Performance conditions” below for more information.)

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Minimum vesting requirement. Awards may not vest in full prior to the third anniversary of the award date, except that the Personnel and Compensation Committee may grant awards that vest in full in less than three years if (i) on account of a participant’s retirement, death, disability, leave of absence or termination of employment, or the sale or other disposition of the subsidiary employing a participant or other similar event; (ii) upon satisfaction of a performance condition subject to a performance period of at least one year; or (iii) as a “substitute award” to replace an award scheduled to vest in less than three years from the date the substitute award is granted. Additionally, up to 10% of the shares authorized for grant under the 2014 Plan may be granted as stock payments or subject to other awards that provide for vesting in full in less than three years.

Performance conditions. An option or SAR granted with a premium exercise price (i.e., higher than fair market value) and no other performance conditions shall not be considered to be subject to a performance condition for purposes of the minimum vesting provision unless the exercise price is at least 125% of fair market value at the date granted and vesting is not scheduled to occur prior to the first anniversary of the grant date. In the case of a qualified performance-based award, the applicable performance conditions must include one or more of the following objective performance conditions and be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, or regulatory achievements. Performance conditions may be used on an absolute or relative basis to measure the performance of Citi as a whole or any business unit(s) and/or one or more branches or affiliates or any combination thereof, as the Personnel and Compensation Committee may deem appropriate, and may be based on performance determined on a per share basis (either basic or fully diluted) and/or as compared to the performance of a group of peer or comparator companies, prior performance periods, a published or special index or indices that the Personnel and Compensation Committee deems appropriate, or such other measures selected or defined by the Personnel and Compensation Committee at the time of establishment of such performance conditions.

Prohibition against repricing. The 2014 Plan prohibits any action under the 2014 Plan that would constitute a “repricing” of any outstanding option or SAR granted under the 2014 Plan, the 2009 Plan or any other plan of the Company or of any acquired company, except with the approval of the stockholders of the Company. The 2014 Plan defines “repricing” to mean (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price), (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash, (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price, or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

Prohibition of reload options. The 2014 Plan does not permit the grant of any “reload” options.

Repayment obligation; right of set-off. If the Personnel and Compensation Committee subsequently determines that all conditions to vesting and payment of an award, or the vesting and exercisability of an option or SAR, were not satisfied in full, the Personnel and Compensation Committee may cancel such vesting or exercise and refuse to issue shares and immediately terminate the participant’s rights with respect to such award (or improperly vested portion thereof). If the vesting or exercise of any such award (or portion thereof) has already been settled by delivery of shares or cash, the participant shall be obligated, upon demand, to return the shares or cash (or higher value received at vesting or exercise), to Citi, without reduction for any shares or cash withheld to satisfy withholding tax or other obligations. The 2014 Plan also provides for the set-off of vested awards against obligations a participant may owe to Citi, including but not limited to the obligation to repay improperly vested or exercised awards.

Non-transferability. During the vesting period, and prior to the lapse of any sale restriction on shares delivered upon exercise of an option or SAR, or the vesting of a stock award, awards and sale-restricted shares are not transferable other than by will or the laws of descent and distribution. However, the Personnel

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and Compensation Committee may permit participants to transfer stock options or shares issued as a result of an option or SAR exercise but that are subject to a restriction on transferability one time, and without payment or consideration, to an immediate family member or a trust for the benefit of immediate family members of a participant.

Adjustments. The 2014 Plan provides that the Personnel and Compensation Committee shall make appropriate equitable adjustments to the maximum number of shares available for grant under the 2014 Plan and to the annual individual award limits expressed in numbers of shares, in the event of any changes to the Company’s capital structure, including a change in the number of shares outstanding on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, or reorganization or similar transaction. In the event of any such transaction, or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, the Personnel and Compensation Committee shall make appropriate equitable adjustments to the number or kind of shares subject to outstanding awards, the exercise prices of outstanding options and SARs, and to performance conditions, to the extent necessary to prevent the enlargement or diminution of participants’ rights.

Change of control. The Personnel and Compensation Committee may, when an award is made or at any time prior to, at or after the time of a “change of control” (see below), provide for the adjustment of performance conditions to reflect the change of control, provide for the cancellation of outstanding awards if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) replaces the awards with new rights of substantially equivalent value, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment or distribution of an award upon an involuntary termination of a participant’s employment as a result of a change of control, or provide for the purchase of any award. The vesting, payment, purchase or distribution of an award, however, may not be accelerated by reason of a change of control for any participant unless the participant’s employment is involuntarily terminated as a result of the change of control. For these purposes, a termination of employment as a result of a change of control means involuntary termination of employment other than for “gross misconduct” (as defined in the 2014 Plan) upon, or on or prior to the first anniversary of, the change of control.

The 2014 Plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer or distribution of all or substantially all of the assets of Citigroup Inc., or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

The 2014 Plan defines “gross misconduct” to mean conduct by a participant (i) while employed by Citi that is competitive with its business operations, (ii) that is in breach of any obligation that participant owes to Citi or of that participant’s duty of loyalty to Citi, (iii) that is materially injurious to Citi, or (iv) that otherwise constitutes “gross misconduct” as determined by the Personnel and Compensation Committee.

Rights as a stockholder. Unless the Personnel and Compensation Committee determines otherwise, a participant will not have any rights as a stockholder with respect to shares covered by an award until the date that the participant becomes the holder of record with respect to such shares.

Tax withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2014 Plan. Any failure to timely pay tax-related obligations owing to Citi in connection with an award may result in its cancellation.

Amendment and termination. The 2014 Plan may be amended, suspended or terminated by the Personnel and Compensation Committee at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the 2014 Plan, materially expand the types of awards available under the 2014 Plan or the class of persons eligible to participate in the 2014 Plan, materially extend the term of the 2014 Plan, materially change the method of determining the exercise

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price of an option or SAR granted under the 2014 Plan, delete or limit the prohibition against “repricing,” or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded or quoted).

The Personnel and Compensation Committee retains the right to modify outstanding awards without a participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation or regulatory guidance (including applicable tax law). Subject to certain exceptions, any other modifications, if adverse to a participant, shall not be effective without the participant’s written consent.

Any future awards under the 2014 Plan will be granted at the discretion of the Personnel and Compensation Committee and are not yet determinable.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2014 Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted stock. A participant generally will not be taxed at the time of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time, less any amount paid for the shares. Participants may elect to be taxed at the time of grant on the fair market value of the shares included in the award by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a Section 83(b) election, dividends or dividend equivalents paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Except as described under “Certain limitations on deductibility of executive compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, Citi will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.

Deferred stock. A participant will generally not recognize taxable income on the grant of a deferred stock award until shares subject to the award are distributed or otherwise constructively received. The amount of this ordinary income will be the fair market value of the shares of Citi common stock on the date of distribution or deemed distribution. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.

Except as described under “Certain limitations on deductibility of executive compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant, including for any dividend equivalent payments made to the participant.

Stock payments. A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain limitations on deductibility of executive compensation” below, Citi will ordinarily be entitled to a deduction at the same time and in the same amount as the ordinary income recognized by the participant.

Options. Generally, a participant will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as described under “Certain limitations on deductibility of executive compensation” below, Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise.

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Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise.

The 2014 Plan does not provide for awards of “incentive stock options,” which have different tax consequences under the Code.

SARs. Generally, a participant will not recognize taxable income upon the grant of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the fair market value of the Citi common stock received upon exercise (if the SAR is stock-settled).

Withholding. Citi will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of a transaction under the 2014 Plan.

Certain limitations on deductibility of executive compensation. With certain exceptions, Section 162(m) of the Code limits the deduction to Citi for compensation paid to the chief executive officer and the three other most highly compensated executive officers other than the chief financial officer (covered employees) to $1 million per executive per taxable year. However, compensation paid to covered employees will not be subject to such deduction limit if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The 2014 Plan is designed so that options and SARs qualify for this exemption, and it permits the Personnel and Compensation Committee to grant other awards designed to qualify for this exemption. The Personnel and Compensation Committee is authorized to grant awards that are not qualified under Section 162(m) of the Code.

The accelerated vesting of awards under the 2014 Plan upon an involuntary termination of employment as a result of a change of control of Citigroup Inc. could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. Citi would not be able to deduct the excess parachute payments made to a participant.

Section 409A of the Code. Certain awards under the 2014 Plan may be subject to Section 409A, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the 2014 Plan (or any other Citi plan) that is subject to Section 409A is not administered in compliance with Section 409A, then such compensation under the 2014 Plan that is considered “nonqualified deferred compensation” (and awards under any other Citi plan that are required pursuant to Section 409A to be aggregated with the award under the 2014 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Section 457A of the Code. Awards under the 2014 Plan that constitute “nonqualified deferred compensation” (as defined in Section 457A) to participants employed by “nonqualified entities” (as defined in Section 457A) are subject to U.S. income inclusion in the year in which the awards are no longer subject to a substantial risk of forfeiture, which may occur prior to when shares are distributable to a participant pursuant to the terms of the award. Reporting and withholding requirements may apply. A failure to timely report U.S. income or pay associated taxes in accordance with Section 457A may result in late tax payment or under-reporting penalties for an affected participant, and in certain circumstances, an additional 20% tax. Generally, a “nonqualified entity” is any foreign corporation unless substantially all of its income is effectively connected with the conduct of a trade or business in the U.S., or unless it is subject to a comprehensive foreign income tax. Certain entities that would be taxed as partnerships in the U.S. also may be treated as “nonqualified entities” unless substantially all income of the entity (or allocated by the entity to its partners) is subject to U.S. income tax or another comprehensive foreign income tax.

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Equity Compensation Plan Information

All of Citi’s outstanding equity awards have been granted under three stockholder approved plans—the 2014 Plan, the 2009 Plan, and the 1999 Plan. There are no awards outstanding under plans for which stockholder approval was not required or sought.

The information below is as of December 31, 2014.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by security holders	76.49	(1)	$48.02	51.64
Equity compensation plans not approved by security holders	0		N/A	0
Total	76.49		$48.02	51.64

(1)	Includes 49.98 million shares issuable upon the vesting of deferred stock awards. As such, these awards do not have an exercise price; only the 26.51 million outstanding options are considered when determining the weighted-average exercise price in column (b).

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Citigroup 2014 Stock Incentive Plan
(as amended and restated effective April 28, 2015, subject to approval by stockholders) (marked to show amendment described in Proposal 4)

1. Purpose

The purposes of the Citigroup 2014 Stock Incentive Plan (the “Plan”) are to (i) align incentive compensation programs with the Company’s long-term business objectives and the interests of stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive within the global financial services industry; and (iii) provide compensation opportunities that do not create incentives to take imprudent risks.

2. Effective Date and Term

The Plan became effective on April 22, 2014 (the “Effective Date”). Unless terminated earlier by the Committee, the Plan will expire on the date of the annual general meeting of stockholders to be held in 2019. The Plan replaces the Prior Plan for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any outstanding awards granted under the Prior Plan or any other plan prior to the Effective Date.

3. Definitions

“Award” shall mean an Option, SAR or Stock Award granted under the Plan.

“Award Agreement” shall mean the paper or electronic document evidencing an Award granted under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 11.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Personnel and Compensation Committee of the Board, or a sub-committee thereof, the members of which shall satisfy the requirements of Rule 16b-3 of the 1934 Act and who, or another sub-committee thereof, shall also qualify, and remain qualified, as “outside directors,” as defined in Section 162(m) of the Code; provided, however, that with respect to the application of the Plan to Directors, unless specifically provided otherwise herein, the Board. Unless expressly provided otherwise herein or not permitted by applicable law, “Committee” includes any authorized delegate of the Committee, including each Plan Administrator. For avoidance of doubt, a failure of one or more members of the Committee to satisfy the requirements of Rule 16b-3 of the 1934 Act or Section 162(m) of the Code shall not impair the validity of actions taken by the Committee, including the granting of any Award.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

“Covered Employee” shall mean “covered employee” as such term is defined in Section 162(m)(3) of the Code.

“Deferred Stock Award” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions, limitations and restrictions set forth in the Plan and an Award Agreement.

“Director” shall mean a member of the Board who is not also an active employee or officer of the Company or a Subsidiary.

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form or statute, as determined by the Committee. Notwithstanding the foregoing, consultants and advisors (other than Directors) shall not be eligible to receive Awards under the Plan.

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“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted) on the date on which the Option or the SAR is granted. For all other purposes of administering an Award (including Options and SARs granted as Substitute Awards), “Fair Market Value” shall be as determined pursuant to the valuation methodology approved for such purpose by the Committee.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Gross Misconduct” shall mean any conduct by a Participant (a) while employed by the Company or a Subsidiary that is competitive with the Company’s or any Subsidiary’s business operations, (b) that is in breach of any obligation that Participant owes to the Company or any Subsidiary or of that Participant’s duty of loyalty to the Company or any Subsidiary, (c) that is materially injurious to the Company or any Subsidiary, or (d) that otherwise constitutes “gross misconduct” as determined pursuant to guidelines adopted by the Committee or a duly authorized Plan Administrator.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions, limitations and restrictions set forth in the Plan and an Award Agreement.

“Participant” shall mean an Employee or former Employee who holds an Award under the Plan (and the legal representative of the estate of a deceased Participant).

“Performance Condition” shall mean any condition to the vesting of an Award based on the performance of the Company (including one or more of its Subsidiaries), the performance of any branch, business unit of the Company (or of any Subsidiary), or the performance of an individual Participant (other than remaining employed by the Company or a Subsidiary), whether based on absolute or relative performance measures, and whether or not the Award is intended to be a Qualified Performance-Based Award.

“Plan Administrator” shall mean any officer or employee of the Company or a Subsidiary performing a function related to administration of the Plan as part of his or her normal job duties, and any director, officer, or employee, whether acting alone or as part of a committee or other group, or non-employee agent, to whom any authority over any matter related to administration of the Plan or any Award has been directly or indirectly delegated by the Committee.

“Prior Plan” shall mean the Citigroup 2009 Stock Incentive Plan.

“Qualified Performance-Based Award” shall mean any Award (other than an Option or SAR that otherwise qualifies as performance-based compensation under Section 162(m) of the Code) designated as such by the Committee at the time of grant, based upon a determination that (a) the Participant is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award, and (b) the Committee intends for the Award to satisfy the requirements of Section 162(m) of the Code.

“Repricing” shall mean (a) any action that constitutes a “repricing” under GAAP or the rules of the New York Stock Exchange (including any modification or amendment to an outstanding Option or SAR that has the effect of reducing its exercise price), (b) any cancellation of an Option or SAR when its exercise price exceeds Fair Market Value in exchange for cash, (c) any cancellation of an Option or SAR in exchange for a new Option or SAR with a lower exercise price, or (d) a substitution of a Stock Award for an Option or SAR when its exercise price exceeds Fair Market Value; in each case other than an adjustment to an outstanding Award that is consistent with the requirements of Section 6(d).

“Restricted Stock Award” shall mean an Award of Common Stock that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“SAR” shall mean “stock appreciation right,” which is a right to receive a payment, during a specified term, in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which right is subject to the terms, conditions, limitations and restrictions set forth in the Plan and an Award Agreement.

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“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall mean a Deferred Stock Award, a Restricted Stock Award, a Stock Payment or Other Stock-Based Award.

“Stock Payment” shall mean an immediately vested payment in shares of Common Stock that may or may not be in lieu of cash.

“Subsidiary” shall mean any of the consolidated subsidiaries of the Company.

“Substitute Award” shall mean an Award designated as such and granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Employees of the Company or any Subsidiary as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as an inducement to joining the Company or a Subsidiary in replacement of an award forfeited when leaving a previous employer to join the Company or a Subsidiary shall not be considered a Substitute Award.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and Awards as it deems appropriate from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, limitations and restrictions applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. Subject to the limitations set forth in the Plan, the Committee may suspend, accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards, and make any and all other determinations that it deems appropriate with respect to the administration of the Plan.

(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate. Any decision of the Committee in the administration of the Plan shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

(c)	Delegation of Authority. To the extent not inconsistent with applicable law, the rules of the New York Stock Exchange or other provisions of the Plan, the Committee may at any time delegate to a Plan Administrator some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers or Covered Employees. Actions taken or determinations made by or ratified by a duly authorized Plan Administrator shall have the same force and effect as if undertaken or made by the Committee, and all references in the Plan to the Committee (except with respect to actions or determinations related exclusively to Section 16(a) Officers or Covered Employees) shall be deemed to include a reference to a duly authorized Plan Administrator.

(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall any action be taken under the Plan that constitutes a Repricing of any Option or SAR granted under the Plan, or of any option or stock appreciation right granted under the Prior Plan or any other plan of the Company or of an acquired company, except with approval of the stockholders of the Company.

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(e)	Indemnification. No member of the Committee or any Plan Administrator shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and every Plan Administrator shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and every Plan Administrator) shall be entitled to rely in good faith upon information and advice furnished by the Company’s officers, employees, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any Plan Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation
(a)	Eligible Employees. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan, provided that consultants and advisors (other than members of the Board in their roles as such) shall not be eligible to receive Awards under the Plan. Former Employees may be eligible to receive Awards under the Plan, but only if a Substitute Award or with respect to their last year of service. With respect to Employees subject to U.S. income tax, Options and SARs (unless Substitute Awards) shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.

(b)	Participation by Employees of Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. Awards to Employees of Subsidiaries may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Committee.

(c)	Participation Outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

(d)	Maximum Individual Awards

	(i)	Limits on Awards to Directors. Awards under the Plan in any calendar year to a Director in respect of service as a Director (including Awards made at the election of a Director in lieu of all or any portion of his or her cash retainers) may not exceed $900,000 in value, based on the combined grant-date fair value of each Stock Award and the grant-date fair value (in each case as determined in accordance with GAAP) of each Option or SAR that is granted during a calendar year.

	(ii)	Limits on Options and SARs. The aggregate number of shares of Common Stock that may be subject to all Options and SARs granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

	(iii)	Limits on Stock Awards. The aggregate number of shares of Common Stock that may be subject to all Stock Awards granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

	(iv)	Substitute Awards. Notwithstanding the foregoing, shares subject to an Award that is a Substitute Award shall not count against any individual Award limit in this Section 5(d).

6. Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6,

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the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) fifty-two million (52,000,000) shares; and (ii) any additional number of shares that may be authorized for issuance pursuant to any amendments to the Plan approved by stockholders of the Company after the Effective Date. Effective April 28, 2015, pursuant to an amendment to the Plan approved by the stockholders of the Company, an additional twenty million (20,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan.

(b)	Forfeited and Expired Awards. Awards granted under the Plan that are forfeited, expire or are canceled or settled without issuance of shares shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) withheld or tendered in payment of an Option exercise price or repurchased by the Company with Option exercise proceeds; (ii) withheld or tendered to satisfy any tax withholding obligation (in connection with any Option, SAR, Stock Award, or otherwise); (iii) covered by a SAR (to the extent that it is settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise); (iv) withheld by the Company to satisfy any debt or other obligation owed to the Company or any Subsidiary, and (v) any fractional shares of Common Stock that are cancelled pursuant to Section 7(f), shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c)	Other Items Not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the grant of Substitute Awards. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at Fair Market Value at the time of purchase. Unless the Committee determines otherwise, Section 16(a) Officers may not participate in dividend reinvestment programs established under the Plan.

(d)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring; or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a); and (ii) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted to any single individual pursuant to the limits set forth in Section 5(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or a Performance Condition. Any adjustments under this Section 6(d) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act or qualification under Section 162(m) of the Code, to the extent each may be applicable. The Company shall give each Participant notice of an adjustment to an Award hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Participant if such adjustment would violate applicable law.

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7. Awards Under The Plan

Awards under the Plan may be granted as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee. Subject to the terms of the Plan (including but not limited to the minimum vesting requirement of Section 7(d)), Awards shall have such terms, conditions, limitations and restrictions as may be determined by the Committee from time to time, and may include vesting, forfeiture, and clawback provisions.

(a)	Options. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms or the terms of the Plan. In no event shall any Option issued under the Plan be a “reload” Option or carry any similar rights.

	(i)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value on the grant date, unless the Option is a Substitute Award.

	(ii)	Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.

(b)	Stock Appreciation Rights. SARs granted under the Plan shall expire after such term, not to exceed ten years, as may be determined by the Committee. The exercise price per share of Common Stock subject to a SAR shall not be less than 100% of Fair Market Value on the grant date, unless the SAR is a Substitute Award.

(c)	Stock Awards

	(i)	Stock Payment. Subject to the terms of the Plan, the Committee may grant vested shares of Common Stock as a Stock Payment. A Stock Payment may be in lieu of cash compensation, but may be subject to restrictions on sale or transfer, or cancellation and recoupment, as determined by the Committee. A Stock Payment under the Plan may be granted as, or in payment of, a bonus including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, determined pursuant to any other plan. Any shares of Common Stock granted as a Stock Payment in lieu of cash compensation shall be valued at their Fair Market Value.

	(ii)	Restricted Stock. Unvested shares of Common Stock issued pursuant to a Restricted Stock Award shall be entitled to voting rights as provided in Section 9, unless determined otherwise by the Committee. Upon satisfaction of all conditions to vesting and any tax withholding obligations, and upon the lapse of any post-vesting restrictions on sale or transfer, shares of Common Stock subject to a Restricted Stock Award shall be delivered to the Participant free of restriction. A Restricted Stock Award may, but need not be, a Qualified Performance- Based Award.

	(iii)	Deferred Stock. A Deferred Stock Award represents only an unfunded, unsecured promise to deliver shares of Common Stock in the future and does not give a Participant any greater rights than those of an unsecured general creditor of the Company. Upon satisfaction of all conditions to vesting and any tax withholding obligations, shares of Common Stock subject to a vested Deferred Stock Award will be issued, and upon the lapse of any post-vesting restrictions on sale or transfer, such shares of Common Stock will be delivered to Participant free of restriction. A Deferred Stock Award may, but need not be, a Qualified Performance- Based Award.

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(iv)	Other Stock-Based Awards. To the extent not prohibited by applicable law, the Committee may grant any other Award that is denominated in shares of Common Stock and that may be settled in cash and/or by the delivery of shares of Common Stock (for the avoidance of doubt, an award that by its terms may be settled only in cash shall not be an Award under this Plan). An Other Stock-Based Award may, but need not be, a Qualified Performance-Based Award.

(d)	Minimum Vesting. Awards shall not vest in full prior to the third anniversary of their grant date; provided, however, that the Committee may grant Awards that vest in full in less than three years if (i) on account of a Participant’s retirement, death, disability, leave of absence, termination of employment, or upon the sale or other disposition of a Participant’s employer or any other similar event, as specified in the Award Agreement; (ii) upon satisfaction of a Performance Condition subject to a performance period of at least one year; or (iii) as a Substitute Award in replacement of an award scheduled to vest in full in less than three years from the date of grant of such Substitute Award. Notwithstanding the foregoing, up to 10% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 6(a) (as it may be adjusted pursuant to Section 6(d)) may be granted as Stock Payments or subject to other Awards that provide for vesting in full in less than three years.

(e)	Performance-Based Awards

	(i)	The Committee may grant Awards that are subject to, or may vest on an accelerated basis upon, the achievement of one or more Performance Conditions related to a period of performance of not less than one year. A premium-priced Option or SAR that is subject to no other Performance Condition shall be considered to have a Performance Condition (for purposes of Section 7(d)) only if its exercise price is at least 125% of Fair Market Value on the grant date. If an Award is designated as a Qualified Performance-Based Award, it shall be administered as set forth in Section 7(e)(ii).

	(ii)	The Committee may at the time of grant of any Award (other than an Option or SAR that otherwise qualifies under Section 162(m) of the Code) designate such Award as a Qualified Performance-Based Award. Qualified Performance-Based Awards shall be administered in accordance with the following procedures:

		A.	Vesting of the Award or the maximum amount of the Award eligible to vest shall be determined based on the attainment of written objective Performance Conditions selected by the Committee in accordance with Section 7(e)(ii)(B) for a performance period established by the Committee while the attainment of the Performance Conditions for that performance period is substantially uncertain and not more than 90 days after the commencement of the performance period, which may not be less than one year.

		B.	The vesting of a Qualified Performance-Based Award or the maximum amount of a Qualified Performance-Based Award eligible to vest must be based on one or more of the following objective Performance Conditions and expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, or regulatory achievements. Such Performance Conditions may be used on an absolute or relative basis to measure the performance of the Company as a whole, any business unit(s) of the Company and its Subsidiaries and/or one or more of its branches or affiliates, or the performance of an individual Covered Employee, and may be used in any combination as the Committee may deem appropriate. Such Performance Conditions may be based on performance determined on a per share basis (either basic or fully diluted) and/or as compared to the

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performance of a group of peer or comparator companies, prior performance periods, a published or special index or indices that the Committee deems appropriate, or such other measures selected or defined by the Committee at the time such Performance Conditions are established.

C.	Upon the conclusion of each performance period, the Committee shall determine whether the applicable Performance Conditions established in accordance with Section 7(e)(ii)(A) and (B) have been met with respect to each Participant, and if so, shall certify in writing that such Performance Conditions have been met and the amount payable pursuant to each Participant’s Qualified Performance-Based Award. No Qualified Performance-Based Award will be paid for a performance period until such certification is made by the Committee.

(iii)	Except as otherwise expressly provided, all financial terms used in defining a Performance Condition shall be as defined under GAAP or such other objective principles (including but not limited to International Financial Reporting Standards) as may be designated by the Committee, and may provide for such objectively determinable adjustments, modifications or amendments as the Committee deems appropriate, including (but not limited to) with respect to items determined to be extraordinary or unusual in nature or infrequent in occurrence, or that are related to discontinued operations, the disposal of a business or assets, or a change in accounting principle under GAAP, or that are attributable to the business operations of any entity acquired by the Company or a Subsidiary during a relevant performance period.

(f)	Fractional Shares. The Company shall not be obligated to issue any fractional shares of Common Stock in settlement of Awards granted under the Plan. If an Award includes or results for any reason in an entitlement to a fractional share, the Award shall be settled in full by issuance of the maximum whole number of shares of Common Stock the Participant is entitled to receive pursuant to the terms of the Award (upon satisfaction of all applicable conditions to the issuance of shares) and the Company may cancel the fractional share without any compensation to the Participant.

8. Dividends and Dividend Equivalents

The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an Award with a Performance Condition; for such Awards, the Committee may only provide for the accrual of dividends or dividend equivalents that will not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to the Award vest upon satisfaction of the relevant Performance Condition and all other applicable conditions to vesting. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or SARs.

9. Voting

Unless the Committee has determined otherwise, a Participant shall have the right to direct the vote of shares of Common Stock subject to an unvested Restricted Stock Award. Unvested shares of Common Stock that are eligible to vote shall be voted by a Plan Administrator in accordance with instructions received from Participants (unless to do so would constitute a violation of any applicable exchange rules). Shares subject to unvested Restricted Stock Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other unvested Restricted Stock Awards (including, for these purposes, outstanding awards granted under the Prior Plan and any other “non-qualified” stock incentive plan of the Company) that are eligible to vote (unless to do so would constitute a violation of any applicable exchange rules).

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10. Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Stock Award may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred one time and without payment or consideration to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

11. Change of Control of the Company

(a)	The Committee may, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

	(i)	provide for the adjustment of any Performance Conditions as the Committee deems necessary or appropriate to reflect the Change of Control;

	(ii)	provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value, as determined by the Committee;

	(iii)	provide that upon an involuntary termination of a Participant’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment or distribution of an Award shall be waived; or

	(iv)	provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Stock Award if it had been vested and or by an Option or SAR if it had been exercised at the time of the Change of Control.

(b)	Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change of Control. For purposes of this Section 11, a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change of Control if it is involuntarily terminated other than for Gross Misconduct at any time beginning on the date of the Change of Control up to and including the first anniversary of the Change of Control.

(c)	A “Change of Control” shall be deemed to occur if and when:

	(i)	any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

	(ii)	individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority

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of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	all or substantially all of the assets of the Company are sold, transferred or distributed, or the Company is dissolved or liquidated; or

(iv)	a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

12. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the formal execution or acceptance of such document by the Participant, in which case acceptance of any benefit of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Any assertion by an Employee that any term, condition, limitation or restriction of the Award as specified in the Award Agreement is invalid or not binding on such Employee because of his or her non-acceptance of the Award Agreement (or any portion thereof) shall be deemed a refusal of the Award and the Employee shall cease to be a Participant with respect to the Award, which shall be immediately cancelled. Each Award Agreement shall provide for forfeiture of unvested Awards if it is determined that a Participant engaged in Gross Misconduct on or prior to a vesting date. Award Agreements and any other document required to be delivered to a Participant in connection with an Award may be delivered in electronic form (including by posting on the Company’s intranet or other shared electronic medium controlled by the Company to which a Participant has access).

13. Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur under applicable law in connection with the receipt, vesting or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit or require shares to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law, or hypothetical taxes required to be paid by a Participant pursuant to a tax-equalization policy for expatriate employees, and to take such other action as may be necessary to satisfy any such withholding or payment obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with GAAP, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles or any other reason), it shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, that a Participant pay to the Company, on demand, such amount as may

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be requested by the Company for the purpose of satisfying any actual tax withholding (or hypothetical tax) liability. If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

14. Repayment Obligations and Right of Set-Off

(a)	If the Committee determines that all conditions to vesting and payment or distribution of an Award (or any portion thereof), or the vesting and exercisability of an Option or SAR (or any portion thereof), were not satisfied in full on the scheduled vesting date (including but not limited to, any Performance Condition), the Committee shall cancel such vesting and refuse to issue or distribute shares or cash and immediately terminate the Participant’s rights with respect to such Award (or improperly vested portion thereof). If any such Award (or portion thereof) has already been paid, distributed or exercised, the Participant shall be obligated, upon demand, to: (i) in the case of an improperly vested Stock Award, return the amount of any cash payment received in settlement of the Stock Award (or improperly vested portion thereof), or if settled in shares, the number of shares of Common Stock issued in settlement of the Stock Award (or improperly vested portion thereof), or make a cash payment in an amount equal to the Fair Market Value of such shares on their vesting date, if greater than their Fair Market Value on the date they are due to be returned to the Company; or (ii) in the case of an improperly exercised Option or SAR, make a cash payment in an amount equal to the gain realized upon exercise of such Option or SAR (or improperly vested or exercised portion thereof), in each case, without reduction for any shares of Common Stock or cash withheld or paid to satisfy withholding tax or hypothetical tax obligations in connection with such Awards or any other obligation of the Participant.

(b)	To the extent not prohibited by applicable law, and consistent with the requirements of Section 409A of the Code, if applicable, the Company will have the right to offset against its obligation to deliver vested shares of Common Stock or make any vested cash payment pursuant to any Award granted under the Plan: (i) any amounts paid by the Company or a Subsidiary to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration or lawsuit of which a Participant was the subject; and (ii) any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards granted under the Plan or awards granted under any other plan, or any obligations pursuant to a tax-equalization or housing allowance policy or other expatriate benefit) that a Participant then owes to the Company or a Subsidiary.

15. Other Benefit and Compensation Programs

Awards granted under the Plan and amounts received upon vesting or exercise of an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions, restrictions and limitations as may be provided in the Award Agreement.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title or interest in any assets of the Company.

B-20 Citi 2015 Proxy Statement

17. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan to Participants employed (or formerly employed) by such Subsidiaries.

18. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(d) or Section 8.

19. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary. The adoption of the Plan or the granting of any Award shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan. Unless expressly provided otherwise elsewhere in the Plan or in an Award Agreement, Awards under the Plan shall be made in anticipation of future service and/or subject to other vesting conditions and will not be earned until all conditions to vesting have been satisfied.

20. Amendment and Termination

The Plan may be amended, suspended or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if it would (a) materially increase the number of shares available under the Plan, (b) materially expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the exercise price of an Award, (f) delete or limit the Plan’s prohibition against Repricing, or (g) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is then traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. The Committee retains the right to modify an Award without a Participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Except as may be provided by Section 7(e), Section 11 and this Section 20, any other adverse modification shall not be effective without the Participant’s written consent. The Company shall furnish or make available to Participants a written notice of any modification through a brochure, prospectus supplement or otherwise, which notice shall specify the effective date of such modification.

21. Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Participants, including, without limitation, the executors, administrators or trustees of a Participant’s estate, or any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

22. Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. Federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Common Stock issued under the Plan, shall be governed by the Delaware General Corporation Law.

www.citigroup.com B-21

23. Tax Compliance

Awards granted hereunder shall comply with or be exempt from Section 409A of the Code, unless otherwise determined by the Committee. If pursuant to any Award that is subject to Section 409A of the Code a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (a) not earlier than 30 days before such specified date and (b) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made. If pursuant to any Award that is subject to Section 409A of the Code a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

24. Severability

If any of the provision of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

B-22 Citi 2015 Proxy Statement

CITIGROUP INC.
P.O.BOX 990041
HARTFORD, CT 06199-0041

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citigroup Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to http://www.citigroup.com/citi/investor/corporate_governance.html.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M83619-P59345	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITIGROUP INC.

The Board of Directors recommends a vote FOR Proposals 1 through 5.

1.	Proposal to elect 14 directors		For	Against	Abstain

	1a.	Michael L. Corbat	☐	☐	☐

	1b.	Duncan P. Hennes	☐	☐	☐

	1c.	Peter B. Henry	☐	☐	☐

	1d.	Franz B. Humer	☐	☐	☐

	1e.	Michael E. O'Neill	☐	☐	☐

	1f.	Gary M. Reiner	☐	☐	☐

	1g.	Judith Rodin	☐	☐	☐

	1h.	Anthony M. Santomero	☐	☐	☐

	1i.	Joan E. Spero	☐	☐	☐

	1j.	Diana L. Taylor	☐	☐	☐

	1k.	William S. Thompson, Jr.	☐	☐	☐

	1l.	James S. Turley	☐	☐	☐

	1m.	Ernesto Zedillo Ponce de Leon	☐	☐	☐

		For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2015.	☐	☐	☐

3.	Advisory approval of Citi’s 2014 Executive Compensation.	☐	☐	☐

4.	Approval of an amendment to the Citigroup 2014 Stock Incentive Plan authorizing additional shares.	☐	☐	☐

5.	Stockholder proposal requesting Proxy Access for Shareholders.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 6 through 9.		For	Against	Abstain

6.	Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions.	☐	☐	☐

7.	Stockholder proposal requesting an amendment to the General Clawback policy.	☐	☐	☐

8.	Stockholder proposal requesting a by-law amendment to exclude from the Board of Directors’ Audit Committee any director who was a director at a public company while that company filed for reorganization under Chapter 11.	☐	☐	☐

9.	Stockholder proposal requesting a report regarding the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service.	☐	☐	☐

	Yes	No

Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

Please indicate if you plan to attend the meeting and vote these shares in person.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2015 Annual Meeting of Stockholders
April 28, 2015 at 9:00 a.m. at
The Great Hall of The Cooper Union
7 East 7th Street
New York, NY 10003

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at
http://www.citigroup.com/citi/investor/corporate_governance.html.

M83620-P59345

CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors
of Citigroup Inc. for the Annual Meeting, April 28, 2015

The undersigned hereby constitutes and appoints Michael E. O’Neill, Michael L. Corbat and Rohan Weerasinghe, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held in The Great Hall of The Cooper Union, 7 East 7th Street, New York, NY 10003, on Tuesday, April 28, 2015, at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

If shares of Citigroup Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary or administrator of each applicable Voting Plan to vote all shares of Citigroup Common Stock in or associated with the undersigned's name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to, the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-5, and AGAINST Proposals 6-9 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE